Filed Pursuant to Rule 424(b)(5)
Registration No. 333-160657

Prospectus Supplement

(To Prospectus dated July 29, 2009)

$400,000,000

Radian Group Inc.

3.00% Convertible Senior Notes due 2017

Radian Group is offering $400,000,000 aggregate principal amount of its 3.00% Convertible Senior Notes due 2017.

The notes will bear interest at a rate of 3.00% per year, payable semiannually in arrears on November 15 and May 15 of each year, beginning on May 15, 2011. The notes will mature on November 15, 2017, unless earlier converted or repurchased by us.

Holders will be able to convert their notes at their option before the close of business on the business day immediately preceding August 15, 2017 only under the following circumstances: (1) during any calendar quarter commencing after December 31, 2010 (and only during such calendar quarter), if the last reported sale price of Radian Group’s common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (we refer to this five consecutive trading day period as the “measurement period”) in which the trading price per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the indenture, for each trading day during that measurement period was less than 98% of the product of the last reported sale price of the common stock and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate events. However, on or after August 15, 2017, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the conditions specified above. Upon conversion, Radian Group will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at Radian Group’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted, as described in this prospectus supplement.

The conversion rate will initially be 85.5688 shares of common stock per $1,000 principal amount of notes (corresponding to an initial conversion price of approximately $11.69 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest, if any. In addition, following certain corporate events, Radian Group will increase the conversion rate for a holder who elects to convert its notes in connection with that corporate event in certain circumstances.

Holders may require Radian Group to purchase for cash all or part of their notes upon a fundamental change at a price in cash equal to 100% of the principal amount of the notes being purchased plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change purchase date.

Radian Group may not redeem the notes prior to maturity.

The notes will be Radian Group’s general unsecured, senior obligations and will rank equally in right of payment with all of its other existing and future obligations that are unsecured and unsubordinated; senior in right of payment to Radian Group’s existing and future obligations that are expressly subordinated in right of payment to the notes; effectively subordinate to any of Radian Group’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future liabilities, including claims with respect to insured policies and trade payables, of its subsidiaries.

The notes will not be listed on any securities exchange or automated dealer quotation system. The common stock is listed on the New York Stock Exchange under the symbol “RDN.” On November 5, 2010, the last reported sale price of the common stock, as reported on the New York Stock Exchange, was $9.95 per share.

Investing in the notes involves a high degree of risk. You should carefully consider the discussion under “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 5 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	100%	$400,000,000
Underwriting discount	2.75%	11,000,000
Proceeds to Radian Group Inc. (before expenses)	97.25%	$389,000,000

(1)	plus accrued interest, if any, from, and including, November 15, 2010.

The underwriters may also purchase up to an additional $50,000,000 principal amount of notes within 30 days of the date of this prospectus supplement solely to cover over-allotments, if any.

The underwriters expect to deliver the notes in book-entry form only, through the facilities of The Depository Trust Company on or about November 15, 2010.

Sole Bookrunner

MORGAN STANLEY

Dowling & Partners Securities, LLC
Keefe, Bruyette & Woods
Macquarie Capital
Northland Capital Markets

Prospectus Supplement dated November 8, 2010

Prospectus Supplement

Prospectus

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any free writing prospectus that Radian Group authorizes to be distributed to you. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” and “Information Incorporated by Reference” below. Radian Group has not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Radian Group is not and the underwriters are not making an offer to sell the notes or soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, any free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since such respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 that Radian Group has filed with the Securities and Exchange Commission, or the SEC. This document contains two parts. The first part is the prospectus supplement, which describes the specific details regarding this offering, including the price, amount of notes being offered, the risks of investing in the notes and other items. The second part is the accompanying prospectus, which provides more general information about the securities Radian Group may offer from time to time under the registration statement, some of which may not apply to the notes covered by this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement will control. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described in “Where You Can Find More Information” and the documents listed in “Information Incorporated by Reference” before you decide whether to invest in the notes.

In making an investment decision, you must rely on your own examination of the Company and the terms of this offering and the notes, including the merits and risks involved. Radian Group is not making any representation to any purchaser of the notes regarding the legality of an investment in the notes by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the notes.

Unless otherwise specified (e.g. in “Prospectus Supplement Summary,” “Risk Factors,” and “Description of the Notes”) we use the terms “Company,” “we,” “us,” and “our” to refer to Radian Group Inc. and its subsidiaries. We generally refer to Radian Group Inc. alone, without its consolidated subsidiaries, as “Radian Group.”

WHERE YOU CAN FIND MORE INFORMATION

Radian Group has filed with the SEC a registration statement on Form S–3, of which this prospectus supplement and the accompanying prospectus are a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to the Company and the notes offered hereby, you are referred to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including any exhibits and schedules, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of such documents may be obtained from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Radian Group’s common stock is listed on the New York Stock Exchange under the ticker symbol “RDN.” Radian Group’s SEC filings are also available (free of charge) from our website at www.radian.biz. Information contained on our website or any other website is not incorporated into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD–LOOKING INFORMATION

In addition to historical information, this prospectus supplement, including the information incorporated by reference into this prospectus supplement, contains statements relating to future events or our future results. These statements are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general financial and political conditions, such as the failure or significant delay of the U.S. economy to recover from the most recent recession or the U.S. economy reentering a recessionary period following a brief period of stabilization or even growth, the lack of meaningful liquidity in the capital markets or in the credit markets, a prolonged period of high unemployment rates and limited home price appreciation or further depreciation (which has resulted in some borrowers voluntarily defaulting on their mortgages when their mortgage balances exceed the value of their homes), changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, or investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance is more concentrated;

•

our ability to successfully execute upon our capital plan for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital (including through this offering) to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company;

•	a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the decrease in housing demand throughout the U.S.;

•

our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and continued deterioration in our financial guaranty portfolio which, in the absence of new capital, may depend on our ability to execute strategies for which regulatory and other approvals are required and may not be obtained;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•	reduced opportunities for loss mitigation in markets where housing values do not appreciate or continue to decline;

•

a decrease in the level of future insurance rescissions and claim denials from the current elevated levels, which rescissions and denials have materially mitigated our paid losses and resulted in a significant reduction in our loss reserves;

•

the negative impact our insurance rescissions and claim denials may have on our relationships with customers, including the potential loss of customers and heightened risk of disputes and litigation; and, in the event that we are unsuccessful in defending our rescissions or denials, the need to reestablish loss reserves for, and reassume risk on, rescinded loans and pay additional claims;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•

the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages;

•	a decrease in persistency rates of our mortgage insurance policies;

•	an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

•

further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc. (“Radian Guaranty”));

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration (“FHA”) and the Veterans’ Administration or other private mortgage insurers (in particular, the FHA and those private mortgage insurers that have been assigned higher ratings from the major rating agencies or new entrants to the industry);

•

changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac (together, the “GSEs”), the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their services are significantly limited in scope;

•

the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular;

•

the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing, or the possibility of additional, lawsuits or investigations, and (ii) legislative and regulatory changes (a) affecting demand for private mortgage insurance, (b) limiting or restricting our use of (or requirements for) additional capital and the products we may offer, or (c) affecting the form in which we execute credit protection or affecting our existing financial guaranty portfolio;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•

the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•

volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the possibility of a premium deficiency in our mortgage insurance business on a quarterly basis;

•	changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board (“FASB”); and

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the discussion under “Risk Factors” in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended September 30, 2010 and in our Annual Report on Form 10-K for the year ended December 31, 2009, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us, Radian Group’s notes and this offering. It highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in the notes. Before making an investment decision, you should read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus, our financial statements and the accompanying notes to the financial statements and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Radian Group Inc.

We are a credit enhancement company with a primary strategic focus on domestic first-lien residential mortgage insurance.

We currently have two operating business segments—mortgage insurance and financial guaranty:

•	Our mortgage insurance segment provides credit protection for mortgage lenders and other financial services companies on residential mortgage assets.

•

Our financial guaranty segment has provided insurance and reinsurance of municipal bonds, structured finance transactions and other credit-based risks, and has provided credit protection on various asset classes through financial guarantees and credit default swaps. In the third quarter of 2008, we discontinued, for the foreseeable future, writing any new financial guaranty business, including accepting new financial guaranty reinsurance, other than as may be necessary to commute, restructure, hedge or otherwise mitigate losses or reduce exposure in our existing portfolio. In addition, we continue to explore ways to maximize the value of our existing insured financial guaranty portfolio, including the possibility of partnering with third-parties to utilize all or a portion of the portfolio as a platform for new business writings, as well as other possible ways to leverage the portfolio.

On May 3, 2010, we divested our remaining operating interest in our financial services segment, which consisted primarily of our ownership interest in Sherman Financial Group LLC (“Sherman”)–a consumer asset and servicing firm specializing in credit card and bankruptcy-plan consumer assets. This divestiture was completed by the sale of our remaining equity interest in Sherman for approximately $172 million in cash.

Radian Group acts principally as a holding company for its insurance subsidiaries and does not have any significant operations of its own.

Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103, and our telephone number is (215) 231-1000. Radian Group was incorporated in Delaware in 1991.

Summary of the Offering

Summary details of the offering of the notes under this prospectus supplement are set forth below. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our” and “us” refers to Radian Group Inc. and not to its consolidated subsidiaries.

Issuer	Radian Group Inc.

Securities Offered	$400,000,000 principal amount of 3.00% Convertible Senior Notes due 2017.

Option to Purchase Additional Notes	We have granted the underwriters an option to purchase up to an additional $50,000,000 principal amount of notes, within 30 days from the date of this prospectus supplement, solely to cover over-allotments.

Maturity Date	November 15, 2017, unless earlier repurchased or converted.

Issue Price	100% of principal amount, plus accrued interest, if any, from November 15, 2010.

Interest	3.00% per annum. Interest will accrue from November 15, 2010, or from the most recent date on which interest has been paid or duly provided for, to, but excluding, the next interest payment date or maturity date, as the case may be. Interest will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2011, except as described in this prospectus supplement. We may pay additional interest at our election as the sole remedy relating to any failure to comply with our reporting obligations as described under “Description of Notes—Events of Default.”

Redemption	The notes may not be redeemed before maturity.

Conversion Rights	Holders may convert their notes, in integral multiples of $1,000 principal amount, before the close of business on the business day immediately preceding August 15, 2017 only under the following circumstances:

•

during any calendar quarter commencing after December 31, 2010 (and only during such calendar quarter), if the last reported sale price of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (we refer to this five consecutive trading day period as the “measurement period”) in which the trading price (as defined under “Description of Notes—Conversion Rights—Conversion Upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the indenture, for each trading day during that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day; or

•	upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights—Conversion Upon Specified Corporate Events.”

However, on or after August 15, 2017, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes in integral multiples of $1,000 principal amount at any time, regardless of the conditions specified above.

The conversion rate will initially be 85.5688 shares of common stock per $1,000 principal amount of notes (corresponding to an initial conversion price of approximately $11.69 per share of common stock). The conversion rate will be subject to adjustment in certain events as described in this prospectus supplement, but will not be adjusted for any accrued and unpaid interest, if any. In addition, following certain corporate events, we will increase the conversion rate for a holder who elects to convert its notes in connection with that corporate event in certain circumstances, as described under “Description of Notes—Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change.”

Upon conversion, we will pay cash up to the aggregate principal amount of notes to be converted and pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted. See “Description of Notes—Conversion Rights—Settlement Upon Conversion.”

Fundamental Change	If we undergo a “fundamental change” (as defined under “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”), holders will, subject to certain conditions, have the option to require us to purchase their notes for cash at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change purchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes.”

Ranking	The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to any of our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•	effectively subordinate to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future liabilities, including claims with respect to insured policies and trade payables, of our subsidiaries.

See “Description of Notes—Ranking.”

As of September 30, 2010, we had no secured debt outstanding. At that date we did have outstanding $160 million principal amount of 7.75% debentures due in 2011, $250 million principal amount of 5.625% senior notes due in 2013 and $250 million principal amount of 5.375% senior notes due in 2015, all of which would rank equally in right of payment with the notes. However, under the indentures governing our 7.75% debentures due 2011, our 5.625% senior notes due 2013, and our 5.375% senior notes due in 2015, any lien that we grant on the stock of certain subsidiaries would also have to secure the indebtedness under these indentures, which would cause all such indebtedness to rank senior to the notes. See “Description of Other Indebtedness.”

As of September 30, 2010, our subsidiaries had approximately $743.5 million face value of indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively rank senior to the notes. This indebtedness is entirely comprised of secured indebtedness of variable interest entities that are consolidated in our financial results pursuant to the accounting standard regarding variable interest entities. Certain of our subsidiaries guarantee substantially all of this indebtedness. As adjusted to include the sale of the notes we are offering by this prospectus supplement, assuming the underwriters do not exercise their over-allotment option to purchase additional notes, our total consolidated long-term debt as of September 30, 2010 would have been approximately $930.2 million and would have represented approximately 31.9% of our total capitalization as of that date. See “Capitalization.”

The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.

Use of Proceeds	The net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $388.6 million (or approximately $437.2 million if the underwriters exercise their over-allotment option in full).

We intend to use the net proceeds from this offering to fund working capital requirements and for general corporate purposes, which may include repayment or repurchase of our outstanding debt securities, including some or all of our 7.75% debentures and our 5.625% senior notes either before or at their respective scheduled maturity dates on June 1, 2011 and February 15, 2013, and additional capital support for our mortgage insurance business.

We intend to use approximately $41.0 million of the net proceeds of this offering to fund the cost of the capped call transaction described below, which we expect to enter into with an affiliate of one of the underwriters (which we refer to as the “hedge counterparty”) in connection with this offering. If the underwriters exercise their over-allotment option to purchase additional notes, we may use a portion of the net proceeds from the sale of such additional notes to fund the cost of entering into an additional capped call transaction with the hedge counterparty.

Capped Call Transaction	In connection with the pricing of the notes, we intend to enter into a capped call transaction with the hedge counterparty. If the underwriters exercise their over-allotment option to purchase additional notes, we may enter into an additional capped call transaction with the hedge counterparty. The capped call transaction will cover the number of shares of our common stock underlying the notes, with an initial strike price equal to the initial conversion price of the notes and a cap price initially equal to $14.112 (in each case subject to anti-dilutive adjustments similar to those applicable to the notes). The capped call transaction is intended to reduce the potential dilution to our common stock and/or offset any potential cash payments in excess of the principal amount of the converted notes, as the case may be, upon conversion of the notes as described in “Description of the Capped Call Transaction.” However, if the daily VWAP (as defined under “Description of Notes”) for any of the trading days during the relevant observation period exceeds the cap price, the number of shares of our common stock and/or the amount of cash we expect to receive upon the exercise of the capped call transaction will be capped and the anti-dilutive and/or offsetting effect of the capped call transaction will be limited because, in that case, the number of shares of our common stock and/or the amount of cash comprising the daily net settlement amounts (as defined under “Description of Notes”) we would owe upon conversion of the notes will exceed the number of shares of our common stock delivered and/or the amount of cash paid to us under the capped call transaction.

In connection with establishing its initial hedge of the capped call transaction, the hedge counterparty (and/or its affiliate):

•	expects to enter into various over-the-counter cash-settled derivative transactions with respect to our common stock concurrently with, or shortly following, the pricing of the notes; and

•

may unwind all or a portion of the over-the-counter cash-settled derivative transactions with respect to our common stock and purchase shares of our common stock in open market transactions shortly following the pricing of the notes.

These activities could increase or prevent a decline in the price of our common stock concurrently with or shortly following the pricing of the notes. The effect, including the direction or magnitude of the effect of these activities, if any, on the market price of our common stock or the notes will depend on several factors, including market conditions, and cannot be ascertained at this time.

In addition, we have been advised by the hedge counterparty that it (and/or its affiliate) expects to modify its hedge position following pricing of the notes from time to time by entering into or unwinding various over-the-counter derivative transactions with respect to shares of our common stock, and/or by purchasing or selling shares of our common stock or the notes in secondary market transactions (and is likely to do so during any observation period relating to a conversion of the notes). The effect, including the direction or magnitude of the effect, if any, of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, the number of shares of our common stock and/or the amount of cash you may receive upon conversion of the notes.

For a discussion of the impact of any market or other activity by any hedge counterparty (or its affiliates) in connection with the capped call transaction, see “Risk Factors—Risks Related to the Offering, the Notes and Our Common Stock—The capped call transaction may affect the value of the notes and our common stock,” “Description of the Capped Call Transaction” and “Underwriting.”

The capped call transaction is a separate transaction entered into by us and the hedge counterparty, is not part of the terms of the notes and will not affect a holder’s rights under the notes. Holders of the notes will not have any rights with respect to the capped call transaction.

Book-Entry Form	The notes will initially be issued in book-entry form, represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee. Interests in any global certificate may be exchanged for certificated securities only in limited circumstances. See “Description of Notes—Book Entry, Settlement and Clearance.”

Absence of a Public Market for the Notes	The notes are a new issue of securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market-making with respect to the notes at any time and without notice. We do not intend to list the notes on any securities exchange or automated dealer quotation system.

U.S. Federal Income Tax Consequences	For a discussion of certain U.S. federal income tax consequences of the holding, disposing of and converting the notes, and holding and disposing of shares of our common stock, see “Certain United States Federal Income Tax Considerations.”

Trustee, Paying Agent and Conversion Agent	U.S. Bank National Association

New York Stock Exchange Symbol for Our Common Stock	RDN

NOL Preservation Strategy	We had approximately $1.9 billion of net operating losses and other tax attributes for United States federal income tax purposes as of September 30, 2010. If we were to experience an “ownership change” as determined under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Section 382 would impose an annual limit on the amount of taxable income that could be offset using these tax assets, which could result in a material amount of the tax assets expiring unused and, therefore, significantly impair the value of these important tax assets.

In order to help preserve these important tax assets, we have adopted a Tax Benefit Preservation Plan, as amended (the “Plan”), certain amendments to our amended and restated bylaws (the “Bylaw Amendment”) and amendments to our amended and restated certificate of incorporation (the “Charter Amendment”). The Plan, the Bylaw Amendment and the Charter Amendment all restrict or discourage certain transfers of our common stock that would (i) create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code (or under the terms of the Plan from owning 4.9%) or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382. Therefore, note holders who are currently or would become five-percent shareholders under Section 382 may be restricted or prohibited from converting their notes to shares of common stock.

See “Risk Factors—Risks Related to the Offering, the Notes and Our Common Stock—Provisions in our organizational documents, the tax benefit preservation plan, applicable state law and regulatory restrictions could delay or prevent a change in control of the Company, or cause a change in control of the Company to have adverse regulatory consequences, any of which could adversely affect the price of our common stock,” and “Description of the Common Stock—Anti-takeover Provisions.”

Risk Factors	You should carefully consider the discussion under “Risk Factors” beginning on page S-10 of this prospectus supplement, page 5 of the accompanying prospectus and in the reports we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks associated with an investment in the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Radian Group’s historical ratio of earnings to fixed charges and to combined fixed charges from continuing operations. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. Radian Group does not have any outstanding shares of preferred stock.

	Nine Months Ended September 30, 2010	Fiscal Years Ended December 31,
(In thousands)		2009	2008	2007	2006	2005
Net (loss) earnings and fixed charges	$(1,015,368)	(215,960)	(642,423)	(1,545,048)	758,289	712,703
Ratio of net (loss) earnings and fixed charges to fixed charges(2)	(1)	(1)	(1)	(1)	14.8x	15.5x

(1)	Earnings were not adequate to cover fixed charges in the amount of $1,015,368, $215,960, $642,243 and $1,545,048 for the nine months ended September 30, 2010, and the fiscal years ending December 31, 2009, December 31, 2008 and December 31, 2007, respectively.
(2)	Interest on tax accruals that are non-third party indebtedness are excluded from the calculation.

RISK FACTORS

Investing in the notes involves risk. You should carefully consider the risk factors discussed below and the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including our Quarterly Report on Form 10-Q for the period ended September 30, 2010, before you make an investment decision regarding the notes. These risk factors may be amended, supplemented or superseded from time to time by subsequent filings we make under the Securities Exchange Act of 1934, as amended.

The risks and uncertainties discussed below and in the documents incorporated by reference are not the only risks we face. Additional risks not currently known to us or that we currently consider immaterial may also harm our business, financial condition or results of operations. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks and cause the value of our securities, including the notes offered by this prospectus supplement and our common stock, to decline. The trading price of our securities, including the notes offered by this prospectus supplement and our common stock, could decline due to any of these risks, and you may lose all or part of your investment. As used in this section, “we,” “our” and “us” refers to Radian Group Inc. and not to its consolidated subsidiaries.

Risks Related to Radian Group and its Business

We have incurred significant losses on our insured products as a result of deterioration in national and regional economic conditions and we could incur significant additional losses in the future.

As a seller of credit protection, our results are subject to macroeconomic conditions and specific events that impact the credit performance of our underlying insured assets. Many of these conditions are beyond our control, including national and regional economic recessions, home price depreciation and unemployment, interest rate changes and volatility, deterioration in lending markets, and other factors. The economic recession that began in the U.S. in 2007, characterized by a nation-wide decline in home prices, high unemployment, deteriorating credit performance of mortgage and other assets and reduced liquidity for many participants in the mortgage and financial services industries, has had and continues to have a negative impact on the operating environment and results of operations for each of our business segments. In particular, our results of operations and financial condition have been particularly affected by weak economic conditions, such as depreciating home values and high unemployment.

We have experienced increased defaults and claims in our mortgage insurance business, primarily driven by the poor performance of our 2005 through 2008 insured books of business. Deterioration in general economic conditions, including elevated levels of unemployment and a broad decline in home prices, has increased the likelihood that borrowers will default on their mortgages. Falling home prices have increased the likelihood that borrowers with the ability to make their mortgage payments may voluntarily default on their mortgages when their mortgage balances exceed the value of their homes. We also believe that some borrowers may voluntarily default to take advantage of certain loan modification programs currently being offered or that may be offered in the future. Falling home prices make it more difficult for us to mitigate our loss when a default occurs. See “Our loss mitigation strategies are less effective in markets where housing values fail to appreciate or continue to decline.”

At September 30, 2010, approximately 54.3% of our primary mortgage insurance risk in force was concentrated in 10 states, with the highest percentages being in California, Florida and Texas. A large percentage of our second-lien mortgage insurance risk in force also is concentrated in California and Texas. Continued weakness in many markets, particularly in Florida and California where non-prime and mortgage products such as Adjustable Rate Mortgages (“ARMs”) and interest-only loans are prevalent and where home prices have fallen significantly, has resulted in significant losses in our mortgage insurance business. During the prolonged period of rising home prices that preceded the current downturn in the U.S. housing market, very few mortgage delinquencies and claims were attributable to insured loans in California, despite the significant growth during this period of riskier, non-traditional mortgage products in this state. As mortgage credit performance in Florida and California has deteriorated, given the size of these markets, our loss experience has been significantly affected and will continue to be negatively affected if conditions do not improve or further deteriorate.

In addition to Florida and California, approximately 12.5% of our primary mortgage insurance risk in force at September 30, 2010 was concentrated in the Midwestern states of Michigan, Illinois and Ohio. This region has continued to experience higher default rates, which we believe are largely attributable to the difficult operating environment in the domestic auto industry. We expect that this trend may continue.

Our financial guaranty portfolio continues to be negatively impacted by deterioration in the credit markets and the overall economy. See “Our financial guaranty portfolio has experienced deterioration as a result of general erosion in credit markets and the overall economy and is susceptible to further deterioration” below. Our financial guaranty business also has a significant portion of its insurance risk in force concentrated in a small number of states, principally California, Texas, New York, New Jersey and Pennsylvania, and could be materially and adversely affected by a continued and prolonged weakening of economic conditions in these states.

The current economic uncertainty and continued weakness in the housing and related credit markets could persist. Although there have been some recent signs of stabilization of the U.S. economy, it is difficult to predict with any degree of certainty if and when a full recovery of the economy will occur, including a meaningful reduction in unemployment and a broad and lasting recovery in the domestic housing market. As a result, there is a great deal of uncertainty regarding our ultimate loss performance, which we expect to depend primarily on the performance of our 2005 through 2008 vintage portfolios. The potential for prolonged difficult economic conditions, including rising or continued high unemployment rates and further deterioration in the housing market, may add further stress on the performance of our insured assets, which would negatively impact our financial condition and results of operations.

In addition to the impact of housing and credit market deterioration, our results of operations and financial condition could be negatively impacted by natural disasters or other catastrophic events, acts of terrorism, conflicts, event specific economic depressions or other harmful events in the regions, including in foreign countries, where our business is concentrated.

Our loss mitigation strategies are less effective in markets where housing values fail to appreciate or continue to decline.

The amount of mortgage insurance loss we suffer depends in part on whether the home of a borrower who has defaulted on a mortgage can be sold for an amount that will cover the unpaid principal and interest on the mortgage and expenses of the sale. If a borrower defaults under our standard mortgage insurance policy, we generally have the option of paying the entire loss amount and taking title to a mortgaged property or paying our coverage percentage in full satisfaction of our obligations under the policy. In the past, we were able to take title to a small percentage of properties underlying the defaulted loans and sell the properties quickly at prices that allowed us to recover some or all of our losses. In the current housing market, our ability to mitigate our losses in such a manner has been significantly reduced. If housing values fail to stabilize or again begin to decline on a broad geographic basis or in the regions where our business is concentrated the frequency of defaulted loans resulting in claims under our policies could increase and our ability to mitigate our losses on defaulted mortgages may be significantly reduced, which could have a material adverse effect on our business, financial condition and results of operations.

A large portion of our mortgage insurance risk in force consists of higher risk loans, such as non-prime and high-loan-to-value loans, pool mortgage insurance and non-traditional mortgage products.

High-loan-to-value (“LTV”) Mortgages. We provide mortgage insurance on residential mortgage loans made mostly to home buyers who make down payments of less than 20% of the home’s purchase price. As a result, we typically insure loans where borrowers have less equity at risk at origination than borrowers who make larger down payments; therefore, with respect to this loan characteristic, the loans we insure have a higher propensity to default relative to the total mortgage market. In addition, of the mortgage loans that we insure, a significant portion of our mortgage insurance in force consists of insurance on mortgage loans with LTVs at origination of greater than 95%. At September 30, 2010, our mortgage insurance risk in force related to these loans represented 19.6% of our total primary insurance risk in force. We believe mortgage loans with LTVs greater than 95% default substantially more often than those with lower LTVs. In addition, when we are required to pay a claim on a higher LTV loan, it is generally more difficult to recover our costs from the underlying property, especially in areas with declining property values. We have altered our underwriting criteria to limit the number of new loans we are insuring with LTVs greater than 95% and have adopted more stringent guidelines for loans with LTVs greater than 90%. While we believe these changes have improved the overall risk profile of our new business written, in the near term, it is likely that our results of operations and financial condition will continue to be negatively affected by the performance of our existing insured loans with high-LTVs.

Non-Prime Loans. A large percentage of the mortgage insurance we wrote in years 2005 through 2007 and, consequently, our existing mortgage insurance risk in force, is related to non-prime loans. At September 30, 2010, our non-prime mortgage insurance risk in force, including Alt-A, was approximately 17.8% of our total primary insurance risk in force. Historically, non-prime loans are more likely to result in claims than prime loans. In addition, our non-prime business, in particular Alt-A loans, tends to have larger loan balances relative to other loans, which often results in larger claims. We have experienced a significant number of loan defaults related to Alt-A loans originated in 2005 through 2007. These losses have occurred more rapidly and well in excess of historical loss patterns, and have contributed in large part to the significant increase in our provision for losses. If defaults and default to paid claim rates on non-prime loans continue to increase, in particular in California, Florida and other states where the Alt-A product is prevalent, our results of operations and financial condition will continue to be negatively affected.

Pool Mortgage Insurance. We offer pool mortgage insurance, which exposes us to an increased risk of greater loss severity compared to primary mortgage insurance. Our pool mortgage insurance products generally cover all losses in a pool of loans up to our aggregate exposure limit, which generally is between 1% and 10% of the initial aggregate loan balance of the entire pool of loans. Under pool insurance, we could be required to pay the full claim amount of every loan in the pool within our exposure limits and upon which a claim is made until the aggregate limit is reached, rather than a percentage of the loan amount, as is the case with traditional primary mortgage insurance. At September 30, 2010, approximately 7.1% of our total mortgage insurance risk in force was attributable to pool insurance. The average size of our pool insurance claims has increased significantly to $75,582 for the nine months ended September 30, 2010, compared to $33,483 for the same period of 2009. Under most of our pool insurance policies, the property underlying a defaulted loan must be sold before a claim may be submitted to us. Therefore, in a weak housing market as currently exists, we expect to pay higher pool insurance claims when homes are sold after a prolonged period of home price depreciation, in particular when homes remain unsold for extended periods of time as is currently the case in many markets. Further declines in housing values could result in further increases in the average claim size of our pool insured loans. If we continue to have increased pool insurance claims at higher severity levels, it may adversely affect our results of operations and financial condition.

NIMS. We have provided credit enhancement on net interest margin securities (“NIMS”). NIMS have been particularly susceptible to the disruption in the mortgage credit markets, and we stopped writing insurance on NIMS in 2007. We expect all of our NIMS to result in credit losses, with most payments expected to occur in 2011 and 2012. The fair value of our total net liabilities related to NIMS as of September 30, 2010 was $144.4 million and is recorded as variable interest entity (“VIE”) debt and derivative assets. The difference between our total expected credit losses and the carrying value of our net liability was $10.5 million and is expected to be recognized over the remaining life of the NIMS as the discount is accreted.

We insure adjustable rate loans that have resulted in significant losses and are expected to result in further losses.

At September 30, 2010, approximately 14% of our primary mortgage insurance risk in force consisted of ARMs, which include loans with negative amortization features, such as pay option ARMs. Our claim frequency on ARMs has been higher than on fixed-rate loans due to monthly payment increases that occur when interest rates rise or when the “teaser rate” (an initial interest rate that does not fully reflect the index which determines subsequent rates) expires. We consider a loan to be an ARM if the interest rate for that loan will reset at any point during the life of the loan. However, it has been our experience that ARMs with resets within five years from origination are more likely to result in a claim than longer-term ARMs. ARMs with resets within five years from origination represented approximately 45% of our total primary risk in force related to ARMs at September 30, 2010. Approximately 4% and 6% of the ARMs that we insure are scheduled to have initial interest rate resets in the fourth quarter of 2010 and 2011, respectively.

At September 30, 2010, approximately 8% of our primary mortgage insurance risk in force consisted of interest-only mortgages (including approximately 4% of our primary mortgage insurance risk in force where the interest-only mortgages are ARMs), where the borrower pays only the interest on a mortgage for a specified period of time, usually five to ten years, after which the loan payment increases to include principal payments. We believe that, similar to ARMs, these loans have a heightened propensity to default because of possible “payment shocks” after the initial low-payment period expires and because the borrower does not automatically build equity as payments are made.

Reduced liquidity in the mortgage market, tighter underwriting standards, and declining home prices in many regions in the U.S. have combined to make it more difficult for many borrowers with ARMs and interest-only mortgages to refinance their mortgages into fixed-rate products. As a result, without available alternatives, many borrowers have been forced into default when their interest rates reset to a higher rate or principal becomes payable. This has resulted in significant losses for mortgage lenders and insurers, as well as investors in the secondary market. Although there can be no assurance, the historically low level of interest rates in the current mortgage market may help to reduce the size of interest payment increases (and in some cases eliminate any increase) for loans resetting in the near future. In addition, federal and private loan refinance and modification programs intended to allow borrowers to refinance or modify their existing loan structures, may allow borrowers that would not otherwise qualify for a loan refinance or modification to convert to fixed-rate loans.

In the long term, however, absent a change in the current lending environment or a positive mitigating effect from federal and private measures aimed at reducing defaults from adjustable rate resets, defaults related to these products may continue to increase. If this occurs, our results of operations and financial condition could be negatively affected, possibly significantly, which could also adversely affect our financial condition.

Insurance rescissions and claim denials may not continue at the levels we have recently experienced and an increasing number of our lender customers are challenging our insurance rescissions and claim denials.

In recent years, the amount of insurance we have rescinded due to fraud, misrepresentation, underwriting negligence or other violations of our insurance policies has increased significantly. Likewise, the number of claims that we have denied has also increased, primarily due to the inability of our servicing customers to provide the loan origination file or other servicing records that are necessary for our review and to perfect a claim.

These rescissions and denials have materially mitigated our paid losses and resulted in a significant reduction in our loss reserves. Our estimate of future expected rescissions and denials on defaulted loans reduced our loss reserves as of September 30, 2010, by approximately $1.1 billion. In addition, during 2009 and in the first three quarters of 2010, we rescinded or denied approximately $897 million and $733 million, respectively, of first-lien claims submitted to us for payment (“submitted claims”), compared to approximately $166 million for all of 2008. Of the claims we rescinded or denied in 2009 and the first three quarters of 2010, approximately $440 million and $465 million, respectively, related to claims from policies where we were in a first loss position and would have paid the claim absent the rescission or denial, while approximately $457 million and $268 million, respectively, related to claims where we were in a second loss position. With respect to claims where we were in a second loss position, while these claims may not have resulted in a claim payment obligation due to deductibles and other exposure limitations included in our policies, the rescissions and denials for these loans generally have had the effect of protecting the existing deductible or other exposure limitations in the transaction. The amounts referenced above also include a small amount of submitted claims that were subsequently withdrawn by the insured.

A significant portion of our existing default inventory continues to consist of poorly underwritten loans primarily originated during 2005 through 2008. While we expect a high level of rescissions and denials to result from these defaulted loans, we do not expect that rescissions and denials will continue to mitigate paid losses at the same levels we have previously experienced. We have lowered our estimate of future rescissions and denials during 2010. We can provide no assurance that rescissions and denials will continue at the elevated levels we have recently experienced or will continue to materially mitigate paid losses.

The insured lenders may dispute our right to rescind coverage or deny a claim, which dispute may be made several years after such rescission or denial. Recently, we have faced an increasing number of challenges from certain of our lender customers regarding our insurance rescissions and claim denials, which have led us to reverse a number of our prior decisions regarding rescissions and denials. We are currently in discussions with these customers regarding a number of rescissions or denials that are collectively material in amount, which, if not resolved, could result in arbitration or judicial proceedings. We may be unsuccessful in such proceedings, which may be costly and time consuming. The heightened risk of disputes with our customers regarding our increased rescissions and denials could lead to the loss of one or more customers or motivate such customers to seek a greater percentage of insurance through the FHA, which historically has not engaged in significant rescission and denial activity, or other competitors.

The determination of our reserve for losses involves significant use of estimates with regard to the likelihood, magnitude and timing of a loss, including an estimate of the number of defaulted loans that will be successfully rescinded or denied. If the actual amount of rescissions and denials is significantly lower than our estimate, as a result of a greater than anticipated number of successful challenges to our rescissions and denials, litigation, settlements or other factors, or if our reserving assumptions regarding future rescissions and denials continues to decrease, our losses may materially increase, which could have a material adverse effect on our financial condition and results of operations.

Losses in our mortgage insurance business have reduced Radian Guaranty’s statutory surplus and increased Radian Guaranty’s risk-to-capital ratio; additional losses in our mortgage insurance portfolio or financial guaranty portfolio without a corresponding increase in new capital or capital relief could further negatively impact these ratios, which could limit Radian Guaranty’s ability to write new insurance and could increase restrictions and requirements placed on Radian Guaranty.

The GSEs, rating agencies and state insurance regulators impose various capital requirements on our insurance subsidiaries. These capital requirements include risk-to-capital ratios, risk-based capital measures and surplus requirements that limit the amount of insurance that each of our insurance subsidiaries may write. Sixteen states currently have a statutory or regulatory requirement that a mortgage insurer’s risk-to-capital ratio may not exceed 25 to 1. As a result of the significant losses we experienced in our mortgage insurance business, Radian Guaranty’s risk-to-capital ratio increased from 8.1 to 1 at December 31, 2006 to 17.2 to 1 at September 30, 2010.

Based on current and expected future trends, we believe that we may continue to incur material losses in our mortgage insurance business. The ultimate amount of losses will depend in part on general economic conditions and other factors, including the health of credit markets, home prices and unemployment rates, all of which are difficult to predict and beyond our control. In the absence of additional new capital or capital relief through reinsurance or otherwise, Radian Guaranty’s risk-to-capital ratio is expected to increase in the near term and, after giving effect to any proceeds from the equity offering in May 2010 beyond the contributions already made and, if successful, proceeds from this offering, could reach 25 to 1 if losses are significantly worse than our current expectations.

We, along with others in our industry, are seeking regulatory changes or relief in those states that impose a 25 to 1 risk-to-capital requirement, primarily through new legislation or other means by which the insurance regulator in these states is granted discretionary authority to waive the 25 to 1 risk-to-capital requirement. Although these efforts have been successful in many states, it is uncertain whether regulatory changes or relief will be obtained in the remaining states in sufficient time, if at all, to provide relief from the 25 to 1 limitation in these states. Further, in those states that currently allow for discretionary authority, there can be no assurance (i) that the regulators in these states will exercise their discretion to permit us to write new business in the event that we exceed the 25 to 1 limitation, (ii) of how long such regulators may allow any waiver of this requirement to exist or (iii) of what, if any, other requirements they may impose as a condition to such waivers. Moreover, in those states that do not have a capital adequacy requirement in the form of a 25 to 1 limitation, it is not clear what actions the applicable state regulators would take if we failed to meet the capital adequacy requirement established by another state. Accordingly, if we fail to meet the capital adequacy requirements in one or more states, Radian Guaranty could be required to suspend writing business in some or all of the states in which we do business.

We have actively managed Radian Guaranty’s risk-to-capital ratio in various ways, including through reinsurance arrangements with our subsidiaries and by pursuing alternatives to providing additional capital support to our mortgage insurance operations, as required. We cannot provide any assurance as to whether we will be successful in continuing to manage Radian Guaranty’s risk-to-capital ratio. Further, our existing inter-company reinsurance arrangements are conducted through affiliated insurance subsidiaries; and therefore, remain subject to regulation by state insurance regulators who could decide to limit, or require the termination of, such arrangements. Fannie Mae’s proposed amendments to its mortgage insurance eligibility guidelines, if implemented without revision or a waiver for existing arrangements, would prohibit the use of certain of our inter-company reinsurance arrangements, and therefore, Fannie Mae could request that we terminate such arrangements, potentially resulting in a higher risk-to-capital ratio for Radian Guaranty, or impose severe restrictions on us. If we are unable to raise additional capital or we are prohibited from using inter-company reinsurance arrangements to manage Radian Guaranty’s risk-to-capital level, there would be an increased likelihood that Radian Guaranty’s risk-to-capital ratio would exceed 25 to 1.

We are also preparing, if necessary, to write new first-lien mortgage insurance business through our wholly-owned subsidiary, Amerin Guaranty Corporation (“Amerin Guaranty”), in those states that continue to impose a 25 to 1 risk-to-capital requirement. We have received preliminary approval from the Pennsylvania Department of Insurance to use Amerin Guaranty as a first-lien mortgage insurance provider and have redomesticated Amerin Guaranty from Illinois to Pennsylvania for this purpose. However, before Amerin Guaranty may write first-lien mortgage insurance, we will need to add sufficient capital to Amerin Guaranty either from internal resources or from new capital and also will need to seek and obtain necessary regulatory or other approvals, including from the GSEs. Amerin Guaranty is currently prohibited from writing new insurance business in six states without the addition of new capital. We cannot provide any assurance as to whether we will be successful in sufficiently capitalizing Amerin Guaranty or whether we will obtain the necessary approvals for implementing this alternative.

If Radian Guaranty’s risk-to-capital ratio were to exceed 25 to 1, certain state insurance regulators might limit the amount of new insurance business that Radian Guaranty may write or prohibit Radian Guaranty from writing new insurance altogether in their respective states, including those states that do not currently impose a 25 to 1 limitation. In addition, the GSEs and our other customers could decide not to conduct new business with Radian Guaranty (or reduce current business levels) or, in the case of the GSEs, to impose substantial restrictions on Radian Guaranty while its risk-to-capital ratio remained at elevated levels. This could ultimately result in a loss of Radian Guaranty’s eligibility with the GSEs. The franchise value of our mortgage insurance business would likely be significantly diminished if Radian Guaranty was prohibited from writing new business or restricted in the amount of new business it could write, especially in the event we are unable to execute on a timely basis our strategy for writing new first-lien mortgage insurance through Amerin Guaranty. In addition, any restriction on Radian Guaranty’s ability to continue to write new insurance would likely harm our ability to attract new capital.

We and our insurance subsidiaries are subject to comprehensive, detailed regulation, principally designed for the protection of our insured policyholders rather than for the benefit of investors, by the insurance departments in the various states where our insurance subsidiaries are licensed to transact business. Insurance laws vary from state to state, but generally grant broad supervisory powers to agencies or officials to examine insurance companies and enforce rules or exercise discretion affecting almost every significant aspect of the insurance business, including the power to revoke or restrict an insurance company’s ability to write new business.

Given the significant losses incurred by many insurers in the mortgage and financial guaranty industries, our insurance subsidiaries have been subject to heightened scrutiny by insurance regulators. Additionally, the Hong Kong Insurance Authority (“HKIA”) has directed Radian Insurance to continue to maintain sufficient assets in Hong Kong to cover its potential liabilities on insured loans in Hong Kong. In light of current market conditions and ongoing losses in our insurance subsidiaries, insurance departments in the jurisdictions noted above or in other jurisdictions could impose restrictions or requirements that could have a material adverse impact on our businesses.

The long-term capital adequacy of Radian Guaranty depends, in part, upon the performance of our financial guaranty portfolio.

During the third quarter of 2008, Radian Group contributed its ownership interest in Radian Asset Assurance Inc. (“Radian Asset Assurance”) to Radian Guaranty. While this reorganization has provided Radian Guaranty with substantial regulatory capital, it also makes the capital adequacy of our mortgage insurance business dependent, to a significant degree, on the performance of our financial guaranty business. If the performance of our financial guaranty portfolio deteriorates materially, including if we are required to establish one or more significant statutory reserves as a result of defaults on our insured obligations, or we make net commutation payments to terminate insured obligations in excess of the then posted statutory reserves for such obligations, the regulatory capital of Radian Guaranty also would be negatively impacted. Any decrease in the capital support derived from our financial guaranty business could, therefore, increase the risk-to-capital ratio of Radian Guaranty and negatively impact the franchise value of our mortgage insurance business, which could lead to our inability to continue to write new mortgage insurance business. See “Our financial guaranty portfolio has experienced deterioration as a result of general erosion in credit markets and the overall economy and is susceptible to further deterioration” and “We face risks associated with our financial guaranty insurance customers and our second-to-pay liabilities from these entities.”

As of September 30, 2010, Radian Asset Assurance maintained a statutory surplus of approximately $1.1 billion and total claims paying resources of approximately $2.4 billion. Radian Asset Assurance paid a $99.7 million dividend to Radian Guaranty in 2009 and another $69.2 million dividend to Radian Guaranty in 2010. We expect Radian Asset Assurance to continue to pay significant dividends to Radian Guaranty over time, including a $65 million dividend that is expected to be paid in 2011, as our existing financial guaranty portfolio matures and the exposure is reduced.

The timing and amount of these dividend payments will depend on the dividend capacity of our financial guaranty business, which is governed by New York insurance laws. If our primary financial guaranty reinsurance customers recapture ceded business or our financial guaranty exposure reduces faster than we anticipate, whether through prepayments, accelerated amortization, early terminations or otherwise, Radian Asset Assurance may have the ability to pay dividends to Radian Guaranty more quickly and in greater amounts than currently expected. If, however, the performance of our financial guaranty portfolio deteriorates materially, or the amount we pay to terminate any particular financial guaranty exposure is larger than the amount of the reserves for such exposure, the statutory surplus of Radian Asset Assurance could be reduced. As a result, Radian Asset Assurance would likely have less capacity to pay dividends to Radian Guaranty, and could be prohibited from paying dividends altogether.

Our financial guaranty portfolio has experienced deterioration as a result of general erosion in credit markets and the overall economy and is susceptible to further deterioration.

We have experienced credit deterioration in our financial guaranty portfolio, particularly within our insured portfolio of trust preferred securities (“TruPs”) collateralized debt obligations (“CDOs”) and commercial backed mortgage securities (“CBMS”) CDOs, as a result of the general deterioration in credit markets and the overall economy. For our sole remaining CDO of asset-based securities (“ABS”) transaction with $455.9 million in net par outstanding as of September 30, 2010, we currently expect to begin paying claims in respect of shortfalls of interest payments in 2012, or possibly earlier, if the deterioration is worse than projected. Upon our initial claim payment obligation, the statutory capital of Radian Asset Assurance (and consequently Radian Guaranty) would be reduced by an amount equal to the present value of our expected future net losses (net of any applicable taxes on this transaction). In certain circumstances we may be obligated to pay outstanding principal prior to the legal final maturity date of our TruPs CDOs. While we have sought to underwrite our insured credits with levels of subordination or other credit enhancement designed to protect us from loss even in the event of poor performance of the underlying collateral, we cannot be certain that such levels of subordination will protect us from future material losses in light of the significantly higher rates of delinquency and losses currently being observed within our insured credits.

We have guaranteed structured finance obligations that expose us to a variety of complex credit risks, and indirectly, to market, political and other risks beyond those that generally apply to financial guarantees of public finance obligations. We have insured and reinsured certain asset-backed transactions and securitizations secured by one or a few classes of assets, such as residential mortgages, auto loans and leases and other consumer assets, both funded and synthetic. We have also insured obligations under credit default swaps (“CDS”), including CDOs of several asset classes, such as corporate debt, TruPs, residential-backed mortgage securities (“RBMS”), CMBS and other ABS obligations. We continue to have exposure to trade credit reinsurance, which protects sellers of goods under certain circumstances against nonpayment of their accounts receivable. Losses associated with our structured finance and trade credit reinsurance businesses are difficult to predict accurately and could have a material adverse effect on our financial condition and operating results, especially given the most recent economic disruptions.

In addition to our structured finance risk, we have significant exposure to public finance obligations that are susceptible to default in an economic downturn. Historically, our financial guaranty public finance business has focused on smaller, regional, lower investment-grade issuers and structures that were uneconomical for most of the larger, higher-rated financial guarantors to insure. As a result, compared to other monoline financial guarantors, a greater percentage of our total exposure is with respect to sectors such as healthcare, long-term care and education. These sectors have historically had higher default rates than other public finance sectors. These credits, which generally cover smaller, more rural and specialized issuers, tend to be lower rated and more susceptible to default in an economic downturn.

Our public finance portfolio continues to experience stress from the general economic downturn over the past few years and the continuing uncertainty regarding future economic conditions, with the greatest level of stress continuing in the healthcare and long-term care sectors. Although we have seen some stabilization and modest improvement in the performance of some healthcare credits in the portfolio, the outlook for credit performance for the healthcare sector remains challenging, particularly due to uncertainty regarding the future of healthcare reform and state and federal funding for healthcare expenditures. We may also experience future credit deterioration and more municipal defaults in our government-related insured credits, as the difficulties experienced by government entities to maintain balanced budgets and adequate liquidity to meet near-term financial obligations continues to put some municipalities and their public authorities under stress.

We face risks associated with our financial guaranty insurance customers and our second-to-pay liabilities from these entities.

As a result of rating agency downgrades of our financial guaranty insurance subsidiaries’ financial strength ratings, all of our unaffiliated primary reinsurance customers in our financial guaranty reinsurance business currently have the right to take back or recapture an aggregate of $23.8 billion of business previously ceded to us under their reinsurance agreements with us. While our treaties with our primary reinsurance customers do not permit our reinsurance customers to selectively recapture business previously ceded to us under their treaties, because we have entered into multiple treaties with each customer it is possible that a customer may choose to recapture business only under those treaties that they perceive as covering less risky portions of our reinsurance portfolio. This could potentially leave us with risk that is more concentrated in troubled asset classes.

Our reinsurance customers are primarily responsible for surveillance, loss mitigation and salvage on the risks that they cede to us. Some of these customers are experiencing financial difficulties, and therefore, may be less willing to perform or less capable of performing, these tasks to the extent necessary to minimize potential losses and/or maximize potential salvage on the credits we reinsure. Due to their current financial difficulties, these customers may have different incentives to eliminate long-term liabilities than we do. We generally do not have direct access to the insured obligation or the right to perform our own loss mitigation or salvage work on these transactions. We also have limited visibility with respect to the performance of many of the obligations we reinsure. See “If the estimates we use in establishing loss reserves for our mortgage insurance or financial guaranty businesses are incorrect, we may be required to take unexpected charges to income, which could hurt our capital position” below.

Our primary reinsurance customers may delegate their loss adjustment functions to third parties, the cost of which would then be proportionally allocated to us and any other reinsurers for the insured transaction. Accordingly, the losses and loss adjustment expenses allocated to us on our reinsured risks may be higher than otherwise would have been the case if we were responsible for surveillance, loss mitigation and salvage for these risks. In addition, should a primary insurer become insolvent, there is a risk that the recoveries that they receive in any given transaction may become a part of its general estate rather than being allocated among the reinsurers paying the related claim. These factors could have a material adverse effect on our financial condition and operating results.

Approximately $22.3 billion or 93.9% of Radian Asset Assurance’s net par reinsurance exposure outstanding as of September 30, 2010, was ceded from primary insurer customers that are subsidiaries of Assured Guaranty Ltd. Consequently, such financial guaranty reinsurance is now dependent upon the surveillance and loss mitigation abilities of primary insurers under this one holding company.

We have insured certain transactions on a second-to-pay basis, meaning that we are obligated to pay claims in these transactions only to the extent that another insurer fails to pay such a claim. Consequently, if the conservator for an insolvent financial guarantor rejects payment of all or a portion of a claim, we may be required to pay all or a portion of our share of such claim. Because many insurers are currently experiencing significant financial difficulties, the likelihood of our having to pay a claim on our second-to-pay transactions, due to another insurer’s failure to pay, has increased. In 2009, two of the companies that are the primary obligors on certain of the transactions for which we have provided second-to-pay protection, Syncora Guarantee Inc. (“Syncora”) and FGIC, suspended all claims payments following orders by the New York Insurance Department (“NYID”). The suspension of payments by Syncora was lifted in June 2010, although Syncora has subsequently posted additional losses.

As of September 30, 2010, Syncora, FGIC and Ambac are the primary insurers on $1.2 billion net par outstanding (or 42.5%) of our second-to-pay exposure, and $290.4 million (or 25.1%) of such exposure to those three primary insurers is rated below investment grade. Of this exposure, Ambac is the primary insurer on $0.4 billion net par outstanding, with $52.0 million or 13.4%) of our second-to-pay exposure to Ambac rated below investment grade. On March 24, 2010, Ambac established a segregated account pursuant to Wisconsin law for certain credit default swaps, certain policies insuring RMBS, certain student loan policies and certain other policies, with respect to some of which we have provided second-to-pay protection. In October 2010, the Wisconsin Office of the Commissioner of Insurance filed a Plan of Rehabilitation for this segregated account pursuant to which Ambac will be paying 25% of the claims in cash, with the remainder in the form of surplus notes. As of September 30, 2010, we had $3.2 million of second-to-pay exposure to the obligations included in the segregated account.

Because most of the mortgage loans that we insure are sold to Freddie Mac and Fannie Mae, changes in their charters or business practices could significantly impact our mortgage insurance business.

Freddie Mac and Fannie Mae are the beneficiaries of the majority of our mortgage insurance policies. Freddie Mac’s and Fannie Mae’s federal charters generally prohibit them from purchasing any mortgage with a loan amount that exceeds 80% of a home’s value, unless that mortgage is insured by a qualified insurer or the mortgage seller retains at least a 10% participation in the loan or agrees to repurchase the loan in the event of a default. As a result, high-LTV mortgages purchased by Freddie Mac or Fannie Mae generally are insured with private mortgage insurance. Changes in the charters or business practices of Freddie Mac or Fannie Mae could reduce the number of mortgages they purchase that are insured by us and consequently diminish our franchise value. In particular, Freddie Mac and Fannie Mae have the ability to:

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implement new eligibility requirements for mortgage insurers and alter or liberalize underwriting standards on low-down-payment mortgages they purchase (see “We could lose our eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by us, which would significantly impair our mortgage insurance franchise” below);

•	alter the terms on which mortgage insurance coverage may be canceled before reaching the cancellation thresholds established by law;

•	require private mortgage insurers to perform activities intended to avoid or mitigate loss on insured mortgages that are in default;

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establish the amount of loan level delivery fees (which result in higher cost to borrowers) that the GSEs charge on loans that require mortgage insurance (see “Our mortgage insurance business faces intense competition”); and

•	influence a mortgage lender’s selection of the mortgage insurer providing coverage.

Some of Freddie Mac’s and Fannie Mae’s more recent programs require less insurance coverage than they historically have required, and they have the ability to further reduce coverage requirements, which could reduce the amount of mortgage insurance purchased and have an adverse effect on our business and revenues. For a number of years, the GSEs have had programs under which lenders could choose, for certain loans, a mortgage insurance coverage percentage that was only the minimum required by the GSE’s charter, with the GSEs paying a lower price for these loans (“charter coverage”). The GSEs have also had programs under which, for certain loans, they would accept a level of mortgage insurance above the requirements of their charters, but below their standard coverage, without any decrease in the purchase price they would pay for these loans (“reduced coverage”). Effective January 1, 2010, Fannie Mae broadly expanded the types of loans eligible for charter coverage and, in the second quarter of 2010, it eliminated its reduced coverage program. To the extent lenders selling loans to Fannie Mae chose charter coverage for loans that we insure, our revenues would likely be reduced.

The GSEs’ business practices may be impacted by their results of operations as well as legislative or regulatory changes governing their operations. In July 2008, an overhaul of regulatory oversight of the GSEs was enacted. The new provisions, contained within the Housing and Economic Recovery Act of 2008 (“HERA”), encompass substantially all of the GSEs’ operations. This new law abolished the former regulator for the GSEs and created a new regulator, the Federal Housing Finance Agency (“FHFA”), in addition to other oversight reforms.

In September 2008, the FHFA was appointed as the conservator of the GSEs to control and direct the operations of the GSEs. The continued role of the conservator may increase the likelihood that the business practices of the GSEs will be changed in ways that may have a material adverse effect on us. In particular, if the private mortgage insurance industry does not have the ability, due to capital constraints, to continue to write sufficient business to meet the needs of the GSEs, the GSEs may seek alternatives other than private mortgage insurance to conduct their business. Further, the Dodd-Frank Act requires the U.S. Department of the Treasury to conduct a study and develop recommendations no later than January 31, 2011 regarding options for ending the conservatorship of the GSEs. The Obama administration has publicly stated that it is committed to fundamentally reforming the housing finance system, including the GSEs, and that it expects to deliver a comprehensive housing finance reform proposal by January 2011. As a result, it is uncertain what role the GSEs will play in the domestic residential housing finance system in the future or what the impact of any such changes would be on our business. Although we believe that private mortgage insurance will continue to play an important role in any future housing finance structure, there is a possibility that new federal legislation could reduce the level of private mortgage insurance coverage used by the GSEs as credit enhancement or perhaps even eliminate the requirement altogether, which may reduce our available market and could adversely affect our mortgage insurance business.

We could lose our eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by us, which would significantly impair our mortgage insurance franchise.

In order to maintain the highest level of eligibility with Freddie Mac and Fannie Mae, mortgage insurers have historically been required to maintain an insurer financial strength rating of AA- or Aa3 from at least two of the three ratings agencies by which they are customarily rated. If a mortgage insurer were to lose such eligibility, Freddie Mac and/or Fannie Mae could restrict the mortgage insurer from conducting certain types of business with them, or take actions that may include not purchasing loans insured by the mortgage insurer. In light of the housing market downturn, both Freddie Mac and Fannie Mae have indicated that loss of mortgage insurer eligibility due to such a downgrade will no longer be automatic and will be subject to review if and when the downgrade occurs. We are aware of at least one private mortgage insurance company that has lost its top tier eligibility with Freddie Mac and Fannie Mae. Our mortgage insurance subsidiaries have been downgraded substantially below AA-/Aa3 by S&P and Moody’s. In response to these ratings actions, we have presented business and financial remediation plans to Freddie Mac and Fannie Mae for how to restore profitability and ultimately regain a higher rating for our mortgage insurance business. If the capital credit we receive from the rating agencies and GSEs with respect to our plans is less than they believe may be required by our mortgage insurance business, we could lose our eligibility with the GSEs and/or be further downgraded by the rating agencies.

The GSE eligibility requirements are subject to change from time to time, and the GSEs have proposed modifying their eligibility requirements. We do not know whether or when such modifications may be implemented, or the form that any such modifications may take; however, certain modifications proposed by Fannie Mae could significantly increase the likelihood that private mortgage insurers, including Radian Guaranty, would remain under remediation with Fannie Mae, and therefore, subject to potential limitations and conditions that could significantly restrict on-going operations. In addition, Fannie Mae’s proposed guidelines would eliminate the ability to use certain reinsurance arrangements with affiliates, which we currently use to mitigate risk and manage risk-to-capital levels, and would establish parameters requiring GSE approval before mortgage insurers may enter into settlement agreements with lenders regarding rescission practices. It is currently unclear whether Fannie Mae plans to proceed with the guidelines as proposed or whether Fannie Mae will engage in further dialogue with the private mortgage insurers regarding the proposed guidelines.

We cannot be certain that either of the GSEs will continue to accept our existing remediation plans or if we will be able to retain our eligibility status with either of them under their existing guidelines or any future amendments. Loss of our eligibility status with the GSEs would likely have an immediate and material adverse impact on the franchise value of our mortgage insurance business and our future prospects and could negatively impact our results of operations and financial condition.

A decrease in the volume of home mortgage originations could result in fewer opportunities for us to write new insurance business.

Our ability to write new business depends, among other things, on a steady flow of high-LTV mortgages that require our mortgage insurance. The deterioration in the credit performance of non-prime and other forms of non-conforming loans has caused lenders to substantially reduce the availability of non-prime mortgages and most other loan products that are not conforming loans, and to significantly tighten their underwriting standards. Fewer loan products and tighter loan qualifications, while improving the overall quality of new mortgage originations, have in turn reduced the number of qualified homebuyers and made it more difficult for buyers (in particular first-time buyers) to obtain mortgage financing or to refinance their existing mortgages. In addition, the significant disruption in the housing and related credit markets has led to reduced investor demand for mortgage loans and MBS in the secondary market, which historically has been an available source of funding for many mortgage lenders. This has significantly reduced liquidity in the mortgage funding marketplace, forcing many lenders to retain a larger portion of their mortgage loans and MBS and leaving them with less capacity to continue to originate new mortgages.

If the volume of new mortgage originations continues to decrease or persists at low levels for a prolonged period, we may experience fewer opportunities to write new insurance business, which could reduce the size of our mortgage insurance business and have a significant negative effect on both our ability to execute our business plans and our overall franchise value.

Because our mortgage insurance business is concentrated among a few significant customers, our new insurance written and franchise value could decline if we lose a significant customer.

Our mortgage insurance business depends to a significant degree on a small number of lending customers. As of September 30, 2010, our top 10 mortgage insurance customers were generally responsible for over half of our primary new insurance written in 2010 and two mortgage insurance customers each accounted for more than 10% of our consolidated revenues. Accordingly, maintaining our business relationships and business volumes with our largest lending customers is important to the success of our business.

In response to the general deterioration in housing markets, we have tightened our underwriting guidelines, which has resulted in our declining to insure some of the loans originated by our larger customers. We have also increased our pricing to reflect the increased risk of default in the current economic and housing downturns. Our increased pricing and tighter guidelines could negatively affect our relationships with our customers, potentially resulting in customers choosing to limit the amount of business they conduct with us. The loss of business from even one of our major customers could have a material adverse effect on the amount of new business we are able to write, and consequently, our franchise value. Our master policies and related lender agreements do not, and by law cannot, require our mortgage insurance customers to do business with us, and we cannot be certain that any loss of business from a single lender will be recouped from other lending customers in the industry. In addition, as a result of current market conditions, our lending customers may seek to diversify their exposure to any one or more mortgage insurers, may decide to write business only with those mortgage insurers that they perceive to have the strongest financial position, or may decide to write more business with the FHA. Certain of our mortgage insurance competitors are affiliates of much larger companies with significantly larger capital positions than us, which could make it more likely that customers may choose to do business with them. See “Our mortgage insurance business faces intense competition.”

From time to time, we have disputes with our customers. If not resolved, these disputes could lead to arbitration or litigation proceedings. Our recent experience with respect to increased insurance rescissions and claim denials has resulted in increased objections by customers to certain insurance rescissions and claim denials, which could potentially lead to the loss of one or more customers or to litigation with customers. If there is any material litigation with any customer, the customer could decide to limit the amount of business they conduct with us or terminate our business relationship altogether, which could have a material adverse effect on our business, financial condition and results of operations.

In the past, a deteriorating economy and challenging market conditions have adversely affected the financial condition of a number of our largest lending customers. If the U.S. economy re-enters a recessionary period, these customers could again become subject to serious financial constraints that may jeopardize the viability of their business plans or their access to additional capital, forcing them to consider alternatives such as bankruptcy or consolidation with others in the industry.

Our mortgage insurance business faces intense competition.

The U.S. mortgage insurance industry is highly dynamic and intensely competitive. Our competitors include other private mortgage insurers and federal and state governmental and quasi-governmental agencies, principally the Veteran’s Administration (“VA”) and the FHA, which has significantly increased its competitive position in the mortgage insurance market.

Governmental and quasi-governmental entities typically do not have the same capital requirements that we and other private mortgage insurance companies have, and therefore, have greater financial flexibility in their pricing and capacity that could put us at a competitive disadvantage. In the event that a government-owned or government-sponsored entity in one of our markets decides to reduce prices significantly or alter the terms and conditions of its mortgage insurance or other credit enhancement products in furtherance of political, social or other goals rather than a profit motive, we may be unable to compete in that market effectively, which could have an adverse effect on our business, financial condition and operating results.

Beginning in 2008, the FHA has substantially increased its share of the mortgage insurance market, including by insuring a number of loans that would meet our current underwriting guidelines, sometimes at a lower monthly cost to the borrower than a loan that carries our mortgage insurance. For information regarding certain legislative developments affecting the FHA’s competitive position, see “Legislation and regulatory changes and interpretations could harm our mortgage insurance business” below.

We anticipate that the FHA may continue to maintain a strong market position and could even increase its market position to the point that private mortgage insurers may be perceived as less significant to the future of the housing finance market. Factors that could cause the FHA to maintain or increase its share of the mortgage insurance market include:

•	past and potential future capital constraints of the private mortgage insurance industry;

•	the tightening by private mortgage insurers of underwriting guidelines based on past loan performance or other risk concerns;

•	the increased levels of rescissions and denials on legacy portfolios;

•	the imposition of loan level delivery fees by the GSEs on loans that require mortgage insurance;

•	the perceived ease of using FHA insurance compared to the products of private mortgage insurers; and

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the implementation of new regulations under the Dodd-Frank Act that are more favorable to the FHA compared to private mortgage insurers (see “The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act may have a material effect on our mortgage insurance and financial guaranty businesses” below).

One or more private mortgage insurers may seek to regain market share from the FHA or other mortgage insurers by reducing pricing (as recently occurred with at least one private mortgage insurer), loosening their underwriting guidelines, or relaxing their loss mitigation practices, which could, in turn, improve their competitive position in the industry and reduce the amount of business available to us.

On October 4, 2010, the FHA simultaneously reduced its upfront mortgage insurance premium and increased its annual premium. While we cannot be certain of their impact, we believe these premium changes may allow us to be more competitive with the FHA than in the recent past.

It appears that the improvement in the credit quality of new loans being insured in the current market, combined with the deterioration of the financial strength ratings of most existing private mortgage insurance companies, in part due to their legacy books of insured mortgages, could encourage new entrants to our industry. We are aware of one new entrant that started writing business in July 2010 and appears to have significant capital. Our inability to compete with other providers, including new entrants that are not burdened by legacy credit risks or otherwise engaged in disputes with customers regarding rescissions or denials, could have a material adverse effect on our business position, financial condition and operating results.

In addition, in the past, an increasing number of alternatives to traditional private mortgage insurance developed, many of which reduced the demand for our mortgage insurance. These alternatives included:

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mortgage lenders structuring mortgage originations to avoid private mortgage insurance, mostly through “80-10-10 loans” or other forms of simultaneous second loans. The use of simultaneous second loans increased significantly during the recent past to become a competitive alternative to private mortgage insurance, particularly in light of (i) the potential lower monthly cost of simultaneous second loans compared to the cost of mortgage insurance in a low interest-rate environment and (ii) possible negative borrower, broker and realtor perceptions about mortgage insurance;

•	investors using other forms of credit enhancement such as CDS or securitizations as a partial or complete substitute for private mortgage insurance; and

•	mortgage lenders and other intermediaries foregoing third-party insurance coverage and retaining the full risk of loss on their high-LTV loans.

As a result of the recent disruptions in the housing credit market, however, many of these alternatives to private mortgage insurance are not currently available in the mortgage market, although simultaneous second loans are still available and their use may grow again. If market conditions were to change, however, we again could face significant competition from these alternatives as well as others that may develop.

Our business depends, in part, on effective and reliable loan servicing, which may be negatively impacted by the current disruption in the housing and mortgage credit markets.

We depend on reliable, consistent third-party servicing of the loans that we insure. Dependable servicing generally ensures timely billing and effective loss mitigation opportunities for delinquent or near-delinquent loans. Many of our customers also service the loans that we insure, whether the loans were originated by such customer or another lender. Therefore, the same market conditions affecting our customers as discussed above in “Because our mortgage insurance business is concentrated among a few significant customers, our new insurance written and franchise value could decline if we lose any significant customer” also affect their ability to effectively maintain their servicing operations. In addition, current housing trends have led to a significant increase in the number of delinquent mortgage loans requiring servicing. These increases have strained the resources of servicers, reducing their ability to undertake loss mitigation efforts, including the processing of potential loan modifications, including modifications through the U.S. Department of the Treasury’s Home Affordable Modification Program (“HAMP”), which could help limit our losses. Recent investigations into whether servicers have acted improperly in foreclosure proceedings may further strain the resources of servicers, if they are dedicating time and personnel to respond to investigations and, as a result, are unable to service delinquent loans with the same level of dedication.

Managing a substantially higher volume of under-performing loans could create operational difficulties that our servicers may not have the resources to overcome. If a disruption occurs in the servicing of mortgage loans covered by our insurance policies, this, in turn, could contribute to a rise in delinquencies and/or claims among those loans and could have a material adverse effect on our business, financial condition and operating results.

Loan modification and other similar programs may not provide us with a material benefit.

The Federal Deposit Insurance Corporation (“FDIC”), the GSEs and various lenders have adopted programs to modify loans to make them more affordable to borrowers with the goal of reducing the number of foreclosures. In February 2009, the U.S. Department of the Treasury announced the Homeowner Affordability and Stability Plan, of which HAMP is a part, which provides certain guidelines for loan modifications and allocates $75 billion for this purpose. Some of the eligibility criteria require information about borrowers, such as the borrowers’ current income and non-mortgage debt payments. Because the GSEs and the lenders do not share such information with us, we cannot determine with certainty the number of loans in our delinquent inventory that are eligible to participate in such programs. Since the beginning of HAMP and through September 30, 2010, we believe that approximately 40,887 delinquent loans have at some point entered a “trial modification” period under HAMP and that approximately 16,085 of delinquent loans have cured after entering HAMP.

While modifications continue to be made under these programs, it is unclear whether they will ultimately result in a significant number of successful loan modifications, in particular in light of the high level of re-default rates for loans that have been modified through these programs. In addition, the eligibility guidelines may be changed, which may make it more difficult for loans to be eligible for modification. Effective June 1, 2010, a servicer may evaluate and initiate a HAMP trial modification for a borrower only after the servicer receives certain documents that allow the servicer to verify the borrower’s income and the cause of the borrower’s financial hardship. Previously, these documents were not required to be submitted prior to a trial modification period commencing, but had to be submitted in order for a modification to be successfully completed. We believe that this may further decrease the number of new HAMP trial modifications. Further, in September 2010, the U.S. Department of the Treasury directed several large loan servicers to change their processes for soliciting and determining eligibility for participation in HAMP. We are uncertain what effect such changes in processes will have on HAMP participation and what benefits, if any, we may receive from such participation following such changes in processes.

In March, 2010, the U.S. Department of the Treasury announced a further initiative under HAMP to encourage servicers to reduce the principal balance of defaulted loans. Based on our review of the proposed application of this program, we do not expect the program to result in a material increase in the number of our delinquent loans modified under HAMP. In addition, the U.S. Department of the Treasury is supporting legislative changes to allow judicial modifications (including principal reductions) for home mortgages during bankruptcy proceedings. If a mortgage balance is reduced as a result of the new HAMP program or bankruptcy, we would still be responsible under our master insurance policy to pay the original balance if the borrower re-defaulted on that mortgage after its balance has been reduced.

We believe that we have realized the majority of the benefits available to us from HAMP. The number of loans insured by us that we are aware are entering HAMP trial modification periods has decreased in recent months. We believe that most of the loans currently in a trial period will not receive HAMP modifications, and we expect that some of the loans that have been modified by HAMP will re-default.

Some mortgage lenders and other agencies have implemented private modification programs with a similar goal to HAMP. While we do not have complete information regarding which of our insured loans may be entering these programs, we believe that a material number of insured loans may be subject to private modification programs. It is uncertain how many of these loans may be successfully modified and, if modified, how many will remain current following such modification.

There can be no assurance that these loan modification programs will continue to be available. Even if a loan is modified, we do not know how many modified loans will subsequently re-default or whether they may eventually result in losses that would be greater than we would have suffered if the loan had not been modified. As a result, we cannot ascertain, with confidence, whether these programs will provide material benefits to us. Any termination or temporary cessation of any of these programs could result in an increased number of claims in our mortgage insurance business and could have a material adverse effect on our business, financial condition and results of operations.

Foreclosure moratoriums may extend the period of time that a loan remains in our delinquent loan inventory and increase the severity of claims we are required to pay once the moratoriums expire.

Various government entities and private parties have from time to time enacted foreclosure (or equivalent) moratoriums to allow time to determine whether delinquent loans could be modified. Recently, moratoriums also have been imposed in response to allegations that certain large mortgage servicers and other parties acted improperly in foreclosure proceedings. Generally, moratoriums do not stop the accrual of interest or affect other expenses on a loan, and unless a loan is cured during a moratorium, at the expiration of the moratorium, our paid claim amount may include additional interest (subject to a two-year limitation under our insurance policies) and expenses. However, where our claim amount is increased because of foreclosure delays caused by a failure to appropriately service or meet other conditions under our insurance policies, we adjust claims appropriately. The various moratoriums may delay our receipt of claims, resulting in an increase in the period that a loan remains in our delinquent loan inventory, and may increase the severity of claims that we are required to pay.

Mortgage refinancings in the current housing market may increase the risk profile of our existing mortgage insurance portfolio.

Mortgage interest rates have recently been at historically low levels that have led many borrowers to seek to refinance their existing mortgages. However, because most lenders are currently utilizing more restrictive underwriting guidelines, only those borrowers with strong credit profiles are generally able to qualify for the new loans required to refinance. Consequently, only highly qualified borrowers are generally able to refinance in the current market. As more of these borrowers refinance (and their existing mortgage insurance with us is canceled), the total percentage of our risk in force related to high-risk borrowers could possibly increase, which could increase the risk profile of our existing mortgage insurance portfolio and potentially reduce the future profitability of our mortgage insurance business.

Our success depends on our ability to assess and manage our underwriting risks; the premiums we charge may not be adequate to compensate us for our liability for losses.

Our mortgage insurance and financial guaranty premium rates may not be adequate to cover future losses. Our mortgage insurance premiums are based on our long-term expected risk of claims on insured loans, and take into account, among other factors, each loan’s LTV, type (e.g., prime vs. non-prime or fixed vs. variable payments), term, coverage percentage or the existence of a deductible in front of our loss position. Our financial guaranty premiums were, at the time the business was written, based on our expected risk of claim on the insured obligation, and take into account, among other factors, the rating and creditworthiness of the issuer and of the insured obligations, the type of insured obligation, the policy term and the structure of the transaction being insured. In addition, our premium rates take into account expected cancellation rates, operating expenses and reinsurance costs, as well as profit and capital needs and the prices that we expect our competitors to offer. Our estimates and expectations are based on assumptions that may ultimately prove to be inaccurate. In particular, the predictive value of historical data may be less reliable during periods of greater economic stress and, accordingly, our ability to correctly estimate our premium requirements may be impaired during the current economic uncertainty In addition, the future capital requirements relating to our mortgage insurance risk are uncertain. If we are required to hold more capital than anticipated to support such risk, our returns on equity could be less than expected.

We generally cannot cancel or elect not to renew the mortgage insurance or financial guaranty insurance coverage we provide, and because we generally fix premium rates for the life of a policy when issued, we cannot adjust renewal premiums or otherwise adjust premiums over the life of a policy. Therefore, even if the risk underlying many of the mortgage or financial guaranty products we have insured develops more adversely than we anticipated, including as a result of the ongoing economic recession and housing market downturn, which has led to a significant increase in defaults and claims, and the premiums our customers are currently paying for similar coverage on new business from us and others has increased, we generally cannot increase the premium rates on this in-force business, or cancel coverage or elect not to renew coverage, to mitigate the effects of such adverse developments. Our premiums earned and the associated investment income on those premiums may ultimately prove to be inadequate to compensate for the losses that we may incur.

Our delegated underwriting program may subject our mortgage insurance business to unanticipated claims.

In our mortgage insurance business, we enter into agreements with our mortgage lender customers that commit us to insure loans made by them using pre-established underwriting guidelines. Once we accept a lender into our delegated underwriting program, we generally insure a loan originated by that lender even if the lender does not follow our specified underwriting guidelines. Under this program, a lender could commit us to insure a material number of loans with unacceptable risk profiles before we discover the problem and terminate that lender’s delegated underwriting authority, as well as pursue other rights that may be available to us, such as our rights to rescind coverage or deny claims. Our ability to rescind coverage or deny claims may also be challenged by our mortgage lender customers, may lead to the loss of one or more customers, or may lead to litigation with a customer.

We face risks associated with our contract underwriting business.

We provide contract underwriting services for certain of our mortgage lender customers, including on loans for which we are not providing mortgage insurance. Under the terms of our contract underwriting agreements, we agree that if we make material errors that lead to a default in connection with these services, the mortgage lender may, subject to certain conditions, require us to purchase the loans, issue mortgage insurance on the loans, or indemnify the lender against future loss associated with the loans. Accordingly, we assume some credit risk and interest-rate risk in connection with providing these services. Depending on market conditions, a significant amount of our underwriting services may be performed by independent contractors hired by us on a temporary basis. If these independent contractors make more material errors than we anticipate, the resulting need to provide greater than anticipated recourse to mortgage lenders could have a material adverse effect on our business, financial condition and operating results.

Further downgrades or potential downgrades of our credit ratings or the insurance financial strength ratings assigned to any of our mortgage insurance or financial guaranty subsidiaries are possible and could weaken our competitive position and affect our financial condition.

The credit ratings of Radian Group and the insurance financial strength ratings assigned to our insurance subsidiaries have been downgraded multiple times since 2008 and may be subject to further downgrade. In December 2009, Standard & Poor’s Rating Service (“S&P”) downgraded the financial strength ratings of our financial guaranty insurance subsidiaries to BB- and also downgraded Radian Group’s other insurance subsidiaries, including Radian Guaranty and Amerin Guaranty to B+. In May 2010, S&P noted a continuing negative outlook for our mortgage insurance subsidiaries as a result of the ongoing economic uncertainty and potential for litigation risk relating to our rescissions and claim denials. In response to current market conditions, the rating agencies are engaged in ongoing monitoring of the mortgage insurance and financial guaranty industries and could take action, including by downgrading or warning of the strong possibility of downgrade, with respect to one or more companies in a specific industry. Although we remain in frequent contact with the rating agencies and have prepared action plans to address rating agency actions, we are generally not provided with much advance notice of ratings decisions, which could come at any time.

Historically, our ratings have been critical to our ability to market our products and to maintain our competitive position and customer confidence in our products. A downgrade in these ratings or the announcement of the potential of a downgrade, or any other concern relating to the ongoing financial strength of our insurance subsidiaries, could make it difficult or impossible for them to continue to write new profitable business or create a competitive advantage for other industry participants that maintain higher ratings than us. Further, although we believe the GSEs currently are not as concerned with ratings as they have been in past periods, any additional downgrade of the insurance financial strength ratings for our mortgage insurance business could negatively impact our eligibility status with the GSEs. See “We could lose our eligibility status with the

GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by us, which would significantly impair our mortgage insurance franchise.” A ratings downgrade may make it more difficult for us to successfully raise capital, including by limiting us to terms that are less attractive or not acceptable to us or by limiting the size of such an offering to an amount that would not be sufficient to restore or stabilize our ratings.

Because we do not establish reserves in our mortgage insurance business until a borrower has failed to make two payments rather than based on estimates of our ultimate losses on non-defaulted loans, our financial statements do not reflect our expected obligation for losses on our entire portfolio of insured mortgages.

In accordance with generally accepted accounting principles (“GAAP”), we generally do not establish reserves in our mortgage insurance business until we are notified that a borrower has failed to make at least two consecutive payments when due. We maintain an extensive database of claim payment history and use models, based on a variety of loan characteristics, including the status of the loan as reported by its servicer and the type of loan product, to determine the likelihood that a default will reach claim status. Because our mortgage insurance reserving does not account for the impact of future losses that we expect to incur with respect to currently non-defaulted loans, our obligation for ultimate losses that we expect to incur at any period end is not reflected in our financial statements, except to the extent that a premium deficiency exists. As a result, future losses beyond what we have recorded in our financial statements or lower premiums than we have recorded may have a material impact on future results as defaults occur.

If the estimates we use in establishing loss reserves for our mortgage insurance or financial guaranty businesses are incorrect, we may be required to take unexpected charges to income, which could hurt our capital position.

We establish loss reserves in both our mortgage insurance and financial guaranty businesses to provide for the estimated cost of future claims. Because our reserves represent only our best estimate of claims, these reserves may be insufficient to satisfy the full amount of claims that we ultimately have to pay. Setting our loss reserves requires significant judgment by management with respect to the likelihood, magnitude and timing of anticipated losses. The models and estimates we use to establish loss reserves may prove to be inaccurate, especially during an extended economic downturn or a period of extreme credit market volatility, as currently exists.

Many of the programs and initiatives that have been implemented to prevent or forestall foreclosures have resulted in fewer defaulted loans moving to claim, and consequently, an increase in the aging of our inventory of defaulted loans. As a result, the number of our defaulted loans that have been in default for 240 or more days, which represents our most aged category of defaulted loans, currently represents a significantly larger portion of our default inventory than has historically been the case. While these loans are generally assigned a higher loss reserve based on our belief that they are more likely to result in a claim, we also assume, based on historical trends, that a significant portion of these loans will cure and not result in a claim. Given current market conditions, the limited number of cures we are currently seeing among this inventory of loans, and the significant period of time that these loans have been in default, it is possible that the ultimate cure rate for these defaulted loans will be significantly less than historical rates, and therefore, less than our current estimates of cures for this inventory of defaults. Further, the recent foreclosure moratoriums that have been imposed in response to allegations that certain large mortgage servicers and other parties acted improperly in foreclosure proceedings may result in further aging of our defaulted loan portfolio, decrease claim payments for a temporary period and create additional uncertainty regarding the likelihood, magnitude and timing of anticipated losses. If our estimates are inadequate, we may be required to increase our reserves, which could have a material adverse effect on our financial condition, capital position and operating results, as well as our ability to continue to write new business.

In addition to establishing mortgage insurance loss reserves for defaulted loans, we are required under GAAP to establish a premium deficiency reserve for our mortgage insurance products if the amount by which the net present value of expected future losses for a particular product and the expenses for such product exceeds the net present value of expected future premiums and existing reserves for such product. We evaluate whether a premium deficiency exists at the end of each fiscal quarter. As of September 30, 2010, a premium deficiency reserve of $25.4 million existed for our second-lien mortgage insurance business. Because our evaluation of premium deficiency is based on our best estimate of future losses, expenses and premiums, the evaluation is inherently uncertain and may prove to be inaccurate. Although no premium deficiency existed on our first-lien mortgage insurance business at September 30, 2010, there can be no assurance that additional premium deficiency reserves will not be required for this product or our other mortgage insurance products in future periods.

It also is difficult to estimate appropriate loss reserves for our financial guaranty business because of the nature of potential losses in that business, which are largely influenced by the particular circumstances surrounding each troubled credit, including the availability of loss mitigation, and therefore, our loss reserves are less capable of being evaluated based on historical assumptions or precedent. In addition, in our financial guaranty reinsurance business, we rely in part on information provided by the ceding companies in order to establish reserves. If this information is incomplete, inaccurate or untimely, our loss reserves may be inaccurate and could require material adjustment in future periods as new or corrected information becomes available.

Our success depends, in part, on our ability to manage risks in our investment portfolio.

Income from our investment portfolio is one of our primary sources of cash flow to support our operations and claim payments. If we underestimate our policy liabilities, or if we improperly structure our investments to meet those liabilities, we could have unexpected losses, including losses resulting from forced liquidation of investments before their maturity. Our investments and investment policies and those of our subsidiaries are subject to state insurance laws. We may be forced to change our investments or investment policies depending upon regulatory, economic and market conditions, and our existing or anticipated financial condition and operating requirements, including the tax position, of our business segments.

Our investment objectives may not be achieved. Although our portfolio consists mostly of highly-rated investments and complies with applicable regulatory requirements, the success of our investment activity is affected by general economic conditions, which may adversely affect the markets for credit and interest-rate-sensitive securities, including the extent and timing of investor participation in these markets, the level and volatility of interest rates and, consequently, the value of our fixed-income securities. Volatility or illiquidity in the markets in which we directly or indirectly hold positions has reduced the market value of some of our investments and has caused certain other-than-temporary impairments within our portfolio, which, if this worsens substantially, could have a material adverse effect on our liquidity, financial condition and operating results.

Recently, interest rates on our investments have generally declined, which has reduced the investment income we generate. In addition, we have kept a larger portion of our investment portfolio in shorter maturity investments in order to meet the expected liquidity needs of our operating subsidiaries. This, in turn, has further reduced our investment income as interest rates on short-term investments have been minimal. We depend on our investments as a source of revenue, and a prolonged period of low investment yields would have an adverse impact on our revenues and could potentially adversely affect our results of operations.

As a holding company, Radian Group relies on its operating subsidiaries to fund its dividend payments and to meet its obligations, has intercompany payment obligations under its tax-sharing agreement and could be required to provide capital support for our mortgage insurance subsidiaries if additional capital is required by insurance laws or regulators, the GSEs or the rating agencies.

Radian Group acts principally as a holding company for our insurance subsidiaries and does not have any significant operations of its own. Radian Group’s most significant liquidity demands for the foreseeable future include funds for (i) the payment of certain corporate expenses (which are fully reimbursed through expense-sharing arrangements with our subsidiaries), (ii) interest payments on our outstanding long-term debt (which are expected to be fully reimbursed through expense-sharing arrangements with our subsidiaries), (iii) repayment of the principal amount of our outstanding long-term debt, including the principal amount of our debentures due in June 2011, of which $160.3 million is outstanding as of September 30, 2010, as well as $250 million in principal amount of senior notes due in each of 2013 and 2015 and any debt resulting from this offering, (iv) payments to our insurance subsidiaries under our tax-sharing agreement, including our current estimate of approximately $77 million to be paid to Radian Guaranty in October 2011, (v) potential capital support for our insurance subsidiaries, and (vi) the payment of dividends on our common stock. Radian Group had immediately available, directly or through an unregulated direct subsidiary, unrestricted cash and marketable securities of approximately $478.6 million at September 30, 2010.

Radian Group could be required to provide capital support for our mortgage insurance subsidiaries if additional capital is required pursuant to insurance laws and regulations or by the GSEs or the rating agencies. In connection with a financial examination of CMAC of Texas by the Texas Department of Insurance (“TXDOI”) for the January 1, 2007 through December 31, 2008 period, the TXDOI examiners notified us that they do not agree with our statutory accounting treatment pertaining to the proposed tax adjustments resulting from the IRS examination of Radian Group’s 2000 through 2004 tax years. The TXDOI examiners have proposed a reduction to CMAC of Texas’s statutory surplus of approximately $128 million and, if such adjustment is sustained, CMAC of Texas would require additional capital support to maintain its minimum $20 million statutory surplus. While we disagree with the TXDOI’s proposed adjustment to CMAC of Texas’s statutory surplus, and believe that our accounting treatment pertaining to these issues will ultimately prevail, we can give no assurance that we will not be required to provide the additional capital support. In addition, due to the disagreement regarding the statutory accounting treatment for these issues, CMAC of Texas has not been able to file its annual audited statutory financial statements, which were due on June 30, 2010. The TXDOI has informed us that it does not plan to take any action at this time with regard to CMAC of Texas not being in compliance with this filing requirement. However, given our current non-compliance, we believe the TXDOI could revoke or restrict CMAC of Texas’s ability to write new intercompany reinsurance at any time. Because CMAC of Texas provides reinsurance to Radian Guaranty, any such action could have a significant negative impact on Radian Guaranty’s risk-to-capital ratio, and consequently, its ability to write new mortgage insurance business.

In addition, Radian Group may be required to make additional payments to its subsidiaries under its tax-sharing agreement. Certain insurance subsidiaries have incurred net operating losses (“NOLs”) on a tax basis that, if computed on a separate company return basis, could not be utilized through existing carryback provisions of the Internal Revenue Code. As a result, we are not currently obligated to reimburse them for their respective unutilized tax losses. However, if in a future period, any of these subsidiaries generate taxable income such that they would be able to realize their individual NOL carryforward under the Internal Revenue Code, then we will be obligated under the tax-sharing agreement to fund such subsidiary’s share of the net operating loss that has been utilized on a consolidated group tax return basis. Currently, we do not expect to fund material obligations under the provisions described in this paragraph with regard to subsidiary NOLs incurred to date.

Dividends from our insurance subsidiaries and permitted payments to Radian Group under tax- and expense-sharing arrangements with our subsidiaries are Radian Group’s principal sources of cash. Our insurance subsidiaries’ ability to pay dividends to Radian Group is subject to various conditions imposed by the GSEs and rating agencies, and by insurance regulations requiring insurance department approval. In general, dividends in excess of prescribed limits are deemed “extraordinary” and require insurance regulatory approval. In light of ongoing losses in our mortgage insurance subsidiaries, we do not anticipate that these subsidiaries will be permitted under applicable insurance laws to issue dividends to Radian Group for the foreseeable future. To the extent Radian Asset Assurance is able to declare dividends, these dividends will be paid to Radian Guaranty, and not to Radian Group. The expense-sharing arrangements between Radian Group and our insurance subsidiaries, as amended, have been approved by applicable state insurance departments, but such approval may be changed at any time.

If the cash Radian Group receives from our subsidiaries pursuant to dividend payments and expense- and tax-sharing arrangements and other sources of liquidity is insufficient for Radian Group to fund its obligations, we may be required to seek capital by incurring additional debt, by issuing additional equity or by selling assets, which we may be unable to do on favorable terms, if at all. The need to raise additional capital or the failure to make timely payments on our obligations could have a material adverse effect on our financial condition and operating results.

Our reported earnings are subject to fluctuations based on changes in our credit derivatives that require us to adjust their fair market value as reflected on our statements of operations.

We provide credit enhancement in the form of derivative contracts. The gains and losses on these derivative contracts are derived from internally generated models, which may differ from models used by our counterparties or others in the industry. We estimate fair value amounts using market information, to the extent available, and valuation methodologies that we deem appropriate in order to estimate the fair value amounts that would be exchanged to sell an asset or transfer a liability. Considerable judgment is required to interpret available market data to develop the estimates of fair value. Since there currently is no active market for many derivative products, we have had to use assumptions as to what could be realized in a current market exchange. In the event that our investments or derivative contracts were sold or transferred in a forced liquidation or otherwise, the fair values received or paid could be materially different than those reflected in our financial statements.

Temporary market or credit spread changes as well as actual credit improvement or deterioration in our derivative contracts are reflected in changes in fair value of derivative instruments. Because the adjustments referenced above are reflected on our statements of operations, they affect our reported earnings and create earnings volatility. Additionally, beginning in 2008, in accordance with the accounting pronouncement regarding fair value measurements, we made an adjustment to our derivatives valuation methodology to account for our own non-performance risk by incorporating our observable CDS spread into the determination of fair value of our credit derivatives. Our five-year CDS spread has increased significantly since January 2007, and was 625 basis points as of September 30, 2010. This market perception of our high risk of non-performance has had the effect of reducing our derivative liability valuations by approximately $1.6 billion as of September 30, 2010. Perceived improvement in our financial condition, could cause our CDS spread to tighten. If our CDS spread tightens significantly, and other credit spreads utilized in our fair value methodologies remained constant, our earnings could be significantly reduced.

Our international operations subject us to risks.

We are subject to a number of risks associated with our legacy international mortgage insurance and international financial guaranty business activities, including:

•	dependence on regulatory and third-party approvals;

•	foreign governments’ monetary policies and regulatory requirements;

•	economic downturns in targeted foreign mortgage origination markets;

•	interest-rate volatility in a variety of countries;

•	political risk and risks of war, terrorism, civil disturbances or other events that may limit or disrupt markets;

•

the burdens of complying with a wide variety of foreign regulations and laws, some of which are materially different than the regulatory and statutory requirements we face in our domestic business, and which may change unexpectedly;

•	potentially adverse tax consequences;

•	restrictions on the repatriation of earnings; and

•	foreign currency exchange rate fluctuations.

Given our current strategic focus on U.S. mortgage insurance, we have ceased writing new international business and have significantly reduced our existing international exposures. In certain cases, our ability to reduce our exposure depends on our counterparty’s ability to find alternative insurance, which opportunities are limited in the current economic environment. Accordingly, we may not be able to recover the capital supporting our international operations for many years, if at all, and may not recover all of such capital if losses are worse than expected. Further, any one or more of the risks listed above could limit or prohibit us from effectively running off our international operations.

We, through our subsidiary Enhance Financial Services Group, Inc., currently hold a 45% interest in the holding company of a Brazilian insurance company, which specializes in surety and agricultural insurance. This Brazilian insurance company and its subsidiaries are subject to regulation by The Superintendence of Private Insurance, the regulatory agency responsible for the supervision and control of the insurance market in Brazil. Although we wrote off our entire interest in this company in 2005, under Brazilian law, as a shareholder, it is possible that we could become liable for our proportionate share of the liabilities of the company (our share represents approximately $77.8 million as of June 30, 2010), if the company were to become insolvent and had insufficient capital to satisfy its outstanding liabilities. We believe the company is currently in compliance with Brazilian minimum capital requirements, although its ability to write new business may be limited. We have entered into agreements with certain other owners of the Brazilian holding company to sell all of our ownership interests in the Brazilian holding company for a nominal purchase price. The consummation of these agreements is subject to regulatory approvals and other customary closing conditions. Upon the closing, which is expected to occur in the first half of 2011, we will continue to retain potential liability for our proportionate share of the liabilities of the company related to the period in which we were a shareholder.

We may lose business if we are unable to meet our customers’ technological demands.

Participants in the mortgage insurance industry rely on e-commerce and other technologies to provide and expand their products and services. Our customers generally require that we provide aspects of our products and services electronically, and the percentage of our new insurance written and claims processing that we deliver electronically has continued to increase. We expect this trend to continue and, accordingly, we may be unable to satisfy our customers’ requirements if we fail to invest sufficient resources or otherwise are unable to maintain and upgrade our technological capabilities. This may result in a decrease in the business we receive, which could negatively impact our profitability.

Our information technology systems may not be configured to process information regarding new and emerging products.

Many of our information technology systems have been in place for a number of years and originally were designed to process information regarding traditional products. As new products with new features emerge or when we modify our underwriting standards as we have done recently, our systems may require modification in order to recognize these features to allow us to price or bill for our insurance of these products appropriately. Our systems may not be capable of recording, or may incorrectly record, information that may be important to our risk management and other functions. In addition, our customers may encounter similar technological issues that prevent them from sending us complete information about the products or transactions that we insure. Making appropriate modifications to our systems involves inherent time lags and may require us to incur significant expenses. The inability to make necessary modifications to our systems in a timely and cost-effective manner may have adverse effects on our business, financial condition and operating results.

We could be adversely affected if personal information that we maintain on consumers is improperly disclosed.

As part of our business, we and certain of our subsidiaries and affiliates maintain large amounts of personal information on consumers. While we believe we have appropriate information security policies and systems to prevent unauthorized disclosure, there can be no assurance that unauthorized disclosure, either through the actions of third parties or our employees, will not occur. Unauthorized disclosure could adversely affect our reputation and expose us to civil liability and material claims for damages.

We are subject to the risk of private litigation and regulatory proceedings.

We face litigation risk in the ordinary course of operations, including the risk of class action lawsuits. In April 2008, a purported class action lawsuit was filed against Radian Group, the Compensation and Human Resources Committee of our board of directors and individual defendants in the U.S. District Court for the Eastern District of Pennsylvania, alleging violations of the Employee Retirement Income Securities Act as it relates to our Savings Incentive Plan. While this claim has been dismissed by the court, we cannot predict whether other actions may be brought against us in the future. Any such proceedings could have an adverse affect on our consolidated financial position, results of operations or cash flows.

On August 13, 2010, American Home Mortgage Servicing, Inc. (“AHMSI”) filed a complaint against Radian Guaranty Inc. in the United States District Court for the Central District of California, on its own behalf and as servicer for certain residential mortgage backed securitizations insured by Radian Guaranty under 27 separate bulk primary mortgage insurance policies. AHMSI contends that it mistakenly sent cancellation notices to Radian Guaranty for certain loans covered under these policies in 2008, and that Radian Guaranty wrongfully refused to reinstate coverage for 271 of these loans after AHMSI discovered the error. We believe that there are approximately 271 loans for which insurance was not reinstated. According to AHMSI, Radian Guaranty’s refusal to reinstate coverage was in breach of its contractual duties under the policies and in bad faith. AHMSI is seeking money damages and injunctive relief requiring Radian Guaranty to reinstate full coverage on all loans insured under the policies. On October 18, 2010, Radian Guaranty filed a motion to dismiss this case and a motion to transfer venue to the Eastern District of Pennsylvania. Hearing on these motions is scheduled for December 20, 2010.

On October 3, 2007, we received a letter from the staff of the Chicago Regional Office of the SEC stating that the staff is conducting an investigation involving Radian Group and requesting production of certain documents. The staff has also requested that certain of our current and former employees and directors provide voluntary testimony in this matter. We believe that the investigation generally relates to disclosure and financial reporting by us and a co-investor regarding our respective investments in C-BASS. We are cooperating with the requests of the SEC. The SEC staff has informed us that this investigation should not be construed as an indication by the Commission or its staff that any violation of the securities laws has occurred, or as a reflection upon any person, entity or security.

From time to time we have disputes with our customers. If not resolved, these disputes could, and sometimes do, lead to arbitration or litigation proceedings. Recently, we have faced an increasing number of challenges from certain of our lender customers regarding our insurance rescissions and claim denials. We are currently in discussions with these customers regarding a number of rescissions or denials that are collectively material in amount, which, if not resolved, could result in arbitration or judicial proceedings. There has been increased litigation in our industry relating to rescissions and denials. Although we are not a party to any material litigation relating to rescissions and denials, we cannot predict whether such actions may be brought against us and since certain litigation relates to mortgage insurance policy terms and practices that are widely used in the mortgage insurance industry, the outcome of this litigation may impact us. If this litigation results in a change in mortgage insurance policy terms and practices that are widely used by the mortgage insurance industry, including by us, or we engage in material litigation with any customer and as a result the customer limits the amount of business they conduct with us or terminates our business relationship altogether, it could have a negative impact on our business and results of operations.

Our senior management and board of directors have been required to devote significant time to these and related matters and will likely be required to devote substantial additional time to these matters in the future. There can be no assurance that these lawsuits, regulatory investigations and other legal matters will not have a disruptive effect upon the operations of the business. In addition, we have incurred (and are likely to continue to incur), substantial expenses in connection with such matters, including substantial fees for attorneys and other professional advisors.

We are unable at this time to predict the outcome of these actions or reasonably estimate a range of damages in the event plaintiffs in these or other additional litigation prevail under one or more of their claims. In addition, we are cooperating with the SEC regarding the above investigation but we cannot predict the outcome of any such investigation or other regulatory proceedings. Depending on the outcome of any such investigation or other regulatory proceeding, we may be required to pay material fines, consent to injunctions on future conduct or suffer other penalties, remedies or sanctions. The ultimate resolution of these matters could have a material adverse impact on our financial results, financial condition, and liquidity, and on the trading price of our common stock. There can be no assurance that additional lawsuits, regulatory and other matters will not arise.

See also “Legislation and regulatory changes and interpretations could harm our mortgage insurance business,” “Legislation and regulatory changes and interpretations could harm our financial guaranty business” and “The IRS is examining our tax returns for the years 2000 through 2007.”

The IRS is examining our tax returns for the years 2000 through 2007.

We are currently involved in the process of contesting proposed adjustments resulting from the examination by the Internal Revenue Service (the “IRS”) for the 2000 through 2007 tax years. The IRS opposes the recognition of certain tax losses and deductions that were generated through our investment in a portfolio of residual interests in Real Estate Mortgage Investment Conduits (“REMICs”) and has proposed adjustments denying the associated tax benefits of these items. The initial proposed adjustments relating to the 2000 through 2007 tax years, if sustained, would increase our original tax liability for those years by approximately $128 million, in addition to any associated penalties and interest, but approximately $33 million of that tax liability may be offset by net operating loss carrybacks. We have appealed these proposed adjustments with the IRS Office of Appeals and have made “qualified deposits” with the U.S. Department of the Treasury of approximately $89 million to avoid the accrual of above-market-rate interest with respect to the proposed adjustments. Although we disagree with and are contesting the adjustments proposed by the IRS and believe that our income and losses from these investments were properly reported on our federal income tax returns in accordance with applicable tax laws and regulations in effect during the applicable periods, there can be no assurance that we will prevail in our position. The overall appeals process and any post appeal mediation may take some time, and a final resolution may not be reached until a date many months into the future. Additionally, although we believe, after discussions with outside counsel about the issues raised in the examination and the procedures for resolution of the disputed adjustments, that an adequate provision for income taxes has been made for potential liabilities that may result, if the outcome of this matter results in a liability that differs materially from our expectations, it could have a material impact on our effective tax rate, results of operations and cash flows.

We have concluded that a small valuation allowance is required with regard to our $728.2 million net deferred tax asset and a more substantial valuation allowance could become necessary.

As of September 30, 2010, we had a net deferred tax amount (“DTA”) in the amount of $728.2 million. We are required to establish a valuation allowance against our DTA when it is more likely than not that all or some portion of our DTA will not be realized. At each balance sheet date, we assess our need for a valuation allowance and this assessment is based on all available evidence, both positive and negative, and requires management to exercise judgment and make assumptions regarding whether such DTA will be realized in future periods. Future realization of our DTA will ultimately depend on the existence of sufficient taxable income of the appropriate character (ordinary income or capital gains) within the applicable carryback and carryforward periods provided under the tax law. Among the more significant positive evidence that we considered in determining the amount of valuation allowance needed is our ability to generate a significant amount of taxable income from our investment portfolio. During 2009 and 2010, we implemented a tax planning strategy of converting our investment portfolio from tax exempt securities to securities that provide fully taxable interest. In future periods, in addition to our ability to generate a significant amount of taxable income from our investment portfolio, our DTA assessment may also depend upon, among other items, our expectations regarding our future profitability from operations, including the timing of such projected profitability. In light of the current economic uncertainty and continued weakness in the housing markets, it remains uncertain if and when we may return to profitability on a consistent basis. This uncertainty could make it difficult for us to rely on future operating income as evidence that we will realize all or a portion of our DTA in the future.

A valuation allowance of approximately $10.4 million was recorded within our $728.2 million DTA related to certain state NOLs. These state NOLs were generated by our operating subsidiaries and, due to limitations imposed upon the utilization of such NOLs by the various tax jurisdictions, we cannot be certain that these NOLs will be fully utilized during the applicable carryforward periods. If, in the future, our assumptions and estimates that resulted in our forecast of future taxable income prove to be incorrect, an additional valuation allowance could become necessary, which may be significant. Recognition of an additional valuation allowance could have a material adverse effect on our financial condition and results of operations.

Our ability to recognize tax benefits on future domestic U.S. tax losses and our existing U.S. net operating loss position may be limited.

We have generated substantial NOLs, loss carryforwards and other tax attributes for U.S. tax purposes that can be used to reduce our future federal income tax obligations. Our ability to fully use these tax assets (including NOLs of approximately $1,873 million as of September 30, 2010) will be adversely affected if we have an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. An ownership change is generally defined as a greater than 50 percentage point increase in equity ownership by “five-percent shareholders” (as that term is defined for purposes of Section 382 of the Internal Revenue Code) in any three-year period. We may experience an “ownership change” in the future as a result of changes in our stock ownership.

On October 8, 2009, our board of directors adopted a Tax Benefit Preservation Plan (the “Plan”), which, as amended, was approved by our stockholders at the 2010 annual meeting. We subsequently adopted certain amendments to our amended and restated bylaws (the “Bylaw Amendment”) and our stockholders approved at the 2010 annual meeting certain amendments to our amended and restated certificate of incorporation (the “Charter Amendment”). The Plan, the Bylaw Amendment and the Charter Amendment were implemented in order to protect our ability to utilize our NOLs and other tax assets and prevent an “ownership change” under U.S. federal income tax rules. These provisions all restrict or discourage certain transfers of our common stock that would (i) create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382.

The provisions of the Plan are generally applicable to the holders of our common stock. The transfer restrictions within the Bylaw Amendment are applicable to the shares of our common stock issued after it was adopted on April 30, 2010, including the shares of common stock issued in our public offering in May 2010. The transfer restrictions within the Charter Amendment are applicable to the shares of common stock that were voted in favor of such amendment at our 2010 annual meeting of stockholders on May 12, 2010 and to the shares of our common stock that were issued after the Charter Amendment was adopted on that date.

However, there is no guarantee that these steps will be effective in protecting our NOLs and other tax assets. Determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 of the Internal Revenue Code and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of our tax assets.

Since the Plan, the Bylaw Amendment, and the Charter Amendment all restrict or prohibit certain transfers of our common stock, they may make it more difficult and more expensive to acquire us, and may discourage open market purchases of our common stock or a non-negotiated tender or exchange offer for our common stock. Accordingly, they may limit a stockholder’s ability to realize a premium over the market price of our common stock in connection with any stock transaction.

For purposes of Section 382 of the Internal Revenue Code, under the Plan, the Bylaw Amendment, and the Charter Amendment, unless we have actual knowledge to the contrary, we are entitled to rely on filings of Schedules 13D, 13F and 13G to identify the holders of our common stock who may be subject to such provisions. The rules for determining ownership for the purposes of the Plan, the Bylaw Amendment and the Charter Amendment in general track the definition of ownership for purposes of Section 382 of the Internal Revenue Code, which differs from the traditional concepts of beneficial ownership under the federal securities laws. Consequently, an investor in our common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of the Plan, the Bylaw Amendment and the Charter Amendment. Although the Section 382 definition of ownership generally is more narrow than beneficial ownership under the federal securities laws, any ambiguity created by the differences in these definitions may discourage investments in our common stock.

Additionally, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Bylaw Amendment and the Charter Amendment, and a court could find that the Bylaw Amendment or the Charter Amendment is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. This potential for litigation regarding the enforceability of the transfer restrictions may discourage investments in our common stock. However, as we currently intend to retain the Plan in place, it is unlikely that any investor will seek to exceed the limits included in the Plan and so will not be likely to have any reason to challenge the Bylaw Amendment or the Charter Amendment.

In general, the Plan and the transfer restrictions contained in the By-Law Amendment and in the Charter Amendment will each terminate (i) if Section 382 is repealed and the Board determines that the transfer restrictions contained therein are no longer necessary for the preservation of the tax benefits, (ii) at the beginning of a taxable year to which the Board determines that no NOLs may be carried forward; or (iii) if the Board determines that the potential limitation on the use of the tax benefits under Section 382 is no longer material to us. Finally, the Plan will terminate if it is not re-approved by our stockholders every three years.

Our NOLs and other tax assets may be challenged by the IRS.

The amount of our NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of our NOLs and other tax assets, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 of the Internal Revenue Code and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, even though we currently have several measures in place to protect our NOLs (such as the Plan, the Bylaw Amendment and the Charter Amendment), we cannot assure you that the IRS or other taxing authority will not claim that we have experienced an “ownership change” and attempt to reduce the benefit of the Company’s tax assets.

Legislation and regulatory changes and interpretations could harm our mortgage insurance business.

Our business and legal liabilities are affected by the application of federal or state consumer lending and insurance laws and regulations and by changes in these laws and regulations. For example, HERA includes reforms to the FHA, and provides the FHA with greater flexibility in establishing new products and increases the FHA’s competitive position against private mortgage insurers. This law increased the maximum loan amount that the FHA can insure and established a higher minimum cash down-payment. HERA also contained provisions, called the Hope for Homeownership program, by which the FHA is authorized to refinance distressed mortgages in return for lenders and investors agreeing to write down the amount of the original mortgage. The EESA and the U.S. Department of the Treasury’s Homeowner Affordability and Stability Plan include provisions that encourage further use of the Hope for Homeowners program and further strengthen support for FHA programs by easing restrictions in these programs. We cannot predict with any certainty the long-term impact of these changes upon demand for our products. However, beginning in 2008, the FHA has materially increased its market share, in part by insuring a number of loans that would meet our current underwriting guidelines, as a result of these recent legislative and regulatory changes. See “Our mortgage insurance business faces intense competition” above for a discussion regarding recent pricing changes by the FHA. Any further increase in the competition we face from the FHA or any other government sponsored entities could harm our business, financial condition and operating results.

We and other mortgage insurers have faced private lawsuits alleging, among other things, that our captive reinsurance arrangements constitute unlawful payments to mortgage lenders under the anti-referral fee provisions of The Real Estate Settlement Practices Act of 1974 (“RESPA”) and that we have failed to comply with the notice provisions of the Fair Credit Reporting Act (“FCRA”). In addition, class action lawsuits have been brought against a number of large lenders alleging that their captive reinsurance arrangements violated RESPA. While we are not currently a defendant in any case related to RESPA or FCRA, there can be no assurance that we will not be subject to any future litigation under RESPA or FCRA or that the outcome of such litigation will not have a material adverse effect on us.

We and other mortgage insurers have been subject to inquiries from the NYID and the Minnesota Department of Commerce relating to our captive reinsurance and contract underwriting arrangements, and we have also received a subpoena from the Office of the Inspector General of the U.S. Department of Housing and Urban Development (“HUD”), requesting information relating to captive reinsurance. We cannot predict whether these inquiries will lead to further inquiries, or further investigations of these arrangements, or the scope, timing or outcome of the present inquiries or any other inquiry or action by these or other regulators. Although we believe that all of our captive reinsurance and contract underwriting arrangements comply with applicable legal requirements, we cannot be certain that we will be able to successfully defend against any alleged violations of RESPA or other laws.

Proposed changes to the application of RESPA could harm our competitive position. HUD proposed an exemption under RESPA for lenders that, at the time a borrower submits a loan application, give the borrower a firm, guaranteed price for all the settlement services associated with the loan, commonly referred to as “bundling.” In 2004, HUD indicated its intention to abandon the proposed rule and to submit a revised proposed rule to the U.S. Congress. HUD began looking at the reform process again in 2005 and a new rule was proposed in 2008. We do not know what form, if any, this rule will take or whether it will be promulgated. In addition, HUD has also declared its intention to seek legislative changes to RESPA. We cannot predict which changes will be implemented and whether the premiums we are able to charge for mortgage insurance will be negatively affected.

Our contract underwriters are required to be licensed as mortgage loan originators in accordance with the SAFE Mortgage Licensing Act (the “SAFE Act”). The SAFE Act requires mortgage loan originators who are employees of regulated institutions (including banks and certain of their subsidiaries) to be registered with the Nationwide Mortgage Licensing System and Registry (the “Registry”), a database established by the Conference of State Bank Supervisors and the American Association of Residential Mortgage Regulators to support the licensing of mortgage loan originators by each state. As part of this registration process, loan originators must be licensed under SAFE Act guidelines enacted by each state where the mortgaged property is located. The SAFE Act generally prohibits employees of a regulated financial institution from originating residential mortgage loans without first registering with the Registry and maintaining that registration. The effective date for the SAFE Act was October 1, 2010, and we are currently working to achieve compliance. If we are unable to achieve compliance with the SAFE Act in all applicable states, we may be required to cease or limit our contract underwriting services in some or all states and could be subject to fines or other penalties.

Legislation and regulatory changes and interpretations could harm our financial guaranty business.

The laws and regulations affecting the municipal, structured finance and trade credit debt markets, as well as other governmental regulations, may be changed in ways that could adversely affect our financial guaranty business. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), a sweeping financial reform bill, was signed into law. See “The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act may have a material effect on our mortgage insurance and financial guaranty businesses” for information regarding the impact of the Dodd-Frank Act on our financial guaranty business.” In addition, while we are still analyzing the potential impact, we believe it is possible that the recently enacted Patient Protection and Affordable Care Act of 2010 could adversely affect some of the healthcare institutions we have insured in our public finance line of business.

At the state level, our regulators are continuing to consider modification of the laws, rules and regulations applicable to financial guarantors, including placing additional restrictions on the writing and holding of risk in the form of credit default swaps. These legislative initiatives could result in additional constraints on our holding risk and limitations on our ability to conduct future financial guaranty business, including additional restrictions and limitations on our ability to declare dividends or more stringent statutory capital requirements for all or certain segments of our financial guaranty businesses. Any of these changes could have a material adverse effect on our business, financial condition and operating results.

We continue to monitor developments in these areas of possible reform.

The implementation of the Basel II capital accord may discourage the use of mortgage insurance.

In 1988, the Basel Committee on Banking Supervision developed the Basel Capital Accord (“Basel I”), which established international benchmarks for assessing banks’ capital adequacy requirements. In June 2005, the Basel Committee issued an update to Basel I (as revised in November 2005, “Basel II”). Basel II was implemented by many banks in the U.S. and many other countries in 2009 and may be implemented by the remaining banks in the U.S. and many other countries in 2010. Basel II affects the capital treatment provided to mortgage insurance by domestic and international banks in both their origination and securitization activities. The Basel II provisions related to residential mortgages and mortgage insurance may provide incentives to certain of our bank customers not to insure mortgages having a lower risk of claim and to insure mortgages having a higher risk of claim.

In September 2010, the Basel Committee released Basel III guidelines, which will increase the capital requirements of certain banking organizations. Implementation of the Basel III guidelines will require formal regulations, which have not yet been proposed by the federal banking agencies and will involve a substantial phase-in period. Without more information regarding this regulations, we are not yet able to evaluate the potential effects of the Basel III guidelines on our business.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act may have a material effect on our mortgage insurance and financial guaranty businesses.

The Dodd-Frank Act contains many new regulations and mandates additional significant rule-making by several regulatory agencies to implement its far reaching provisions. Therefore, the full scope of the Dodd-Frank Act and its impact on our mortgage insurance and financial guaranty businesses will remain uncertain until the final rules are implemented, which could take until the second half of 2011 or later. The Dodd-Frank Act, among others things:

•	establishes the Bureau of Consumer Financial Protection to regulate the offering and provision of consumer financial products or services under federal law, including residential mortgages;

•

requires securitizers to retain some of the risk associated with mortgage loans that they transfer, sell or convey, unless the mortgage loans are “qualified residential mortgages” or are insured by the FHA or another federal agency. The Dodd-Frank Act provides that the definition of “qualified residential mortgages” will be determined by regulators, with consideration to be given, among other things, to the presence of mortgage insurance. In addition, the Dodd-Frank Act authorizes regulators to issue regulations prohibiting a creditor from making a residential mortgage loan unless the creditor makes a reasonable and good faith determination that, at the time the loan is consummated, the consumer has a reasonable ability to repay the loan. The Act provides that a creditor may presume that a borrower will be able to repay a loan if the loan has certain low-risk characteristics that meet the definition of a “qualified mortgage.” Depending on whether and to what extent loans with mortgage insurance are considered “qualified residential mortgages” for purposes of the Dodd-Frank securitization provisions or “qualified mortgages” for purposes of the ability to repay provisions, this legislation could materially adversely affect the amount of new mortgage insurance that we write;

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may impose additional reporting, capital and collateral requirements on our financial guaranty business, including, potentially, the posting of collateral for existing derivative contracts. Although Senators Christopher Dodd and Blanche Lincoln have written that the capital and margin requirements of the Dodd-Frank Act are not intended to apply retroactively to existing derivative contracts, the Dodd-Frank Act is silent on this point, leaving the determination to the applicable regulatory agencies in their rule-making under the Dodd-Frank Act. We can provide no assurance that these requirements will not be applied retroactively to our existing derivative contracts, which if so applied, would likely require that we post significant collateral amounts that could exceed our current investment balances, and consequently, could have a material adverse effect on our businesses and on our financial condition, including significantly reducing or eliminating the ability of our financial guaranty business to provide dividends to our mortgage insurance business; and

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sets new limitations and restrictions on banking, derivatives and asset-backed securities that may make it more difficult for us to commute, restructure, hedge or otherwise mitigate losses or reduce exposure on our existing financial guaranty portfolio.

We cannot predict the requirements of the regulations ultimately adopted under the Dodd-Frank Act, the effect such regulations will have on financial markets generally, or on our mortgage insurance and financial guaranty businesses specifically, the additional costs associated with compliance with such regulations, and any changes to our operations that may be necessary to comply with the Dodd-Frank Act, any of which could have a material adverse effect on our businesses, cash flows, financial condition and results of operations.

Risks Related to the Offering, the Notes and Our Common Stock

The notes are unsecured, are effectively subordinated to any future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including claims with respect to insured policies and trade payables.

The notes will rank equal in right of payment to our existing and future liabilities that are not expressly subordinated in right of payment to the notes. In addition, the notes are unsecured and effectively subordinated in right of payment to any future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including claims with respect to insured policies and trade payables. As of September 30, 2010, we had no secured debt outstanding. At that date we did have outstanding $160 million principal amount of 7.75% debentures due in 2011, $250 million principal amount of 5.625% senior notes due in 2013 and $250 million principal amount of 5.375% senior notes due in 2015, all of which would rank equally in right of payment with the notes. However, under the indentures governing our existing indebtedness, any lien that we grant on the stock of certain subsidiaries would also have to secure the indebtedness under these indentures, which would cause all such indebtedness to rank senior to the notes. As of September 30, 2010, our subsidiaries had approximately $743.5 million face value of indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively rank senior to the notes. This indebtedness is entirely comprised of secured indebtedness of variable interest entities that are consolidated in our financial results pursuant to the accounting standard regarding variable interest entities. Certain of our subsidiaries guarantee substantially all of this indebtedness. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay any or all of the amounts due on the notes then outstanding. See “Description of Notes—Ranking.”

We act principally as a holding company and do not have any significant operations of our own. Because most of our operations are conducted through our insurance subsidiaries, substantially all of our consolidated assets are held by our subsidiaries and most of our cash flow, and consequently, our ability to pay any amounts due on the notes, is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings. However, the notes are exclusively our obligations, and are not guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments, although we do have expense-sharing arrangements in place with our principal operating subsidiaries under which those subsidiaries have agreed to pay us their share of holding-company-level expenses, including interest expense on our long-term debt. Our insurance subsidiaries’ ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the states where they are domiciled and by the GSEs and certain rating agencies. As a result, we may be unable to gain access to the cash flow or assets of our insurance subsidiaries. See “As a holding company, Radian Group relies on its operating subsidiaries to fund its dividend payments and to meet its obligations, has intercompany payment obligations under its tax-sharing agreement and could be required to provide capital support for our mortgage insurance subsidiaries if additional capital is required by insurance laws or regulators, the GSEs or the rating agencies.”

We may not have the ability to raise the funds necessary to pay the principal of or interest on the notes, settle conversions of the notes or purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or to purchase the notes upon a fundamental change.

At maturity, the entire principal amount of the notes then outstanding, plus any accrued and unpaid interest, will become due and payable. We must pay interest in cash on the notes on May 15 and November 15 of each year, beginning on May 15, 2011. You may require us to purchase your notes upon the occurrence of a fundamental change, at a cash purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the fundamental change purchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes.” In addition, upon conversion of the notes, we will be required to make cash payments for each $1,000 in principal amount of notes converted of at least the lesser of $1,000 and the sum of the daily conversion values, as described under “Description of Notes—Settlement Upon Conversion.” We may not have enough available cash or be able to obtain sufficient financing at the time we are required to make these payments. Furthermore, our ability to make these payments may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to pay interest when due, if uncured for 30 days, or to purchase notes when required or to deliver the full amount of conversion consideration due upon conversion of notes, each if uncured for five days, or our failure to pay the principal amount when due will constitute an event of default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of that indebtedness is accelerated as a result, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the notes, purchase the notes upon a fundamental change or make cash payments upon conversion of the notes.

Increased leverage as a result of this offering may harm our financial condition and results of operations.

Upon the sale of the notes we are offering by this prospectus supplement, assuming the underwriters do not exercise their option to purchase additional notes, our total consolidated long-term debt as of September 30, 2010 would have been approximately $930.2 million and would have represented approximately 31.9% of our total capitalization as of that date. See “Capitalization.” In addition, the indenture for the notes will not restrict our ability to incur additional indebtedness. We may also incur additional long-term indebtedness or obtain additional working capital lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, financial condition and results of operations including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of the cash flow from our subsidiaries’ operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the notes or any indebtedness which we may incur in the future, we would be in default, which would permit the holders of such indebtedness to accelerate the maturity of that indebtedness and could cause defaults under other indebtedness. Any default on our indebtedness would likely have a material adverse effect on our business, financial condition and results of operations.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” If one or more holders elect to convert their notes, we would be required to pay cash up to the aggregate principal amount of such notes, which could adversely affect our liquidity.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Under the notes, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 75 trading day observation period, and such consideration will be delivered on the third business day following the final trading day of the relevant observation period. As described under “Description of Notes—Settlement upon Conversion,” this period would be (i) if the relevant conversion date occurs prior to the 80th scheduled trading day immediately preceding the maturity date, the 75 consecutive trading day period beginning on, and including, the second trading day after such conversion date; and (ii) if the relevant conversion date occurs on or after the 80th scheduled trading day immediately preceding the maturity date, the 75 consecutive trading days beginning on, and including, the 80th scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will generally be less than the value used to determine the number of shares that you will receive.

The conversion rate of the notes will not be adjusted for certain dilutive events.

As described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” and “Description of Notes—Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change,” we will adjust the conversion rate of the notes for certain events, including, among others:

•	the issuance of stock dividends on our common stock and certain subdivisions and combinations of our capital stock;

•	the issuance of certain rights or warrants;

•	the distribution of capital stock, indebtedness or assets;

•	cash dividends (other than regular quarterly dividends equal to or less than $0.0025 per share);

•	certain tender or exchange offers; and

•	the conversion of a note in connection with a “make-whole fundamental change.”

We will not adjust the conversion rate for other events, such as a third party tender or exchange offer or an issuance of common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. If we engage in any of these types of transactions, our common stock may be diluted without any increase to the conversion rate, which would likely have an adverse effect on the value of the notes.

The increase in the conversion rate applicable to notes that you convert in connection with a make-whole fundamental change may not adequately compensate you for any lost time value of your notes as a result of that event.

If a make-whole fundamental change occurs, under certain circumstances we will increase the conversion rate for conversions within a specified time frame following the make whole fundamental change. The amount of the increase in the conversion rate depends on the date when the make-whole fundamental change becomes effective and the price paid (or deemed paid) per share of our common stock in such transaction, as described under “Description of Notes—Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change.”

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction. In addition, if the price paid (or deemed paid) per share of our common stock in the transaction is greater than $75.00 per share or less than $8.82 per share (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the conversion rate as a result of such adjustment exceed 113.3786 shares per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate as described above could also be considered a penalty under common law, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

The conditional conversion feature of the notes could result in your receiving less than the value of the cash and common stock, if any, into which the notes would otherwise be convertible.

Before August 15, 2017, the notes are convertible only if specified conditions are met. If these conditions for conversion are not met, you will not be able to convert your notes prior to such time and you may not be able to receive the value of the cash and shares of common stock, if any, into which the notes would then be convertible.

The indenture for the notes includes only limited covenants, and these limited covenants may not protect your investment.

The indenture for the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect you if we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness that would effectively rank senior to the notes;

•	limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability to pledge our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the notes.

The indenture for the notes contains only limited protections in the event of a change in control of Radian Group. We could engage in many types of transactions, such as certain restructurings, acquisitions, refinancings or leveraged recapitalizations, that could substantially increase the amount of our indebtedness or otherwise significantly affect our capital structure and could adversely affect the value of the notes but would not constitute a “fundamental change” that permits you to require us to purchase your notes, as described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes.” For these reasons, you should not consider the covenants in the indenture or the purchase right upon a fundamental change as a significant factor in evaluating whether to invest in the notes.

If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes.

The notes are a new issue of securities for which there is currently no public market. We do not intend to list the notes on any national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market for the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, an active trading market may not develop for the notes. Even if a trading market for the notes develops, the market may not be liquid. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may be unable to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

An adverse rating of the notes, or a downgrade or potential downgrade of our or our subsidiary’s credit ratings, may cause the trading price of the notes to fall.

We do not expect to seek a rating on the notes; however, if a rating agency rates the notes, it may assign a rating that is lower than investors’ expectations. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline. A downgrade or potential downgrade of our or our subsidiary’s credit ratings may also cause the trading price of the notes to fall.

You should consider the U.S. federal income tax consequences of owning the notes.

The U.S. federal income tax treatment of the conversion of the notes into a combination of common stock and cash is uncertain. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of notes into a combination of cash and common stock. See “Certain United States Federal Income Tax Considerations” for a discussion of the U.S. federal income tax consequences of ownership and disposition of the notes.

You may have to pay U.S. taxes if we adjust the conversion rate in certain circumstances, even if you do not receive any cash or other consideration.

We will adjust the conversion rate of the notes for stock splits and combinations, stock dividends, certain cash dividends and certain other events. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments” and “Description of Notes—Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change.” If we adjust the conversion rate, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash or other consideration in connection with the conversion rate adjustment and even though you might not exercise your conversion right. See “Certain United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Constructive Distributions.”

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to changes made with respect to our common stock to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) before the notes are effectively converted on the last trading day of the observation period, but, to the extent our conversion obligation includes shares of our common stock, holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our amended and restated certificate of incorporation or amended and restated bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs before the last trading day of the relevant observation period, then, to the extent our conversion obligation includes shares of the common stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.

Unless certificated notes are issued in exchange for book-entry interests in the notes, owners of book-entry interests will not be considered owners or holders of the notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and adjusting their short position while they simultaneously hold the notes. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

At an open meeting on February 24, 2010, the SEC adopted a new short sale price test through an amendment to Rule 201 of Regulation SHO. The amendments to Rule 201 became effective on May 10, 2010 and restrict short selling when the price of a “covered security” has triggered a “circuit breaker” by falling at least 10% in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Compliance with the amendments to Rule 201 is required by November 10, 2010. Because our common stock is a “covered security,” the new restrictions may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes.

In addition, on June 10, 2010 the SEC approved a six-month pilot (the “circuit breaker pilot”) pursuant to which several national securities exchanges and the Financial Industry Regulatory Authority, Inc. (“FINRA”) adopted rules to halt trading in securities included in the S&P 500 Index if the price of any such security moves 10% or more from within a five-minute period. On June 30, 2010, the national securities exchanges and FINRA proposed to expand the circuit breaker pilot to include component securities of the Russell 1000 Index and over 300 exchange traded funds. As of November 5, 2010, the expansion of the circuit breaker pilot had not yet been approved by the SEC. In light of the sudden, market-wide price declines experienced on May 6, 2010, the circuit breaker pilot, including the proposed expansion of the circuit breaker pilot (if approved), may decrease, or prevent an increase in, the market price and/or liquidity of our common stock and/or interfere with the ability of investors in, and potential purchasers of, the notes, to effect hedging transactions in or relating to our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or will seek to employ, with respect to the notes.

On July 21, 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act. This new legislation may require many over-the-counter swaps to be centrally cleared and traded on exchanges or comparable trading facilities. In addition, swap dealers and major market participants may be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to implement a convertible arbitrage strategy with respect to the notes (including increasing the costs incurred by such investor in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the notes. The legislation will become effective on the later of 360 days following the enactment of the legislation or 60 days after the publication of the final rule; however, it is unclear whether the margin requirements will apply retroactively to existing swap transactions. We cannot predict how this legislation will be implemented by the SEC or the magnitude of the effect that this legislation will have on the trading price or liquidity of the notes.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the circuit breaker pilot, including the proposed expansion of the circuit breaker pilot (if approved), may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales in the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible notes issued by many of the financial services companies subject to the prohibition. Any governmental actions that restrict the ability of investors in, or potential purchasers of, the notes to effect short sales in our common stock or to implement hedging strategies, including the recently adopted amendments to Regulation SHO, implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the pilot rules described above, could similarly adversely affect the trading price and the liquidity of the notes.

The accounting method for the notes is subject to uncertainty, including as a result of recent changes that could have a material effect on our reported financial results.

In May 2008, FASB issued an accounting standard for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). This standard applies to certain convertible debt instruments, including the notes, that, by their stated terms, may be settled entirely or partially in cash upon conversion. Under this standard, an entity must separately account for the liability and equity components of such convertible debt instruments (such as the notes) in a manner that reflects the issuer’s economic interest cost. The effect of this standard on the accounting for the notes is that the equity component would be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because this standard will require interest to include both the current period’s amortization of the debt discount and the note’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the securities are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the securities exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. However, any shares we may be entitled to receive from the hedge counterparty under the capped call transaction in such event would not be reflected in our diluted earnings per share. We cannot be sure that accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

The capped call transaction may affect the value of the notes and our common stock.

In connection with the pricing of the notes, we intend to enter into a capped call transaction with an affiliate of one of the underwriters of this offering (the “hedge counterparty”). In addition, if the underwriters exercise their over-allotment option to purchase additional notes, we may enter into an additional capped call transaction with the hedge counterparty. The capped call transaction will cover the number of shares of our common stock initially underlying the notes, with a strike price initially equal to the initial conversion price of the notes and a cap price initially equal to $14.112 (in each case subject to anti-dilution adjustments similar to those applicable to the notes). The capped call transaction is intended generally to reduce the potential dilution to our common stock and/or to offset potential cash payments in excess of the principal amount of the converted notes upon conversion of the notes as described under “Description of the Capped Call Transaction.” However, if the daily VWAP for any of the trading days during the relevant observation period exceeds the cap price, the number of shares of our common stock and/or the amount of cash comprising all the daily net settlement amount(s) we would owe upon conversion of the notes will exceed the number of shares of our common stock delivered and/or the amount of cash paid to us under the capped call transaction.

In connection with establishing its initial hedge of the capped call transaction, the hedge counterparty (and/or its affiliate):

•	expects to enter into various over-the-counter cash-settled derivative transactions with respect to our common stock concurrently with, or shortly following, the pricing of the notes; and

•

may unwind all or a portion of the over-the-counter cash-settled derivative transactions and purchase shares of our common stock in secondary market transactions shortly following the pricing of the notes.

These activities could increase or prevent a decline in the price of our common stock concurrently with or shortly following the pricing of the notes. The effect, including the direction or magnitude of the effect of these activities, if any, on the market price of our common stock or the notes will depend on several factors, including market conditions, and cannot be ascertained at this time.

In addition, we have been advised by the hedge counterparty that it (and/or its affiliates) expects to modify its hedge positions following pricing of the notes by entering into or unwinding various over-the-counter derivative transactions with respect to shares of our common stock, and/or by purchasing or selling shares of the common stock or the notes in secondary market transactions (and is likely to do so during any observation period related to a conversion of the notes). The effect, including the magnitude and direction of the effect, if any, of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect your ability to convert the notes and, to the extent the activities occur during any observation period related to a conversion of the notes, the number of shares of our common stock and/or the amount of cash comprising the daily net settlement amount(s) you may receive upon conversion of the notes.

The decision by the hedge counterparty (and/or its affiliate) to engage in any of these transactions and discontinue any of these transactions with or without notice, once commenced, is within the sole discretion of the hedge counterparty (and/or its affiliate).

In addition, if the capped call transaction fails to become effective when this offering of notes is completed, or if the offering is not completed, the hedge counterparty (and/or its affiliate) may unwind its hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes. Under certain circumstances, we may be required to reimburse the hedge counterparty (and/or its affiliates) for the cost of these hedge unwind transactions.

The capped call transaction is a separate transaction, is not part of the terms of the notes and will not affect your rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transaction.

See “Description of the Capped Call Transaction” and “Underwriting.”

We are subject to counterparty risk with respect to the capped call transaction.

The hedge counterparty is a financial institution, and we will be subject to the risk that the hedge counterparty may default or otherwise fail to perform, or may exercise certain rights to terminate its obligations, under the capped call transaction. Our exposure to the credit risk of the hedge counterparty will not be secured by any collateral. Recent global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions, including a bankruptcy filing by Lehman Brothers Holdings Inc. and its various affiliates. If the hedge counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at the time under those transactions. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price of our common stock or in volatility of our common stock. In addition, upon a default or other failure to perform by, or a termination of the obligations of, the hedge counterparty, we may suffer adverse tax consequences as well as dilution with respect to our common stock. We can provide no assurances as to the financial stability or viability of the hedge counterparty.

Management will have broad discretion to use the proceeds from this offering, and may not use them successfully.

We intend to use the net proceeds from this offering to fund working capital requirements and for general corporate purposes, which may include repayment or repurchase of our outstanding debt securities, including some or all of our 7.75% debentures and our 5.625% senior notes either before or at their respective scheduled maturity dates on June 1, 2011 and February 15, 2013, and additional capital support for our mortgage insurance business. Our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management and board of directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

We intend to use approximately $41.0 million of the net proceeds of this offering to fund the cost of the capped call transaction that we expect to enter into in connection with the pricing of this offering. If the underwriters exercise their over-allotment option to purchase additional notes, we may use a portion of the net proceeds from the sale of such additional notes to fund the cost of entering into an additional capped call transaction with the hedge counterparty.

The market price of our common stock and notes could be negatively affected by future sales or the possibility of future sales of substantial amounts of our common stock or other equity or equity-linked securities by us.

Though we have no current plans to do so, we may need to issue additional shares of our common stock or other equity or equity-linked securities in the future for a number of reasons, including to raise capital beyond the capital raised in this offering in order to finance our operations and business strategy. Our amended and restated

certificate of incorporation authorizes us to issue up to twenty million shares of preferred stock, the rights, preferences, privileges and limitations of which may be fixed or altered by our board of directors. Accordingly, our board of directors has the authority, without stockholder approval, to issue preferred stock with rights that could materially adversely affect the voting power or other rights of the common stockholders or the market value of our common stock. The sale of a substantial amount of equity securities following this offering, including shares of common stock or other equity or equity-linked securities senior to our common stock or convertible into our common stock, or the perception that these sales might occur, could cause the market price of the notes and our common stock to decline. If such sales reduce the market price of the notes and our common stock, our ability to raise additional capital in this manner may be adversely affected, and it may be difficult for you to sell your notes or shares at a time and price that you deem appropriate.

In addition, as of September 30, 2010, we had outstanding 132,942,783 shares of common stock and options to purchase approximately 6,371,143 shares of common stock (of which options to purchase approximately 3,486,772 shares were vested as of that date), and a substantial number of shares of common stock are reserved for issuance under our equity compensation plans and under our employee stock purchase plan and savings incentive plan and will be reserved for issuance upon conversion of the notes. We are unable to predict the effect, if any, that future sales or issuances of shares of common stock or other equity or equity-linked securities will have on the trading price of our common stock.

The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in the Company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This hedging or arbitrage could, in turn, adversely affect the trading price of the notes and the amount of cash and the number and value of shares of our common stock, if any, that you receive upon conversion of the notes.

Volatility of the market price of our common stock may depress the trading price of the notes.

Stock markets are subject to significant price and trading volume fluctuations and the market price of our common stock and that of other companies in our industries has been and may continue to be volatile. The market price for our common stock has varied between a high of $18.68 and a low of $4.19 during the 12-month period ended November 5, 2010. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers or competitors regarding their own performance, as well as industry conditions and general financial, economic, regulatory and political instability. Stock markets in general have recently experienced high levels of volatility that has often been unrelated to the operating performance of companies. These broad market fluctuations, as well as economic, financial, regulatory and other factors, such as prevailing interest rates, interest rate volatility, changes in our industries and the results of operations of our competitors, may adversely affect the trading price of our common stock. In addition, trading prices of our common stock will be influenced by our financial condition, operating results and prospects. A decrease in the market price of our common stock would likely have an adverse impact on the trading price of the notes.

If the average closing price per share of our common stock on the New York Stock Exchange is less than $1.00 over any consecutive 30-trading-day period, we would, subject to certain conditions, fail to satisfy one of the requirements for continued listing on the New York Stock Exchange. If our common stock were to be delisted from the New York Stock Exchange, the liquidity of our common stock would be adversely impacted and, as a result, the market price for our common stock could become more volatile and decline significantly.

These factors, among others, could significantly depress the trading price of the notes and the price of any shares of our common stock that may be issued upon conversion of the notes.

We cannot assure you that we will pay dividends on our common stock in the future.

We declared cash dividends on our common stock equal to $0.02 per share in each quarter of 2007 and the first and second quarters of 2008. In July 2008, we reduced our quarterly common stock dividend to $0.0025 per share. As a holding company, we depend, in large part, upon our subsidiaries’ ability to transfer funds to us in order to pay dividends. Our insurance subsidiaries, which have historically been an important source of funds, including funds to pay dividends, have dividend payment restrictions based on regulatory limitations. If we do not receive adequate distributions from our operating subsidiaries, then we may not be able to make, or may have to reduce, dividend payments on our common stock. In addition, even if we have sufficient funds to pay dividends, we may choose not to do so. Our dividend policy, and any current or future restrictions on our ability to pay dividends, could adversely affect the market price of our common stock.

The fundamental change purchase feature of the notes may delay or prevent an otherwise beneficial takeover attempt of our company.

The terms of the notes will require us to purchase the notes for cash upon the occurrence of a fundamental change. A takeover of our company may trigger the requirement that we purchase the notes. In addition, the indenture governing the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. These and other provisions may have the effect of delaying or preventing a takeover of our company that may otherwise be beneficial to investors.

Provisions in our organizational documents, the tax benefit preservation plan, applicable state law and regulatory restrictions could delay or prevent a change in control of the Company, or cause a change in control of the Company to have adverse regulatory consequences, any of which could adversely affect the price of our common stock.

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for our securities. These provisions include:

•

that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may establish;

•

that special meetings of stockholders may only be called by the chairman of the board, a majority of our board of directors or the holders of a majority of the shares of common stock then outstanding; and

•	advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors.

On October 8, 2009, our board of directors adopted a Tax Benefit Preservation Plan (the “Plan”), which, as amended, was approved by our stockholders at the 2010 annual meeting. We subsequently adopted certain amendments to our amended and restated bylaws (the “Bylaw Amendment”) and our stockholders approved at the 2010 annual meeting certain amendments to our amended and restated certificate of incorporation (the “Charter Amendment”). The Plan, the Bylaw Amendment and the Charter Amendment were implemented in order to protect our ability to utilize our NOLs and other tax assets and prevent an “ownership change” under U.S. federal income tax rules. These provisions all restrict or discourage certain transfers of our common stock that would (i) create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382.

The provisions of the Plan are generally applicable to the holders of our common stock. The transfer restrictions of the Bylaw Amendment are applicable to the shares of our common stock issued after it was adopted on April 30, 2010, including the shares of common stock issued in our public offering in May 2010. The transfer restrictions of the Charter Amendment are applicable to the shares of common stock that were voted in favor of such amendment at our 2010 annual meeting of stockholders on May 12, 2010 as well as to all the shares of common stock that are issued after the Charter Amendment was adopted on that date.

However, there is no guarantee that these steps will be effective in protecting our NOLs and other tax assets. Determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 of the Internal Revenue Code and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” before we adopted the Plan and attempt to reduce the benefit of our tax assets.

Because the Plan, the Bylaw Amendment, and the Charter Amendment, all restrict or prohibit certain transfers of our common stock, they may make it more difficult and more expensive to acquire us, and may discourage open market purchases of our common stock or a non-negotiated tender or exchange offer for our common stock. Accordingly, they may limit a stockholder’s ability to realize a premium over the market price of our common stock in connection with any stock transaction, and may adversely affect the trading price of the notes and the amount of cash and the number of shares of our common stock, if any, into which the notes are convertible.

For purposes of Section 382 of the Internal Revenue Code, under the Plan, the Bylaw Amendment, and the Charter Amendment, unless we have actual knowledge to the contrary, we are entitled to rely on filings of Schedules 13D, 13F and 13G to identify the holders of our common stock who may be subject to such provisions. The rules for determining ownership for the purposes of the Plan, the Bylaw Amendment and the Charter Amendment in general track the definition of ownership for purposes of Section 382 of the Internal Revenue Code, which differs from the traditional concepts of beneficial ownership under the federal securities laws. Consequently, an investor in our common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of the Plan, the Bylaw Amendment and the Charter Amendment. Although the Section 382 definition of ownership generally is more narrow than beneficial ownership under the federal securities laws, any ambiguity created by the differences in these definitions may discourage investments in our common stock.

Additionally, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Bylaw Amendment and the Charter Amendment, and a court could find that the Bylaw Amendment or the Charter Amendment is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. This potential for litigation regarding the enforceability of the transfer restrictions may discourage investments in our common stock.

In general, the Plan and the transfer restrictions contained in the By-Law Amendment and in the Charter Amendment will each terminate (i) if Section 382 is repealed and our board of directors determines that the transfer restrictions contained therein are no longer necessary for the preservation of the tax benefits; (ii) at the beginning of a taxable year to which our board of directors determines that no NOLs may be carried forward; or (iii) if our board of directors determines that the potential limitation on the use of the tax benefits under Section 382 is no longer material to us. Finally, the Plan will terminate if it is not re-approved by our stockholders every three years.

The application of various state insurance laws also could be a significant deterrent to any person interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of the outstanding common stock or, in many states, securities that are convertible into our common stock, unless the applicable insurance regulatory authorities determine otherwise.

Section 203 of the Delaware General Corporation Law applies to us because we are a publicly-traded Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined in Section 203. Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management, and they could make it more difficult to accomplish transactions that stockholders or holders of the notes may otherwise deem to be in their best interest.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $388.6 million, after deducting estimated underwriting discount and estimated offering expenses. We estimate the aggregate net proceeds to us will be approximately $437.2 million if the underwriters exercise in full their over-allotment option to purchase additional notes. We cannot assure you that this offering will be completed.

We intend to use the net proceeds from this offering to fund working capital requirements and for general corporate purposes, which may include repayment or repurchase of our outstanding debt securities, including some or all of our 7.75% debentures and our 5.625% senior notes either before or at their respective scheduled maturity dates on June 1, 2011, and February 15, 2013, and additional capital support for our mortgage insurance business. We have not identified the amounts or timing of any expenditures, and our management will have broad discretion as to the use and application of proceeds from this offering. Pending the uses described above, we intend to use the net proceeds to make short-term investments.

We intend to use approximately $41.0 million of the net proceeds of this offering to fund the cost of the capped call transaction that we expect to enter into in connection with the pricing of this offering. If the underwriters exercise their over-allotment option to purchase additional notes, we may use a portion of the net proceeds from the sale of such additional notes to fund the additional cost of entering into an additional capped call transaction with the hedge counterparty.

CAPITALIZATION

The following table shows our capitalization at September 30, 2010:

•	on an actual basis; and

•

on an as adjusted basis to reflect this offering and related use of proceeds, as described under “Use of Proceeds,” and assuming no exercise of the underwriters’ over-allotment option to purchase additional notes.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010, and September 30, 2010.

	September 30, 2010 (unaudited)
	(in thousands, except share and per share amounts)
	Actual	As Adjusted(5)
Cash, cash equivalents, restricted cash and short-term investments	$1,431,831	$1,779,381

Short-term obligations:
Current portion of long-term debt	—	—
Long-term obligations:(1)
7.75% Debentures due 2011(2)	$160,323	$160,323
5.625% Senior Notes due 2013(2)	254,817	254,817
5.375% Senior Notes due 2015(2)	249,761	249,761
3.00% Convertible Senior Notes due 2017(3)	—	265,294

Total long-term obligations	664,901	930,195

Shareholders’ equity:
Preferred Stock, par value $.001 per share; 20,000,000 shares authorized; none issued or outstanding	—	—
Common Stock, par value $.001 per share; 325,000,000 shares authorized; 150,398,463 issued and 132,942,783 outstanding(4)	150	150
Treasury Stock, at cost, 17,455,680 shares	(891,989)	(891,989)
Additional paid-in capital	1,896,068	1,954,471
Retained earnings	928,025	928,025
Accumulated other comprehensive loss, net	(634)	(634)

Total Shareholders’ Equity	1,931,620	1,990,023

Total Capitalization	$2,596,521	$2,920,218

(1)	Long-term obligations are presented at carrying value. Excludes debt of variable interest entities that is guaranteed by certain of our subsidiaries and consolidated on our balance sheet as required under accounting standards.
(2)	Reflects the amounts set forth on the Company’s consolidated balance sheet. The outstanding principal amounts are: 7.75% Debentures-$160,000 and the 5.625% and 5.375% Senior Notes-$250,000 each.
(3)

In accordance with ASC 470-20, the fair value of the feature to convert the debt into common stock is reported as a component of stockholders’ equity. Upon issuance of the notes, the debt will be reported at a discount to the face amount, resulting in a decrease in the amount of debt with an increase in equity reported in our financial statements. Under GAAP, the amount of debt reported will accrete up to the face amount over the expected term of the debt. The determination of the fair values of the debt and equity components has been estimated but is subject to change based upon the completion of our analysis of non-convertible debt interest rates. We currently estimate that the fair value of the feature to convert the debt into common stock which will be reported as unamortized discount on the notes being offered is equal to approximately $134.7 million on a pre-tax basis; this amount will be reported, on an after-tax basis, as an increase to additional paid-in capital on an as adjusted basis. ASC 470-20 does not affect the actual amount that we are required to repay. In addition, additional paid-in capital is reduced as a result of the net cost of the capped call transaction as well as related issuance costs, which together is equal to approximately $44.9 million on a pre-tax basis; this amount will be reported, on an after-tax basis, as a decrease to additional paid-in capital on an as adjusted basis.

(4)	Outstanding shares of common stock as of September 30, 2010 excludes: (a) 4,943,348 shares issuable upon the exercise of stock options that are outstanding as of such date at a weighted exercise price of $19.99 per share; (b) 734,741 shares issuable upon the conversion of shares of equity compensation awards outstanding as of such date; (c) 1,049,182 shares of common stock reserved for future issuance under our equity compensation plans; (d) 1,780,916 shares of common stock available for sale under our employee stock purchase plan; (e) 2,157,027 shares of common stock available for issuance under our savings and incentive plan, and (f) 51,020,370 shares of common stock reserved for issuance upon conversion of the notes.
(5)	Amount reflects the gross proceeds of this offering assuming no exercise of the underwriters’ over-allotment option to purchase additional notes.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

As of September 30, 2010, 132,942,783 shares of Radian Group’s common stock were outstanding, held by approximately 87 stockholders of record.

Radian Group’s common stock trades on the New York Stock Exchange under the trading symbol “RDN.”

	Common Stock Price
	High	Low
Year ended December 31, 2008:
First Quarter	$12.43	$4.41
Second Quarter	$7.14	$1.24
Third Quarter	$7.50	$0.70
Fourth Quarter	$5.49	$1.31
Year ended December 31, 2009:
First Quarter	$4.40	$0.95
Second Quarter	$3.84	$1.20
Third Quarter	$12.48	$1.81
Fourth Quarter	$10.84	$4.19
Year ended December 31, 2010:
First Quarter	$15.98	$6.11
Second Quarter	$18.68	$4.99
Third Quarter	$9.60	$6.04
Fourth Quarter (through November 5, 2010)	$10.12	$7.34

The last reported sales price for the common stock on the New York Stock Exchange on November 5, 2010 was $9.95 per share.

Dividend Policy

The payment of dividends is within the discretion of Radian Group’s board of directors. Since July 2008, Radian Group has paid a quarterly common stock dividend of $0.0025 per share. For the first and second quarters of 2008, Radian Group declared cash dividends on the common stock of $0.02 per share. As a holding company, Radian Group depends on its operating subsidiaries to fund its dividend payments. For more information on Radian Group’s ability to pay dividends, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in Item 7 and Note 15 of the Notes to Consolidated Financial Statements and our Quarterly Report on Form 10-Q for the period ending September 30, 2010, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in Item 2 .

DESCRIPTION OF THE NOTES

We will issue the notes under a base indenture to be dated as of November 15, 2010 between us and U.S. Bank National Association, as trustee, which we refer to as the trustee, as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the base indenture, as supplemented by the supplemental indenture, collectively as the indenture. This description of the notes supplements and, to the extent it is inconsistent therewith, replaces the description of the notes and base indenture contained in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

You may request a copy of the indenture from us as described under “Where You Can Find More Information” in the accompanying prospectus.

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to Radian Group Inc. and not to its subsidiaries.

General

The notes:

•	will be our general unsecured, senior obligations;

•	will initially be limited to an aggregate principal amount of $400,000,000 (or $450,000,000 if the underwriters’ over-allotment option is exercised in full);

•	will bear cash interest from November 15, 2010 at an annual rate of 3.00%, payable on November 15 and May 15 of each year, beginning on May 15, 2011;

•

will be subject to purchase by us at the option of the holders following a fundamental change (as described below under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”), at a price in cash equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date;

•	will not be redeemable before maturity;

•	will mature on November 15, 2017, unless earlier converted or repurchased;

•	will be issued in denominations of integral multiples of $1,000; and

•

will initially be represented solely by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at the applicable conversion rate. The conversion rate will initially be 85.5688 shares of common stock per $1,000 principal amount of notes (corresponding to an initial conversion price of approximately $11.69 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

Upon conversion of a note, we will pay cash and deliver shares of our common stock, if any, based upon a daily conversion value calculated on a proportionate basis for each trading day in the applicable 75 trading day observation period as described below under “—Conversion Rights—Settlement Upon Conversion.” You will not receive any separate cash payment or additional shares representing interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture, as it relates to the notes, will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” and “—Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “—Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect the holders.

We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount, provided that such additional notes must be part of the same issue as the notes offered hereby for U.S. federal income tax purposes.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Purchase and Cancellation

We will cause all notes surrendered for payment, repurchase (including required purchase upon the occurrence of a fundamental change, as described below), registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee will be cancelled promptly by the trustee. No notes will be authenticated in exchange for any notes cancelled, as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of and interest on notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and security registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or security registrar without prior notice to the holders of the notes, and we may act as paying agent or security registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of those notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by a holder to the security registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies the security registrar, in writing, to the contrary.

A holder of notes may transfer or exchange notes at the office of the security registrar in accordance with the indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required purchase upon the occurrence of a fundamental change.

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of 3.00% per year until maturity. Interest on the notes will accrue from November 15, 2010, or from the most recent date on which interest has been paid or duly provided for, to, but excluding, the next interest payment date or maturity date, as the case may be. Interest will be payable semiannually in arrears on November 15 and May 15 of each year, beginning on May 15, 2011.

Interest will be paid to the person in whose name a note is registered at the close of business on May 1 or November 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the stated maturity date or any earlier required purchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day, and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless otherwise explicitly stated, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy during certain periods following an event of default relating to the failure to comply with our reporting obligations under the indenture, if applicable, as described under “—Events of Default.”

Ranking

The notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated, including our 7.75% debentures due 2011, our 5.625% senior notes due 2013 and our 5.375% senior notes due 2015. However, under the indentures governing our 7.75% debentures due 2011, our 5.625% senior notes due 2013, and our 5.375% senior notes due in 2015, any lien that we grant on the stock of certain subsidiaries would also have to secure the indebtedness under these indentures, which would cause all such indebtedness to rank senior to the notes. The notes will effectively rank subordinate to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities, including claims with respect to insured policies and trade payables, of our subsidiaries. Any right of ours to receive the assets of any of our subsidiaries upon its liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.

We are a holding company and do not have any significant operations of our own. Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow and, consequently, our ability to pay any amounts due on the notes, depend on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings. However, the notes are exclusively our obligations. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments, although we do have expense-sharing arrangements in place with our principal operating subsidiaries under which they have agreed to pay us their share of holding-company-level expenses, including interest expense on our long-term debt. Our insurance subsidiaries’ ability to pay dividends to us is subject to, among other things, various conditions imposed by the insurance regulations of the states where they are domiciled, by Freddie Mac and Fannie Mae and by certain rating agencies (to avoid a downgrade). As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any of our indebtedness will first be used to repay that indebtedness. Any assets remaining after such repayment will be used to satisfy our payment obligations under the notes and other liabilities that rank equally in right of payment to the notes. There may not be sufficient assets to pay any or all of the amounts due on the notes then outstanding.

As of September 30, 2010, we had no secured debt outstanding, but we did have outstanding $160 million principal amount of 7.75% debentures due in 2011, $250 million principal amount of 5.625% senior notes due in 2013 and $250 million principal amount of 5.375% senior notes due in 2015. As of September 30, 2010, our subsidiaries had approximately $743.5 million face-value of indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively rank senior to the notes. This indebtedness is entirely comprised of secured indebtedness of variable interest entities that are consolidated in our financial results pursuant to the accounting standard regarding variable interest entities. Certain of our subsidiaries guarantee substantially all of this indebtedness. As adjusted to include the sale of the notes we are offering by this prospectus supplement, assuming the underwriters do not exercise their over-allotment option to purchase additional notes, our total consolidated long-term debt as of September 30, 2010 would have been approximately $930.2 million and would have represented approximately 31.9% of our total capitalization as of that date. See “Description of Other Indebtedness” and “Risk Factors—Risks Related to the Offering, the Notes and Our Common Stock—The notes are unsecured, are effectively subordinated to any future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including claims with respect to insured policies and trade payables.”

The indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we may create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries may create, incur, assume or guarantee.

Conversion Rights

General

Before the close of business on the business day immediately preceding August 15, 2017, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion Upon Satisfaction of Sale Price Condition,” “—Conversion Upon Satisfaction of Trading Price Condition,” and “—Conversion Upon Specified Corporate Events.” On or after August 15, 2017, holders may convert their notes at any time before the close of business on the second scheduled trading day immediately preceding the maturity date, irrespective of whether any of the foregoing conditions has been met. In all cases, the right to convert notes will expire at the close of business on the second scheduled trading day immediately preceding the maturity date. The conversion rate will initially be 85.5688 shares of common stock per $1,000 principal amount of notes (corresponding to an initial conversion price of approximately $11.69 per share of common stock). Upon conversion of a note, we will pay cash and deliver shares of our common stock, if any, based on the “daily conversion values” (as defined below under “—Settlement Upon Conversion”) for each trading day during a 75 trading day “observation period” (as defined below under “—Settlement Upon Conversion”). The trustee will initially act as the conversion agent.

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert all or any portion of such holder’s notes so long as such portion is an integral multiple of $1,000 in principal amount.

If a holder has delivered a purchase notice upon the occurrence of a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Upon conversion, the converting holder will not receive any separate cash payment or additional shares representing accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under “—Settlement Upon Conversion.” Our payment and delivery to a converting holder of the full amount of cash and the full number of shares of our common stock, if any, together with any cash payment for any fractional share, into which such holder’s note is convertible, or the trustee’s payment and delivery of such amounts on our behalf, will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest, if any, to, but not including, the conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the second preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest and before 9:00 a.m., New York City time on the immediately following interest payment date, then the record holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. However, notes converted during such period of time must be accompanied by funds equal to the amount of interest on the notes so converted that will be payable by us on such interest payment date, provided that no such payment need be made:

•

if the notes are converted after 5:00 p.m. New York City time, on the regular record date immediately preceding the maturity date and before the close of business on the second scheduled trading day immediately preceding the maturity date;

•	if we have specified a fundamental change purchase date that is after a regular record date and on or before the business day immediately following the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to the notes to be converted.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion Upon Satisfaction of Sale Price Condition

Before the close of business on the business day immediately preceding August 15, 2017, holders may surrender their notes for conversion during any calendar quarter commencing after December 31, 2010 (and only during such calendar quarter), if the last reported sale price of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices, or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the average of the last quoted bid and ask prices per share for our common stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices per share of our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The last reported sale price will be determined without reference to after-hours or extended market trading.

Unless expressly stated to the contrary, “trading day” means a day on which (i) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, “trading day” means a “business day.”

Conversion Upon Satisfaction of Trading Price Condition

Before the close of business on the business day immediately preceding August 15, 2017, holders may surrender their notes for conversion during the five business day period after any five consecutive trading day period (we refer to this five trading day period as the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day during that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day. We refer to this condition as the “trading price condition.”

The “trading price” of the notes on any trading day means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such trading day from three independent nationally recognized securities dealers selected by the bid solicitation agent; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer on any trading day, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on that trading day. If (x) we are not acting as bid solicitation agent, and we do not, when required to do so, instruct the bid solicitation agent to obtain bids when required, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each trading day such failure continues.

The bid solicitation agent (if other than us) will have no obligation to determine the trading price per $1,000 principal amount of the notes unless we have requested such determination. We will have no obligation to make such request (or, if we are acting as bid solicitation agent, we will have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we will instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we will determine, the trading price in the manner described above beginning on the next trading day following the receipt of such evidence and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders, the conversion agent (if other than the trustee) and the trustee within one business day. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is equal to or greater than 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the conversion agent (if other than the trustee) and the trustee within one business day.

We will initially act as the bid solicitation agent.

Conversion Upon Specified Corporate Events

Certain Distributions

If, before the close of business on the business day immediately preceding August 15, 2017, we elect to:

•

issue to all or substantially all holders of our common stock rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding such announcement date; or

•

distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes at least 20 scheduled trading days before the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of (x) 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date and (y) the time we announce that such issuance or distribution will not take place.

Holders of the notes may not exercise this conversion right if each holder will have the right to participate (as a result of holding the notes, and at the same time and on the same terms as common stock holders participate) in any of the transactions described above as if such holder of the notes held a number of shares of our common stock equal to (i) the applicable conversion rate, multiplied by (ii) (x) the principal amount of notes held by such holder divided by (y) $1,000, without having to convert its notes.

Certain Corporate Events

If, before the close of business on the business day immediately preceding August 15, 2017:

•

a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”) or a “make-whole fundamental change” (as defined under “—Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change”) occurs, regardless of whether any holder has the right to require us to purchase the notes as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”; or

•

we are a party to a consolidation, merger, binding share exchange, or a sale, transfer, lease or other conveyance of all or substantially all of our assets, pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other assets, then, in either case, the notes may be surrendered for conversion at any time from or after the date that is 20 scheduled trading days before the initial anticipated effective date of the transaction (or, if we do not have knowledge of such transaction on or before such date, the business day after we are required to give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change purchase date (as defined below). We will notify holders, the conversion agent (if other than the trustee) and the trustee:

•

as promptly as practicable following the date we publicly announce such transaction but in no event less than 20 scheduled trading days before the initial anticipated effective date of such transaction; or

•

if we do not have knowledge of such transaction at least 20 scheduled trading days before the initial anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction but in no event later than the actual effective date of such transaction.

Conversions On or After August 15, 2017

On or after August 15, 2017, holders may surrender their notes for conversion at any time before the close of business on the second scheduled trading day immediately preceding the maturity date, regardless of whether any of the foregoing conditions has been met.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to any interest payable on the next interest payment date and, if required, pay all documentary, stamp or similar issue or transfer taxes, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay any documentary, stamp or similar issue or transfer taxes; and

•	if required, pay funds equal to any interest payable on the next interest payment date.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.” The conversion date must be a business day.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

If a holder has delivered a purchase notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the purchase notice in accordance with the indenture. If a holder submits its notes for required purchase, the holder’s right to withdraw the purchase notice and convert the notes that are subject to required purchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change purchase date.

Settlement Upon Conversion

Upon conversion, we will, pay or deliver, as the case may be, to converting holders, or to the trustee for the benefit of converting holders as described below, in respect of each $1,000 principal amount of notes being converted a settlement amount equal to the sum of the “daily settlement amounts” (as defined below) for each of the 75 trading days during the relevant “observation period” (as defined below).

All conversions occurring on or after the 80th scheduled trading day immediately preceding the maturity date will be settled using the same forms and amounts of consideration. Before the 80th scheduled trading day immediately preceding the maturity date, we will use the same forms and amounts of consideration for all conversions occurring on the same conversion date, but we will not have any obligation to use the same forms and amounts of consideration with respect to conversions that occur on different trading days. That is, we may choose on one trading day to settle conversions entirely in cash, and choose on another trading day to settle conversions by paying cash in respect of the principal portion of the converted notes and delivering shares of our common stock in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal portion of the notes being converted.

Upon a conversion of notes, we may irrevocably elect to settle all or a portion of the remainder, if any, of our conversion obligation in excess of the aggregate principal portion of the notes being converted in cash, in which case we will inform the holders, the trustee and DTC of such election no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions occurring on or after the 80th scheduled trading day immediately preceding the maturity date, no later than the 80th scheduled trading day immediately preceding the maturity date) and we will indicate in such notice the percentage of the remainder, if any, of our conversion obligation in excess of the aggregate principal portion of the notes being converted that will be paid in cash (the “cash percentage”). If we do not timely make such an election, we will no longer have the right to elect a cash percentage and we will settle our conversion obligation by paying cash in respect of the principal portion of the converted notes and delivering shares of our common stock in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal portion of the notes being converted, as described below.

The “daily settlement amount,” for each of the 75 consecutive trading days during the applicable observation period, will consist of:

•	cash in an amount equal to the lesser of (i) $13.3333 and (ii) the daily conversion value on such trading day; and

•	if the daily conversion value on such trading day exceeds $13.3333, the daily net settlement amount.

The “daily net settlement amount” for each of the 75 consecutive trading days during the applicable observation period, means:

•

if we do not elect a cash percentage, a number of shares of our common stock equal to (i) the difference between the daily conversion value on such trading day and $13.3333, divided by (ii) the daily VWAP for such trading day;

•	if we elect a cash percentage of 100%, cash in an amount equal to the difference between the daily conversion value on such trading day and $13.3333; or

•

if we elect a cash percentage of less than 100%, (i) cash equal to the product of (x) the difference between the daily conversion value on such trading day and $13.3333 and (y) the cash percentage, plus (ii) a number of shares of our common stock equal to the product of (x) (A) the difference between the daily conversion value on such trading day and $13.3333, divided by (B) the daily VWAP for such trading day and (y) 100% minus the cash percentage.

The “daily conversion value” means, for each of the 75 consecutive trading days during the observation period, 1.33333% of the product of (1) the conversion rate in effect on such trading day and (2) the daily VWAP on such trading day.

The “daily VWAP” means, for each of the 75 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RDN.N<equity> AQR” (or its equivalent successor, if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session’s trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•

if the relevant conversion date occurs before the 80th scheduled trading day immediately preceding the maturity date, the 75 consecutive trading day period beginning on, and including, the second trading day after such conversion date; and

•

if the relevant conversion date occurs on or after the 80th scheduled trading day immediately preceding the maturity date, the 75 consecutive trading days beginning on, and including, the 77th scheduled trading day immediately preceding the maturity date.

For the purpose of determining amounts due upon conversion only, “trading day” means a day on which (i) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading and (ii) there is no market disruption event (as defined below). If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

“Market disruption event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence, before 1:00 p.m., New York City time, on any scheduled trading day for our common stock, for a period of more than one half-hour in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

Except as described below under “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” and subject to the second following paragraph, we will pay or deliver, as the case may be, the consideration due in respect of a conversion on the third business day immediately following the last trading day of the applicable observation period.

We will not deliver any fractional share of common stock upon conversion. Instead, on the third business day immediately following the last trading day of the applicable observation period, we will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP on the last trading day of the applicable observation period.

Upon a conversion of notes, if we elect, or are deemed to have elected, to settle a portion of the remainder of our conversion obligation, if any, in excess of the principal amount in shares, the hedge counterparty may elect on one or more occasions to make all or a portion of its corresponding delivery of shares to us pursuant to the capped call transaction described below under “Description of Capped Call Transaction” on a settlement date before the third business day immediately following the last trading day of the applicable observation period (“early net share settlement”). If the hedge counterparty elects early net share settlement of the capped call transaction, we will notify the trustee and DTC in writing at least three business days before each such delivery of shares of common stock of (i) the number of shares that the hedge counterparty will so deliver and (ii) the date that such delivery will occur. We will deliver the same number of shares of our common stock to the trustee on the date that we are scheduled to receive the corresponding delivery from the hedge counterparty. Our delivery of such shares of our common stock to the trustee will satisfy our obligation to deliver that number of shares in respect of the relevant conversion. If the number of shares so delivered exceeds the number of shares we are required to deliver to satisfy our conversion obligation in respect of such conversion, the trustee will return the excess number of shares to us. The capped call transaction is a separate transaction to be entered into by us and the hedge counterparty, is not a part of the terms of the notes and will not affect holders’ rights under the notes. See “Description of the Capped Call Transaction.”

Following any such delivery of shares to the trustee, we will have no ownership interest in such shares. The trustee will hold such shares for the benefit of the converting holders and will distribute such shares to the converting holders on the third business day immediately following the last trading day of the applicable observation period, unless required by law or regulation to deliver such shares to the holders before such date. If, while the trustee is holding shares of our common stock for the benefit of converting holders, the trustee receives any solicitation for any vote or other action to be taken with respect to such shares, the trustee will abstain from voting or taking such action.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the relevant conversion date; provided, however, that the person in whose name any shares of our common stock will be issuable upon such conversion will become the holder of record of such shares as of the close of business on the last trading day of the applicable observation period.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if each holder of the notes has the right to participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below, without having to convert its notes, as if such holder held a number of shares of common stock equal to (i) the applicable conversion rate, multiplied by (ii) (x) the principal amount of notes held by such holder divided by (y) $1,000.

(1)	If we issue solely shares of our common stock as a dividend or distribution on all or substantially all of our shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 =

the conversion rate in effect immediately before the open of business on the ex-dividend date of such dividend or distribution, or immediately before the open of business on the effective date of such share split or combination, as applicable;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0 =	the number of shares of our common stock outstanding immediately before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) will become effective immediately after the open of business on the ex-dividend date of such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or combination of the type described in this clause (1) is announced but the outstanding shares of our common stock are not so split or combined, then the conversion rate will be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution or not to split or combine the outstanding shares of our common stock, as the case may be, to the conversion rate that would then be in effect if such dividend, distribution, share, split or share combination had not been declared or announced.

(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 +X
OS0+Y

where,

CR0 =	the conversion rate in effect immediately before the open of business on the ex-dividend date of such issuance;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 =	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock during the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the open of business on the ex-dividend date of such issuance. No adjustment pursuant to the above formula will result in a reduction of the conversion rate. However, to the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate will be decreased to be the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate will be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For purposes of this clause (2) and the first bullet point under “—Conversion Upon Specified Corporate Events—Certain Distributions” above, in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the common stock at less than the average of the last reported sale prices during the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof. The value of such consideration, if other than cash, will be determined in good faith by our board of directors or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, or other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions, rights, options or warrants which require an adjustment pursuant to the provisions described in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs which require an adjustment pursuant to the provisions set forth below in this clause (3),

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0-FMV

where,

CR0 =	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =

the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined in good faith by our board of directors or a committee thereof), as of the ex-dividend date for such distribution, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock.

If our board of directors or a committee thereof determines the “FMV” (as defined above) of any distribution for purposes of this clause (3) by reference to the actual or when-issued trading market for any securities, it will in doing so consider the prices in such market over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution, if practicable.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), then, in lieu of the foregoing increase, each holder of a note will receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, or other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned on the relevant record date a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. No adjustment pursuant to the above formula will result in a reduction of the conversion rate. However, if such distribution is not so paid or made, the conversion rate will be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares or other units of common equity of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 +MP0
MP0

where,

CR0 =	the conversion rate in effect immediately before the open of business on the ex-dividend date for such spin-off;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0 =

the product of (1) the average of the last reported sale prices of such common equity or similar equity interest (determined, for purposes of the definition of last reported sale price, as if such common equity or similar equity interest were our common stock) so paid or distributed for the 10 consecutive trading-day period beginning on, and including, the ex-dividend date of the spin-off (the “valuation period”); and (2) the number of shares or other units of common equity or similar equity interest so paid or distributed per share of our common stock in such spin-off; and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

Any adjustment pursuant to the above formula will be determined on the last trading day of the valuation period but will be given effect immediately after the open of business on the ex-dividend date for the spin-off; provided that in respect of any conversion whose conversion date occurs during the valuation period, references in the portion of this clause (3) related to spin-offs to 10 consecutive trading days above will be deemed, for purposes of determining the conversion rate applicable to such conversion, to be replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date of such spin-off to, and including, such conversion date. If the ex-dividend date for the spin-off is less than 10 consecutive trading days before, and including, the end of the observation period in respect of any conversion, references in the portion of this clause (3) related to spin-offs to 10 consecutive trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period.

(4)	If we make or pay any cash dividend or distribution to all or substantially all holders of our common stock, other than pursuant to a transaction that requires an adjustment to the conversion rate pursuant to the provisions described in clause (5) below, and other than a regular, quarterly cash dividend that does not exceed $0.0025 per share, which we refer to as the “initial dividend threshold,” the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 -T
SP0-C

where,

CR0 =	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

T =	the initial dividend threshold; provided that if the dividend or distribution in question is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero; and

C =	the amount in cash per share that we distribute to holders of our common stock.

The initial dividend threshold is subject to concurrent adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the conversion rate on account of a regular quarterly cash dividend under this clause (4).

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), then in lieu of the foregoing increase, each holder of a note will receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned on the relevant record date a number of shares of our common stock equal to the conversion rate in effect on the ex-dividend date for such cash dividend or distribution. Such increase will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid or made, the conversion rate will be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, and the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the first trading day after the last date (which last date we refer to as the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0 =	the conversion rate in effect immediately before the open of business on the first trading day after the expiration date;

CR1 =	the conversion rate in effect immediately after the open of business on the first trading day after the expiration date;

AC =	the aggregate value of all cash and any other consideration (as determined in good faith by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately before giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer;

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer; and

SP1 =	the last reported sale price of our common stock on the first trading day after the expiration date.

The adjustment to the conversion rate under the preceding paragraph will be determined immediately after the close of business on the first trading day after the expiration date, but will be given effect immediately after the open of business on the first trading day after the expiration date.

“Ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

Subject to any applicable stock exchange listing requirements, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event, subject to any applicable stock exchange listing requirements.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock other than regular, quarterly cash dividends that do not exceed $0.0025 per share, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Constructive Distributions.”

If we have a rights plan in effect upon a conversion of any note (including, without limitation, our Tax Benefit Preservation Plan described under “Description of our Capital Stock—Anti-takeover Provisions—Tax Benefit Preservation Plan”), and we deliver any shares of our common stock upon such conversion, you will receive, in addition to those shares of common stock, the rights under the rights plan, unless before such conversion, the rights have separated from the common stock, in which case the conversion rate will be increased at the time of separation as if we distributed shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants to all or substantially all holders of our common stock, as described in clause (3) above, subject to decrease in accordance with such clause (3) in the event those rights expire, terminate or are redeemed.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change solely in the par value of the common stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change solely in par value);

•	any consolidation, merger or combination involving us;

•	any sale, transfer, lease or other conveyance of all or substantially all of our consolidated assets to a third party; or

•	any statutory share exchange,

in each case as a result of which our common stock would be converted into, or exchanged for, or would constitute solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately before such transaction would have owned or been entitled to receive (which we refer to as the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) the amount otherwise payable in cash upon conversion of the notes as set forth under “—Conversion Rights—Settlement Upon Conversion” above will continue to be payable in cash, (ii) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal portion of the notes being converted, as set forth under “—Conversion Rights—Settlement Upon Conversion,” (iii) each share of our common stock that would otherwise have been required to be delivered upon a conversion of the notes as set forth under “—Conversion Rights—Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of one share of our common stock would have been entitled to receive in such transaction (which we refer to as a “unit of reference property”) and (iv) the daily VWAP will be calculated based on the value of one unit of reference property. If the transaction causes our common stock to be converted into, or exchanged for, or constitute solely the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible or used to calculate the daily VWAP, as the case may be, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders, the trustee and the conversion agent (if other than the trustee) of that weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the provisions of the indenture described above.

In connection with any transaction described above, we will also adjust the initial dividend threshold (as defined under “—Conversion Rights—Conversion Rate Adjustments”), based on the value of the shares of common stock comprising the reference property, if any, relative to the value of any non-stock consideration, if any, comprising the reference property. If the reference property is comprised solely of non-stock consideration, the initial dividend threshold will be zero.

If the reference property in a transaction described above consists solely of cash, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon such conversion will consist of cash in an amount, per $1,000 principal amount of such note, equal to the product of (A) the amount of cash paid per share of our common stock pursuant to such transaction and (B) the applicable conversion rate on the conversion date for such conversion; and (ii) we will pay such consideration on the third business day after such conversion date.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a period of multiple days (including an observation period and the “stock price” for purposes of a make-whole fundamental change), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during such period.

Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change

If a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Purchase Notes,” and determined after giving effect to any exceptions to or exclusions from such definition, including without limitation the first full paragraph immediately following clause (4) of the definition thereof, but without regard to the proviso in clause (2) of the definition thereof) (we refer to such a transaction as a “make-whole fundamental change”) occurs and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for such notes by a number of additional shares of common stock, which we refer to as the “additional shares,” as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the conversion date for such conversion occurs at any time from, and including, the effective date of the make-whole fundamental change to, and including, the business day immediately before the related fundamental change purchase date (or, if the make-whole fundamental change is not a fundamental change, the 35th trading day immediately following the effective date of such make-whole fundamental change).

Upon surrender of notes for any conversion in connection with a make-whole fundamental change, we will pay or deliver, as the case may be, the consideration due in respect of such converted notes, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, which we refer to as the “effective date,” and the price, which we refer to as the “stock price,” paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately before such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately before the conversion rate adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of notes for each stock price and effective date set forth below:

Effective Date	Stock Price
	$8.82	$10.00	$12.50	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00	$75.00
November 15, 2010	27.8098	23.7839	15.7641	11.4108	7.0508	4.9236	3.6583	2.8109	2.2014	1.3877	0.8820	0.5521	0.4315
November 15, 2011	27.8098	23.4186	15.0075	10.5976	6.3841	4.4265	3.2887	2.5318	1.9877	1.2578	0.8003	0.5002	0.3897
November 15, 2012	27.8098	22.9112	14.0558	9.6025	5.5962	3.8500	2.8629	2.2111	1.7414	1.1072	0.7057	0.4398	0.3418
November 15, 2013	27.8098	22.1084	12.7939	8.3523	4.6656	3.1894	2.3802	1.8472	1.4610	0.9343	0.5967	0.3707	0.2868
November 15, 2014	27.8098	20.8638	11.0958	6.7749	3.5883	2.4535	1.8465	1.4428	1.1469	0.7383	0.4726	0.2925	0.2251
November 15, 2015	27.8098	19.0573	8.8078	4.8028	2.3919	1.6653	1.2711	1.0006	0.7991	0.5181	0.3329	0.2052	0.1568
November 15, 2016	27.8098	16.6097	5.6268	2.3813	1.1642	0.8514	0.6581	0.5204	0.4172	0.2727	0.1766	0.1088	0.0825
November 15, 2017	27.8098	14.4312	—	—	—	—	—	—	—	—	—	—	—

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable.

•

If the stock price is greater than $75.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•

If the stock price is less than $8.82 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 113.3786 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to deliver additional consideration as a result of the increase in the conversion rate described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to purchase for cash any or all of their notes, or any portion of the principal amount thereof that is an integral multiple of $1,000. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or before the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest, if any, to the holder of record on such regular record date and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

A “fundamental change” will be deemed to have occurred at any time after the notes are originally issued if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)	consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change solely in par value) as a result of which our common stock would be converted into, exchanged for, or constitute solely the right to receive, stock, other securities or other property or assets or (B) any share exchange, consolidation or merger involving us pursuant to which our common stock will be converted into, exchanged for, or constitute solely the right to receive, cash, securities or other property or assets or any sale, transfer, lease or other conveyance, in one transaction or a series of related transactions, of all or substantially all of our consolidated assets to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us or one of our subsidiaries; provided, however, that a share exchange, consolidation or merger will not be a fundamental change if the holders of all classes of our common equity immediately before such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event in substantially the same proportion as such ownership immediately before such transaction;

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)	our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of this transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions set forth above under “—Conversion Rights—Settlement Upon Conversion”).

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice will state, among other things:

•	the events causing the fundamental change;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the name and address of the paying agent and the conversion agent;

•	the conversion rate in effect on the date of the purchase notice and, if applicable, any adjustments to the conversion rate;

•

that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, a holder must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. The purchase notice must state:

•	if the related notes are certificated, the certificate numbers of the holder’s notes to be delivered for purchase or, if not certificated, the notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be purchased, which must be an integral multiple of $1,000; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

Holders may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent before the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal must state:

•	the principal amount of the withdrawn notes, which must be an integral multiple of $1,000;

•	if the related notes are certificated, the certificate numbers of the withdrawn notes, or, if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.

We will be required to purchase the notes on the fundamental change purchase date. Holders will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date and (ii) the time of book-entry transfer or the delivery of the notes in accordance with the indenture. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes for which holders have delivered and not withdrawn purchase notices on the fundamental change purchase date, then:

•

the notes will cease to be outstanding and interest on those notes will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder with respect to those notes will terminate (other than the right to receive the fundamental change purchase price upon delivery or transfer of the notes).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or before the fundamental change purchase date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

The rights of the holders to cause us to purchase their notes upon a fundamental change could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. See “Risk Factors—Risks Related to the Offering, the Notes and Our Common Stock—Provisions in our organizational documents, the tax benefit preservation plan, applicable state law and regulatory restrictions could delay or prevent a change in control of the Company, or cause a change in control of the Company to have adverse regulatory consequences, any of which could adversely affect the price of the common stock.”

The definition of fundamental change includes a phrase relating to the sale, transfer, lease or other conveyance of all or “substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of a sale, transfer, lease or other conveyance of less than all of our consolidated assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Offering, the Notes and Our Common Stock—We may not have the ability to raise the funds necessary to pay interest on the notes, settle conversions of the notes or purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or to purchase the notes upon a fundamental change.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have incurred, and may in the future incur, other indebtedness with similar change-in-control provisions permitting the holders of that indebtedness to accelerate or to require us to purchase the indebtedness upon the occurrence of similar events or on specified dates.

Consolidation, Merger and Sale of Assets

In lieu of the restrictions described under “Description of Debt Securities—Terms Applicable to All Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus, the indenture provides, with respect to the notes, that we will not consolidate with or merge with or into, or sell, transfer, lease or otherwise convey all or substantially all of our consolidated assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, transfer, lease or other conveyance, the resulting, surviving or transferee person will succeed to, and may exercise, every right and power of ours under the indenture, and, except in the case of a lease, we will be discharged from our obligations under the notes and the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

The following description replaces the description set forth in the accompanying prospectus under “Description of Debt Securities—Particular Terms of the Senior Debt Securities—Events of Default.”

Each of the following is an event of default with respect to the notes:

(1)	default in the payment of principal of any note when due and payable at maturity, upon required purchase in connection with a fundamental change, or otherwise;

(2)	our failure to pay an installment of interest on any note when due, if the failure continues for 30 days after the date when due;

(3)	upon exercise of a holder’s conversion right, our failure to deliver, or cause the trustee to deliver, to such holder the full amount of conversion consideration deliverable in respect of the notes surrendered for conversion when due, in accordance with the indenture;

(4)	our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” or notice of a specified corporate event as described under “Conversion Rights—Conversion Upon Specified Corporate Events,” in each case when due, if the failure continues for five calendar days after the date when due;

(5)	our failure to comply with our obligations under “Consolidation, Merger and Sale of Assets”;

(6)	our failure to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 60 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

(7)

default (i) in any scheduled payment of principal of any indebtedness of ours or of any of our subsidiaries (other than the notes and other than non-recourse indebtedness), aggregating more than $25.0 million in principal amount, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any indebtedness of ours or of any of our subsidiaries (other than the notes and other than non-recourse indebtedness) in excess of $25.0 million principal amount that results in such indebtedness becoming or being declared due and payable before the date on which it would otherwise become due and payable, and such acceleration is not rescinded or annulled, or such indebtedness is not discharged, within a period of 5 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding notes, a written notice specifying such default or defaults and stating that such notice is a “notice of default” under the indenture;

(8)	one or more final, non-appealable judgments against us or any of our subsidiaries, the aggregate uninsured portion of which is at least $25.0 million, if the judgments are not paid or discharged within 120 days; and

(9)	certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of our subsidiaries that in the aggregate would constitute a “significant subsidiary.”

If an event of default, other than an event of default referred to in clause (9) above with respect to us (but including an event of default referred to in that clause solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), has occurred and is continuing, either the trustee, by written notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest on, all notes to be immediately due and payable. In the case of an event of default referred to in clause (9) above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), the principal of, and accrued and unpaid interest, if any, on, all notes will automatically become immediately due and payable.

After any such acceleration, such acceleration may be rescinded or annulled by the holders of a majority in aggregate principal amount of the notes (and only by such holders), by written notice to the trustee, if:

•	the rescission would not conflict with any order or decree of a court of competent jurisdiction;

•	all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived; and

•	certain amounts due to the trustee are paid.

Notwithstanding the foregoing, the indenture will provide that, if we so elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will for the 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the 90-day period beginning on, and including, the occurrence of such an event of default during which such event of default is continuing, which such additional interest rate will be increased by an additional 0.25% per annum, on the 91st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 91st day), provided that the rate at which such additional interest accrues may in no event exceed 0.50% per annum. If we elect to pay additional interest on account of such an event of default, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if such event of default is not cured or waived on or before such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph, the notes will be immediately subject to acceleration as described above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent of such election before the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to the acceleration rights of the holder as described above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The indenture provides that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Subject to the provisions of the indenture relating to the duties of the trustee, the indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will have the right to institute a proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, if (and only if):

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the notes then outstanding make a written request to the trustee to pursue the remedy;

•	the holder or holders offer and, if requested, provide the trustee indemnity reasonably satisfactory to the trustee against any loss, liability or expense; and

•

the trustee fails to comply with the request within 60 days after the trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from holders of a majority in aggregate principal amount of the notes then outstanding, a direction that is inconsistent with the request.

However, the above limitations do not apply to a suit by a holder to enforce:

•	the payment of any amounts due on that holder’s notes after the applicable due date; or

•	the right to convert that holder’s notes in accordance with the indenture.

Subject to certain exceptions, the holders of a majority of the aggregate principal amount of the notes may waive our compliance with any provision of the indenture or notes, by notice to us and the trustee. However, no such waiver will be effective as to a continuing default or event of default:

•	in the payment of principal of, or interest on, any note or in the payment of the fundamental change purchase price;

•	arising from our failure to deliver, or cause the trustee to deliver, to converting holders the consideration due upon conversion of any note in accordance with the indenture; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change purchase price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of each holder.

If a default occurs and is continuing and is known to the trustee, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price) of or interest on any note or a default in the payment or delivery, as the case may be, of the consideration due upon conversion, the trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate, stating whether or not, to the best knowledge of the signers thereof, we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Payments of the fundamental change purchase price, principal and interest that are not made when due will accrue interest at the then-applicable interest rate plus one percent per annum from the required payment date.

Modification and Amendment

The following description replaces the description set forth in the accompanying prospectus under “Description of Debt Securities—Particular Terms of the Senior Debt Securities—Modifications and Amendments.”

The indenture or the notes may only be amended or supplemented with the consent of the trustee and holders of at least a majority in aggregate principal amount of the outstanding notes, subject to the following paragraph. Notwithstanding the foregoing, no amendment may without the consent of the holder of each outstanding note affected:

(1)	change the stated maturity of the principal of, or the payment date of any installment of interest on, any note;

(2)	reduce the principal amount of, or interest on, any note;

(3)	change the place, manner or currency of payment of principal of, or interest on, any note;

(4)	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any note;

(5)	reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	change the ranking of the notes in a manner adverse to the holders of notes;

(7)	adversely affect the right of the holders of the notes to convert their notes in accordance with the indenture, or reduce the amount of consideration due upon conversion;

(8)	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification or amendment of the indenture or the notes;

(9)	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a waiver of compliance with any provision of the indenture or the notes or a waiver of any default or event of default; or

(10)	modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

(1)	provide for the assumption by a successor corporation of our obligations under, and in accordance with, the indenture;

(2)	add guarantees with respect to the notes;

(3)	secure the notes;

(4)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(5)	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture, which does not adversely affect the rights of any holder in any material respect;

(6)	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

(7)	add additional events of default;

(8)	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent; or

(9)	conform the provisions of the indenture to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if the required number of holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we must mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

The provisions set forth under “Description of Debt Securities—Terms Applicable to All Debt Securities—Satisfaction and Discharge” in the accompanying prospectus will not apply with respect to the notes. Instead, we may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the stated maturity, any fundamental change purchase date, upon conversion, or otherwise, cash and/or (in the case of conversion) shares of common stock, sufficient to pay all of the outstanding notes or satisfy our conversion obligation, as the case may be, and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes, the make-whole premium, if any, and the conversion rate of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Defeasance

The provisions of the base indenture entitled “Description of Debt Securities—Terms Applicable to All Debt Securities—Legal Defeasance and Covenant Defeasance” will not be applicable with respect to the notes.

Reports

We are required to file with the trustee, within 15 days after we are required to file the same with the SEC (after giving effect to any grace period afforded to us pursuant to Rule 12b-25 under the Exchange Act), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. For these purposes, documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee

U.S. Bank National Association is the trustee, security registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC “participants,” or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfers of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, fully registered certificated form, except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters, banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others, such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with one or more DTC participants, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee, as applicable, will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, fully-registered certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes, and a successor depositary is not appointed within 60 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary is not appointed within 60 days; or

•	an event of default with respect to the notes has occurred and is continuing, and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a general description of the material provisions of certain of our existing indebtedness in addition to the indebtedness represented by the notes offered by this prospectus supplement. This summary is not a complete description of our indebtedness. You should read the indentures for our 7.75% Debentures due June 2011, our 5.625% Senior Notes due February 2013, and our 5.375% Senior Notes due June 2015, which are incorporated by reference into exhibits to the registration statement of which this prospectus supplement forms a part.

Credit Facility

On August 6, 2009, Radian Group terminated its revolving credit facility and paid down the remaining balance of $100 million. Radian Group did not incur any early termination or repayment penalties in connection with such termination.

Existing Debentures and Senior Notes

As of September 30, 2010 we had the following principal amount outstanding on our long-term debt:

September 30, 2010 (in thousands)
7.75% Debentures due June 2011	160,000
5.625% Senior Notes due February 2013	250,000
5.375% Senior Notes due June 2015	250,000

In May 2001, Radian Group issued $250 million of 7.75% debentures due June 1, 2011. Interest on the debentures is payable semi-annually on June 1 and December 1. Radian Group has the option to redeem some or all of the debentures at any time and from time to time with not less than 30 days’ notice. During 2009, Radian Group repurchased $57.7 million of outstanding principal on these debentures, and during the first quarter of 2010, it repurchased $31.9 million of outstanding principal, reducing the current principal amount outstanding to $160 million.

In February 2003, Radian Group issued $250 million of unsecured senior notes. These notes bear interest at the rate of 5.625% per annum, payable semi-annually on February 15 and August 15. These notes mature in February 2013. Radian Group has the option to redeem some or all of the notes at any time and from time to time with not less than 30 days’ notice at a redemption price equal to the greater of the principal amount of the notes or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed.

On June 7, 2005, Radian Group issued $250 million of unsecured senior notes. These notes bear interest at the rate of 5.375% per annum, payable semi-annually on June 15 and December 15. The notes mature on June 15, 2015. Radian Group has the option to redeem some or all of the notes at any time and from time to time with not less than 30 days’ notice at a redemption price equal to the greater of the principal amount of the notes or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed.

Covenants Under Our Existing Debentures and Senior Notes

Radian Group’s existing debentures and senior notes contain covenants that, among other things, limit or restrict its ability, and the ability of its subsidiaries, to create liens on or sell stock of certain of the subsidiaries. As of September 30, 2010, Radian Group was in compliance with all other terms of its existing debentures and senior notes, and it expects to continue to be in compliance with the terms of these agreements, including the restrictive covenants, throughout 2011.

DESCRIPTION OF THE CAPPED CALL TRANSACTION

In connection with the pricing of the notes, we intend to enter into a capped call transaction with an affiliate of one of the underwriters (which we refer to as the “hedge counterparty”). If the underwriters exercise their over-allotment option to purchase additional notes, we may enter into an additional capped call transaction with the hedge counterparty. Under the capped call transaction, we will purchase from the hedge counterparty a capped call option that relates to the full number shares of our common stock initially underlying the notes, with an initial strike price equal to the initial conversion price of the notes and with a cap price initially equal to $14.112 (in each case subject to certain anti-dilution adjustments similar to those applicable to the notes).

We expect to pay approximately $41.0 million to purchase the capped call option if the underwriters do not exercise their over-allotment option.

The capped call transaction is intended to reduce the potential dilution to our common stock and/or offset any potential cash payments that may be required to be made by us upon conversion of the notes in excess of the principal amount of converted notes, subject to the cap price.

In connection with any conversion of the notes on or after August 15, 2017, a corresponding portion of the capped call option will generally be automatically exercised. We will not be required to make any cash payment to the hedge counterparty upon the exercise of the capped call option, but will generally be entitled to receive from them a number of shares of our common stock and/or an amount of cash comprising the daily net settlement amount(s) that we owe to converting holders of notes upon such conversion (subject to the cap price as described below). However, if the daily VWAP for any of the trading days during the relevant observation period exceeds the cap price, the number of shares of our common stock and/or the amount of cash we expect to receive upon the exercise of the capped call option will be capped and the anti-dilutive and/or offsetting effect of the capped call transaction will be limited because, in that case, the number of shares of our common stock and/or the amount of cash comprising the daily net settlement amount(s) we would owe upon conversion of the notes will exceed the number of shares of our common stock delivered and/or the amount of cash paid to us under the capped call transaction. In connection with any conversion of the notes prior to August 15, 2017, a corresponding portion of the capped call transaction will be terminated early. Upon such termination, we expect to receive from the hedge counterparty, at our election, either an amount in cash equal to, or a number of shares of our common stock with an aggregate market value equal to, the fair value of the capped call transaction or portion thereof, as the case may be, being early terminated.

The capped call transaction is a separate transaction to be entered into by us and the hedge counterparty, is not part of the terms of the notes and will not affect the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transaction.

For a discussion of the potential impact of any market or other activity by the hedge counterparty in connection with the capped call transaction, see “Risk Factors—Risks Related to the Offering, the Notes and Our Common Stock—The capped call transaction may affect the value of the notes and our common stock” and “Underwriting.”

DESCRIPTION OF THE COMMON STOCK

The following is a general description of the common stock. The terms of Radian Group’s amended and restated certificate of incorporation and amended and restated bylaws are more detailed than the general information provided below. You should read the amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part.

Authorized and Outstanding Capital Stock

Radian Group is authorized to issue a total of 345,000,000 shares of capital stock, with a par value of $0.001 per share. Of the authorized amount, 325,000,000 of the shares are designated as common stock and 20,000,000 of the shares are designated as preferred stock.

As of September 30, 2010, there were 132,942,783 shares of common stock issued and outstanding, and no shares of preferred stock issued or outstanding.

Description of Common Stock

General. Each share of common stock has the same rights and privileges. Holders of common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of the outstanding shares of common stock are fully paid and nonassessable. The common stock is listed on the New York Stock Exchange under the symbol “RDN.”

Voting Rights. The holders of common stock are entitled to vote upon all matters submitted to a vote of the stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Dividends. Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on the stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.

Liquidation and Distribution. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Anti-takeover Provisions

Certificate of Incorporation and Bylaws. Certain provisions of Radian Group’s amended and restated certificate of incorporation and amended and restated bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for its securities.

The amended and restated certificate of incorporation and amended and restated bylaws provide:

•

that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may establish;

•	that special meetings of stockholders may only be called by the chairman of the board, a majority of our board of directors or the holders of a majority of the shares of common stock then outstanding;

•	advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors;

•

procedures providing that a notice of proposed stockholder nominations for the election of directors must timely be given in writing to Radian Group’s secretary generally not less than 90 days before the meeting at which directors are to be elected; and

•

transfer restrictions in the Bylaw Amendment that prohibit any person from transferring, directly or indirectly, any of the shares of common stock restricted by the Bylaw Amendment if the transfer would (i) create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382.

Restrictions on Ownership Under Insurance Laws. The application of various state insurance laws could be a significant deterrent to any person interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of the outstanding common stock, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law applies to Radian Group because it is a publicly-traded Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:

•

the transaction that results in a person becoming an interested stockholder or the business combination is approved by our board of directors of the corporation before the person becomes an interested stockholder;

•

upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•

on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

Tax Benefit Preservation Plan. Our board of directors has adopted our tax benefit preservation plan with The Bank of New York Mellon, as rights agent. Our tax benefit preservation plan is intended to protect stockholder value by preserving important tax assets of the Company. We have substantial NOLs, loss carryforwards and other tax attributes for United States federal income tax purposes that can generally be used to offset our future taxable income and therefore reduce our United States federal income tax obligations. As of September 30, 2010, we had approximately $1.9 billion of NOL carryforwards. Our ability to use these NOL carryforwards and other tax benefits, however, will be adversely affected if Radian Group has an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change will occur if the “five-percent shareholders,” as defined under Section 382 (“Section 382 five-percent shareholder”), collectively increase their ownership in Radian Group (as determined for Section 382 purposes) by more than 50 percentage points over the lowest percentage of stock of Radian Group owned by such shareholders at any time during a rolling three-year testing period. Our tax benefit preservation plan was adopted to discourage persons from becoming Section 382 five-percent shareholders (or, if already a five-percent shareholder, from acquiring additional shares), so as to reduce the likelihood that the Company’s use of its tax benefits will be substantially limited under Section 382.

Our tax benefit preservation plan was adopted to protect our tax benefits for as long as a limitation on the use of the tax benefits under Section 382 would be material to the Company. Our tax benefit preservation plan was approved by Radian Group’s stockholders at the 2010 annual meeting. Our tax benefit preservation plan will terminate upon the earliest of:

•	the beginning of a taxable year for which our board of directors determines that no tax benefits may be carried forward;

•	the repeal of Section 382 or any successor statute if our board of directors determines that our tax benefit preservation plan is no longer necessary for the preservation of our tax benefits;

•

such date as our board of directors determines that a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company, which our board of directors has agreed to review annually; or

•	the close of business on October 9, 2019 (unless that date is advanced or extended).

Pursuant to our tax benefit preservation plan, our board of directors authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock. The dividend was paid on October 19, 2009 to the stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from Radian Group one one-thousandth of a share of its Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $70.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The Rights become exercisable if any person becomes an “acquiring person”—by becoming the owner (for Section 382 purposes) of 4.90% or more of the outstanding common stock or by adding to a position of 4.90% or more of the outstanding common stock. Our board of directors (or a committee thereof) has the discretion to exempt any acquisition of common stock from the provisions of our tax benefit preservation plan if our board of directors (or a committee thereof) determines that such a person’s ownership of common stock will not jeopardize or endanger the availability of the Company’s tax benefits or is otherwise in our best interests. When the Rights are triggered, each holder of a Right (other than the acquiring person, related persons, or transferees) will have the right to receive upon exercise of a Right (including payment of the Purchase Price) that number of shares of common stock having a market value of two times the Purchase Price. Our tax benefit preservation plan also provides for other methods of exercise or exchange in the discretion of our board of directors (or a committee thereof).

The above discussion of our tax benefit preservation plan is intended as a summary only, and is not comprehensive. Investors are urged to consult with their tax advisors regarding the implications of our tax benefit preservation plan.

Bylaw Amendment. In addition to our tax benefit preservation plan, Radian Group’s board of directors adopted the Bylaw Amendment which is also designed to protect our important tax assets. The Bylaw

Amendment imposes certain transfer restrictions on the shares of common stock issued after the effective date of the amendment, including any shares of common stock issued upon conversion of the notes. The transfer restrictions prohibit any person from attempting to transfer, directly or indirectly, any of the shares of common stock so restricted if the transfer would (i) create or result in a person becoming a Section 382 five-percent shareholder or (ii) increase the stock ownership of any such existing Section 382 five-percent shareholder. Because of the difficulties in tracing ownership of the common stock issued by Radian Group that subsequently is traded over the New York Stock Exchange, persons acquiring shares in market transactions, after the effective date of the Bylaw Amendment, may be unable to demonstrate that such shares are not subject to the transfer restrictions.

Transfers that violate the provisions of the Bylaw Amendment will be null and void and will not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the restrictions (which shares are referred to as “excess shares”). The purported transferee will not be entitled to any rights as a Radian Group stockholder with respect to the excess shares. Instead, the purported transferee would be required, upon demand by the Company, to transfer the excess shares to the Company’s designated agent for the limited purpose of consummating an orderly arm’s-length sale of such excess shares, primarily in the open market. Any such sales would occur in privately negotiated transactions or over a national securities exchange or national securities quotation system on which the Company’s securities may be traded. The net proceeds of the sale would be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount would go to the original transferor, or, if the original transferor cannot be readily identified, to a charity designated by our board of directors (or a committee thereof) of the Company.

The Bylaw Amendment is intended to protect our tax benefits as long as a limitation on the use of the tax benefits under Section 382 would be material to the Company. Accordingly, the transfer restrictions will terminate upon the earliest of:

•	the beginning of a taxable year for which our board of directors determines that no tax benefits may be carried forward;

•	the repeal of Section 382 or any successor statute if our board of directors determines that the transfer restrictions are no longer necessary for the preservation of our tax benefits; or

•

such date as our board of directors determines that a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company, which our board of directors has agreed to review annually.

As with our tax benefit preservation plan, our board of directors (or a committee thereof) has the discretion to grant exemptions to persons or transactions from the transfer restrictions in the Bylaw Amendment, if our board of directors (or such committee) determines that the transfer will not be likely to limit the availability of the Company’s tax benefits or is otherwise in the best interests of the Company.

Charter Amendment. The stockholders of Radian Group approved, at the 2010 annual meeting, the Charter Amendment to impose certain transfer restrictions designed to protect our important tax assets. These transfer restrictions are substantially similar to those set forth in the Bylaw Amendment. The Charter Amendment is enforceable against the holders of the shares that voted in favor of the amendment, their transferees, and holders of shares of common stock issued after the amendment is approved, including any shares of common stock issued upon conversion of the notes.

Radian Group intends to presume, with regard to each share of common stock issued before the effectiveness of the Charter Amendment that is proposed to be transferred, that it was voted in favor of the Charter Amendment, or is subject to the transfer restrictions in the amended and restated bylaws, unless the stockholder can demonstrate otherwise to Radian Group’s reasonable satisfaction. In certain circumstances, Radian Group also intends to assert that stockholders have waived the right to challenge or are estopped from challenging the enforceability of the Charter Amendment, unless a stockholder establishes, to Radian Group’s satisfaction, that such stockholder did not vote in favor of the Charter Amendment. However, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Charter Amendment, and a court could find that the Charter Amendment is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. However, as Radian Group currently intends to retain our tax benefit preservation plan in place, it is unlikely that any investor will seek to exceed the limits included in our tax benefit preservation plan and so will not be likely to have any reason to challenge the Charter Amendment.

For purposes of Section 382 of the Internal Revenue Code, and under our tax benefit preservation plan, the Bylaw Amendment, and the Charter Amendment unless the Company has actual knowledge to the contrary, the Company is entitled to rely on filings of Schedules 13D, 13F and 13G to identify the holders of the common stock who may be subject to such provisions. The rules for determining ownership for the purposes of our tax preservation plan the Bylaw Amendment, and the Charter Amendment track the definition of ownership for the purposes of Section 382, which differs from the traditional concepts of beneficial ownership under the federal securities laws. For instance, an institutional investment adviser that owns the common stock through multiple funds would be deemed to “beneficially own” such shares for federal securities laws, but the shares would not be aggregated for purposes of Section 382 ownership. Consequently, an investor in the common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of our tax benefit preservation plan, the Bylaw Amendment, and the Charter Amendment.

The above discussion of the Bylaw Amendment and the Charter Amendment is intended as a summary only, and is not comprehensive. Investors are urged to consult with their tax advisors regarding the implications of the Bylaw Amendment and the Charter Amendment.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is The Bank of New York Mellon.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a description of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and of the common stock into which the notes may be converted. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in the notes, and does not address certain tax rules that are generally assumed to be understood by investors. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, referred to in this prospectus as the “Code,” United States federal income tax regulations promulgated or proposed thereunder (the “Treasury Regulations”), judicial authority, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), each as of the date of this prospectus supplement and each of which are subject to change at any time, possibly with retroactive effect. This summary is limited to beneficial owners of notes that hold the notes and the common stock into which the notes may be converted as capital assets within the meaning of Section 1221 of the Code.

This summary does not address the tax consequences to investors that are subject to special rules, such as financial institutions, banks, thrift institutions, real estate investment trusts, personal holding companies, regulated investment companies, insurance companies, tax-exempt entities, brokers and dealers in securities or currencies, traders in securities that elect to use mark-to-market method of accounting, persons that hold the notes in a “straddle” or as part of a “hedging,” “conversion” or constructive sale transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, and persons who have ceased to be citizens or residents of the United States. Further, we do not address:

•	the U.S. federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is an owner of the notes or Radian Group’s common stock;

•	the U.S. federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the notes or Radian Group’s common stock; or

•	any state, local or foreign tax consequences of the purchase, ownership and sale of the notes or Radian Group’s common stock.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes owns notes or shares of the common stock, the tax treatment of a partner in the partnership will generally depend upon the partner’s status and the activities of the partnership. If you are such a partnership entity investing in notes or shares of the common stock (or if you are a partner in such a partnership entity), you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes and the shares of the common stock.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of a note or share of Radian Group’s common stock and you are:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this summary, a non-U.S. holder is a beneficial owner of a note or share of Radian Group’s common stock that is not a U.S. holder or a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

This summary is not binding on the IRS. We have not sought, and do not plan to not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS will not be sustained by a court.

This summary constitutes neither tax nor legal advice. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the notes and the shares of Radian Group’s common stock, including the application to their particular situation of any United States federal, state, local, and non-United States tax laws and of any applicable income tax treaty.

Tax Consequences to U.S. Holders

This subsection describes certain U.S. federal income tax consequences to a U.S. holder. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “—Tax Consequences to Non-U.S. Holders” below.

Interest and Original Issue Discount on the Notes

It is expected, and therefore this discussion assumes, that the notes will be treated as issued without original issue discount (“OID”) for federal income tax purposes. Accordingly, you will generally be required to include stated interest in income as ordinary income at the time the interest is received or accrued, according to your method of tax accounting. However, your notes will be issued with OID if their principal amount exceeds their issue price by more than a de minimis amount, as determined under applicable Treasury Regulations. If your notes have OID, you will be required to include all OID in income over the term of the notes as it accrues in accordance with a constant yield-to-maturity method, regardless of whether you are a cash or accrual-method taxpayer. Accordingly, you could be treated as receiving interest income without a corresponding receipt of cash. Your aggregate tax basis in your notes would be increased by any OID that you include in income. In compliance with applicable Treasury Regulations, we will furnish annually to you and to the IRS information with respect to the amount of accrued OID, if any.

Market Discount

If you purchase a note at a cost less than the note’s “revised issue price,” the amount of this difference will be treated as market discount for federal income tax purposes, unless the difference is less than a specified de minimis amount. The “revised issue price” of each note equals the sum of the issue price of the note and the aggregate amount of the OID accrued for periods before the acquisition of the notes by you. Under the market discount rules, you will be required to treat any principal payment on the note and any gain realized on disposition of a note as ordinary income to the extent of the accrued market discount not previously included in income. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note as of the time of acquisition or, at your election, under a constant-yield method. If such an election is made, it will apply only to the note with respect to which it is made and cannot be revoked.

If you acquire a note at a market discount, you may also elect to include market discount in income over the remaining term of the note. Once made, this election applies to all market discount obligations acquired by you on or after the first taxable year to which the election applies and cannot be revoked without the consent of the IRS. Your tax basis in a note will be increased by any amount of market discount that was previously included in your income. If you acquire a note at a market discount and do not elect to include accrued market discount in income over the remaining term of the note, you may be required to defer until maturity or a taxable disposition of the note your deduction of a portion of the interest on any indebtedness you incur or maintain to purchase or to carry the note.

Upon a conversion of a note into common stock, any accrued market discount on the note not previously included in income will be carried over to the common stock received upon conversion of the note, and any gain recognized upon the disposition of the common stock will be treated as ordinary income to the extent of this carried-over accrued market discount. If you receive a combination of cash and stock upon exercise of your conversion right, you will recognize all or a portion of the accrued market discount at that time, depending on the amount of cash you receive.

Acquisition Premium and Amortizable Bond Premium

If you purchase a note at a price that exceeds the revised issue price but is less than or equal to the note’s principal amount, that excess is “acquisition premium” for federal income tax purposes, and will reduce the amount of OID that you are required to include in income. Acquisition premium will be allocated to each accrual period proportionately to the inclusions of the OID unless you elect to allocate the premium using a constant-yield method. If you purchase a note at a price that exceeds the note’s principal amount, your OID income inclusions will be eliminated entirely.

If you purchase a note at a price that exceeds its principal amount, you generally will also be considered to have acquired the note with amortizable bond premium for federal income tax purposes, except to the extent the excess is attributable to the note’s conversion feature. The amount attributable to the conversion feature of a note may be determined under any reasonable method, including by comparing the note’s purchase price to the market price of a similar note without a conversion feature.

You may elect to amortize bond premium from the acquisition date to the note’s maturity date under a constant-yield method. The amount amortized in any taxable year generally is treated as an offset to interest income on the note and not as a separate deduction. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. Once made, this election applies to all debt obligations owned or subsequently acquired by you on or after the first day of the first taxable year to which the election applies, and cannot be revoked without the consent of the IRS. If you do not make an election to amortize bond premium, you will be required to include all amounts of interest as income, and the premium will either reduce the gain or increase the loss you recognize upon the taxable disposition of the note.

Sale, Exchange or Repurchase of the Notes

Except as set forth above under “Market Discount” or below under “Conversion of the Notes,” you will generally recognize gain or loss upon a sale, exchange or repurchase of a note equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received and (2) your adjusted tax basis in the note. Your adjusted tax basis in notes generally will equal the cost of the notes to you increased by any OID or market discount previously included in income with respect to the notes and decreased by any amortization of bond premium. Any gain or loss you recognize generally will be treated as a capital gain or loss (except to the extent the amount received is attributable to accrued unpaid interest not previously included in income, which will be taxable as ordinary interest income, or to accrued market discount taxable as ordinary income as set forth above under “Market Discount”). The capital gain or loss will be long-term if your holding period at that point has exceeded twelve months and will be short-term if your holding period is twelve months or less. A reduced tax rate may apply to individuals and other noncorporate U.S. holders with long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Conversion of the Notes

Depending on the circumstances, upon a conversion of notes you will receive either all cash or a combination of cash and shares of the common stock.

In the event that we satisfy the conversion obligation entirely in cash, you will recognize gain or loss equal to the difference between the proceeds received by you (excluding amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income if not previously included in your income, and accrued market discount taxable as ordinary income as set forth above under “Market Discount”) and your adjusted tax basis in the note. See “—Sale, Exchange or Repurchase of the Notes” above.

If we satisfy the conversion obligation in part with common shares and in part with cash, although the tax treatment is uncertain, we intend to take the position (and the following discussion assumes) that the treatment with respect to the portion of the notes converted into cash will be as described in the immediately preceding paragraph and with respect to the portion of the notes converted into common shares will be as follows. You generally will not recognize any income, gain or loss upon conversion of the notes into the common stock except to the extent any portion of the common stock is attributable to accrued interest not previously included in income (which will be taxable as ordinary income) and except with respect to cash received in lieu of a fractional share of the common stock (which generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and your adjusted tax basis in the fractional share). Your tax basis in the common stock received on conversion of a note will be the same as your adjusted tax basis in the note at the time of conversion (reduced by any basis allocable to a fractional share or the portion of the note converted into cash) except that your tax basis in any common stock received with respect to accrued interest on a note not previously included in income will equal the fair market value of that common stock on the date received. Your holding period for the common stock received on conversion will generally include your holding period for the note converted, except that the holding period for any common stock received with respect to accrued interest on a note not previously included in income or with respect to accrued OID will commence on the day immediately following the date of receipt. U.S. holders should consult their tax advisors regarding the tax treatment of the receipt of cash and common stock for notes upon conversion.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances, such as a stock split or stock dividend, a distribution of cash or other assets to Radian Group’s stockholders (including certain self-tender transactions), and certain transactions that constitute a fundamental change. See “Description of the Notes—Conversion Price Adjustments.” Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a note owner’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to the note owner. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the note owners, however, will generally not be considered to result in a deemed distribution. Conversion rate adjustments arising from a stock split or a stock dividend are generally considered to be pursuant to a bona fide reasonable adjustment formula and thus will not give rise to a deemed dividend. In contrast, certain of the possible conversion rate adjustments (generally including adjustments to the conversion rate to compensate holders for dividends to Radian Group’s stockholders) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If those kinds of adjustments are made, you will be deemed to have received a distribution even though you will not have received any cash or property as a result of the adjustments. Conversely, if an event occurs that increases the interests of note owners and the conversion rate is not adjusted, the resulting increase in the proportionate interests of note owners could be treated as a taxable stock dividend to them.

Distributions and constructive distributions to note owners or stockholders will result in dividend income to them to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) at that time, with any excess treated as a nontaxable return of capital or as capital gain as more fully described in “—Taxation of Distributions on Radian Group’s Common Stock” below. It is not clear whether any such constructive dividend would be eligible for the preferential rates of U.S. federal income tax currently applicable to certain dividends received by non-corporate holders or whether a corporate holder would be entitled to claim the dividends-received deduction with respect to such a constructive dividend. Any taxable constructive stock dividends resulting from a change to, or a failure to change, the conversion rate would in other respects be treated in the same manner as dividends paid in cash or other property. You should carefully review the conversion rate adjustment provisions and consult your tax advisor with respect to the tax consequences of any such adjustment, including any potential consequences of a taxable stock dividend to basis and holding period.

Taxation of Distributions on Radian Group’s Common Stock

After you convert a note into common stock, any distributions you receive in respect of the common stock, other than certain pro rata distributions of common stock, will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) at that time, then as a tax-free return of capital to the extent of your tax basis in the shares of the common stock, and thereafter as capital gain from the sale or exchange of the stock. Dividends received by a corporate U.S. shareholder will be eligible for the dividends-received deduction if the shareholder meets certain holding period and other applicable requirements. Under a Code provision that is currently scheduled to expire at the end of 2010, dividends received by a noncorporate U.S. shareholder will qualify for taxation at reduced rates (effective for tax years beginning before January 1, 2011) if the holder meets certain holding period and other applicable requirements.

Sale, Exchange or Other Disposition of Radian Group’s Common Stock

Upon a sale, exchange or other disposition of shares of the common stock, you will generally recognize capital gain or loss in an amount equal to the difference between (1) the cash proceeds and the fair market value of any property received on the sale, exchange or other disposition and (2) your adjusted tax basis in the shares of the common stock. The gain or loss will be long-term capital gain or loss if your holding period for the common stock at that point has exceeded twelve months and will be short-term if your holding period is twelve months or less (except that in either case any such gain will be recharacterized as ordinary income to the extent of the accrued market discount, if any, that carried over from your holding period of the note that was converted into the stock, as described above under “Market Discount”). The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This subsection describes certain U.S. federal income tax consequences to a non-U.S. holder. If you are not a non-U.S. holder, this subsection does not apply to you and you should refer to “—Tax Consequences to U.S. Holders” above.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies” and, in certain circumstances, individuals who are U.S. expatriates. If you are a non-U.S. holder that falls within any of the foregoing categories, you should consult your own tax advisor to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to you. Further, this summary does not address all of the special rules that may be applicable to foreign partnerships or partnerships with foreign partners. If you are a partnership holding notes or shares of the common stock, you are urged to consult your own tax advisor concerning the tax, withholding and reporting rules that may apply to you.

Payments with Respect to the Notes

Subject to the discussion below under “Constructive Dividends,” if you are a non-U.S. holder, all payments of principal or interest made to you on the notes, and any gain realized on a sale, exchange, conversion, or repurchase of the notes, will be exempt from U.S. federal withholding tax, provided that:

•

you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of Radian Group’s stock that are entitled to vote and are not a controlled foreign corporation related, directly or indirectly, to Radian Group through stock ownership;

•	you are not a bank for whom the note reflects an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•

you (1) provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (2) hold your notes through certain qualified foreign intermediaries and you satisfy the certification requirements of applicable Treasury Regulations; and

•	in the case of a sale, exchange, conversion, or repurchase of the notes:

•	if you are an individual non-U.S. holder, you are present in the United States for less than 183 days in the taxable year of disposition; and

•	your holding of the notes is not effectively connected with the conduct of a trade or business in the United States.

If you cannot satisfy the requirements described above with respect to interest payments, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, and, if a tax treaty applies, is attributable to a U.S. permanent establishment.

If you are engaged in a trade or business in the United States and interest and OID on a note or gain recognized on the sale, exchange, conversion, or repurchase of the note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax (but not the 30% withholding tax if you provide a Form W-8ECI as described above) on that interest, OID or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, any such interest, OID or gain will be included in the earnings and profits of a foreign corporation. An individual non-U.S. holder who is in the United States for more than 183 days in the taxable year in which the note is sold, exchanged, redeemed or repurchased, and meets certain other conditions, will be subject to a flat 30% U.S. federal income tax (which rate may, however, be reduced to 15% if the individual is entitled to the benefit of a nondiscrimination provision of an applicable tax treaty) on any gain recognized on such a disposition, which gain may be offset by such a person’s U.S.-source capital losses, if any.

Constructive Dividends

Under certain circumstances, a non-U.S. holder may be deemed to have received a constructive dividend resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion. Any constructive dividend deemed paid to a non-U.S. holder will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, such as the provision of IRS Form W-8BEN, as discussed above. It is possible that U.S. federal tax on the constructive dividend would be withheld from interest paid to the non-U.S. holder of the notes. Non-U.S. holders who are subject to withholding tax under such circumstances should consult their own tax advisors as to whether they can obtain a refund for all or a portion of the withholding tax.

Payments on Common Stock

Any dividends paid to a non-U.S. holder with respect to the shares of the common stock will generally be subject to withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with such a person’s conduct of a trade or business within the United States, and, if a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, as the case may be. Certain certification and disclosure requirements must be complied with for such “effectively connected” income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of the common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, such as the provision of IRS Form W-8BEN, as discussed above. Alternatively, if you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Exchange of Notes or Shares of Common Stock

Subject to the discussion below concerning backup withholding, any gain recognized upon the sale, exchange or other disposition of notes or a share of the common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States or, where a tax treaty applies, is attributable to a U.S. permanent establishment;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation, as defined in Section 897 of the Code, at some time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and certain other conditions apply. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

An individual non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale. An individual non-U.S. holder described in the second bullet point above will (as noted previously) be subject to a flat 30% U.S. federal income tax (potentially reduced by an applicable tax treaty, if any) on the gain derived from the sale, which may be offset by the individual’s U.S.-source capital losses, if any. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

If you are a U.S. holder of notes or shares of the common stock, information reporting requirements generally will apply to all payments we make to you and the proceeds from a sale of a note or share of the common stock made to you, unless you are an exempt recipient such as a corporation. If you fail to supply your correct taxpayer identification number, underreport your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, the IRS may require us to backup withhold U.S. federal income tax at the rate set by Section 3406 of the Code (currently 28%) from those payments.

In general, if you are a non-U.S. holder, you will not be subject to information reporting and backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the certification described under “—Tax Consequences to Non-U.S. Holders—Payments with Respect to the Notes.” In addition, if you are a non-U.S. holder, you will not be subject to information reporting or backup withholding with respect to the proceeds of the sale of a note or share of the common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above under “—Tax Consequences to Non-U.S. Holders—Payments with Respect to the Notes” and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Recent Legislative Developments

The recently enacted Hiring Incentives to Restore Employment Act has, among other things, added new sections 1471 to 1474 of the Code, which will, effective January 1, 2013, impose new information reporting and withholding tax requirements for interest, dividends and sales proceeds paid to certain non-U.S. entities that own debt obligations of, or shares in, U.S. corporations. In general, to avoid a 30% withholding tax under these provisions, (1) foreign financial institutions that hold shares in U.S. corporations will be required to identify for the IRS each U.S. account owner who is a beneficial owner of such shares and to provide certain information regarding the account, and also to agree to comply with certain other requirements, and (2) other foreign entities (aside from public companies) that are beneficial owners of shares will be required to identify United States persons who own a 10% or greater interest in such foreign entity. These withholding obligations do not apply to interest payments on, or gross sale proceeds from sale or disposition of, obligations outstanding prior to March 18, 2012, and therefore will not apply to the notes but could apply to the common stock issued before or after that date. Foreign entities, and other foreign persons who plan to have their shares held through a foreign financial institution, should consider the potential applicability of these new provisions and consult their tax advisors.

UNDERWRITING

Radian Group is offering the notes described in this prospectus supplement and the accompanying prospectus through Morgan Stanley & Co. Incorporated, as representative of the several underwriters. Radian Group has entered into an underwriting agreement with the underwriters, dated as of November 8, 2010 (the “Underwriting Agreement”). Subject to the terms and conditions of the Underwriting Agreement, each of the underwriters has severally agreed to purchase the principal amount of the notes listed next to its name in the following table:

Underwriters	Principal Amount
Morgan Stanley & Co. Incorporated	$320,000,000
Dowling & Partners Securities, LLC	20,000,000
Keefe, Bruyette & Woods, Inc.	20,000,000
Macquarie Capital (USA) Inc.	20,000,000
Northland Capital Markets	20,000,000
Total	$400,000,000

Radian Group’s notes are offered subject to a number of conditions, including receipt and acceptance of the notes by the underwriters.

In connection with this offering, the underwriters or securities dealers may distribute documents to investors electronically.

Radian Group has granted the underwriters an option to buy up to an additional $50,000,000 aggregate principal amount of notes. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 30 days from the date of this prospectus supplement to exercise this option.

The notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement, plus accrued interest from the original issue date of the notes, if any. Any notes sold by the underwriters to securities dealers may be sold at a discount of up to 1.65% of the principal. If all of the notes are not sold at the public offering price, the representatives may change the offering price and the other selling terms. Sales of the notes made outside of the United States may be made by affiliates of the underwriters.

The following table shows the public offering price and total underwriting discount we will pay to the underwriters, assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional notes:

	Per Note	No Exercise	Full Exercise
Public offering price	100%	$400,000,000	$450,000,000
Underwriting discount	2.75%	$11,000,000	$12,375,000
Proceeds to Radian Group Inc. (before expenses)	97.25%	$389,000,000	$437,625,000

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

We estimate that the total expenses of this offering payable by us, not including the underwriting discount, will be approximately $450,000.

Radian Group and its executive officers and directors have entered into lock-up agreements with the underwriters. Under these agreements, Radian Group and each of these persons may not, without the prior written approval of the representatives, subject to limited exceptions, offer, sell, contract to sell or otherwise dispose of or hedge the notes or the common stock or securities convertible into or exercisable or exchangeable for the common stock. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, the representatives may, in their sole discretion, release all or some of the securities from these lock-up agreements.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

With respect to the directors and executive officers, the lock-up restrictions set forth above shall not apply to (i) as a bona fide gift or gifts, provided, that the beneficiary or beneficiaries thereof agree to be bound in writing by these restrictions, or by will or intestacy, (ii) to any trust or family limited partnership for the direct or indirect benefit of the director, officer or such person’s immediate family, provided, that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound in writing by these restrictions, or (iii) pledged before the date of the lock-up agreement in a bona fide transaction outstanding as of the date of this prospectus supplement to a lender to the directors and officers, (iv) shares of the common stock delivered to or withheld by the Company to pay withholding taxes for any equity award such as upon the vesting, lapse of substantial risk of forfeiture, or other similar taxable event, (v) pursuant to the exercise of stock options for shares of the common stock that have been granted by the Company before the date of this prospectus supplement, where the common stock received upon any such exercise is held by the directors and officers, individually or as fiduciary, in accordance with the terms of the lock-up agreement, (vii) pursuant to existing Rule 10b5-1 plans of the directors and officers, or (viii) transfers of the common stock with the prior written consent of the representatives on behalf of the underwriters.

Radian Group has agreed to indemnify the underwriters and their affiliates, selling agents and controlling persons against certain liabilities. If Radian Group is unable to provide this indemnification, it will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

Radian Group’s common stock is listed on the New York Stock Exchange under the symbol “RDN.”

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may sell a greater principal amount of notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the principal amount of notes available for purchase by the underwriters under their option to purchase additional notes. The underwriters can close out a covered short sale by exercising their option to purchase additional notes or purchasing the notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters will consider, among other things, the open market price of notes compared to the price available under the over-allotment option. The underwriters may also sell notes in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, notes in the open market to stabilize the price of the notes. These activities may raise or maintain the market price of the notes above independent market levels or prevent or delay a decline in the market price of the notes. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock or the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

The underwriters and their affiliates have each provided and may continue to provide certain commercial banking, financial advisory and investment banking services for us for which they receive fees.

The underwriters and their affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

In connection with the pricing of the notes, we intend to enter into a privately negotiated capped call transaction with an affiliate of one of the underwriters of this offering. The capped call transaction will cover, subject to customary anti-dilution adjustments, the number of shares of the common stock initially underlying the notes. We intend to use approximately $41.0 million of the net proceeds of this offering to fund the cost of the capped call transaction. If the underwriters exercise their option to purchase additional notes, we may use a proportionate portion of the net proceeds from the sale of such additional notes to fund the additional cost of entering into an additional capped call transaction.

The capped call transaction is intended to reduce the potential dilution to the common stock and/or offset any potential cash payments that may be required to be made by us upon conversion of the notes to the extent described in “Description of the Capped Call Transaction.”

In connection with establishing the initial hedge of the capped call transaction, the hedge counterparty (and/or its affiliates):

•	expects to enter into various over-the-counter cash-settled derivative transactions with respect to the common stock concurrently with, or shortly following, the pricing of the notes; and

•

may enter into or unwind various over-the-counter cash-settled derivative transactions and/or purchase shares of the common stock in secondary market transactions shortly following the pricing of the notes.

These activities could increase or prevent a decline in the price of the common stock concurrently with or shortly following the pricing of the notes. The effect, including the direction or magnitude of the effect of these activities, if any, on the market price of the common stock or the notes will depend on several factors, including market conditions, and cannot be ascertained at this time.

In addition, we have been advised by the hedge counterparty that it (and/or its affiliates) expects to modify its hedge positions before maturity of the notes by entering into or unwinding various over-the-counter derivative transactions with respect to shares of the common stock, and/or by purchasing or selling shares of the common stock or the notes in secondary market transactions (and is likely to do so on each exercise date of the capped call transaction). The effect, if any, of these transactions and activities on the market price of the common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of the common stock and the value of the notes and, as a result, the value that a holder will receive upon the conversion of the notes.

The decision by the hedge counterparty (and/or its affiliate) to engage in any of these hedging transactions and discontinue any of these transactions with or without notice, once commenced, is within the sole discretion of such hedge counterparty (and/or its affiliate).

Failure by the hedge counterparty (due to bankruptcy or otherwise) to pay or deliver a number of shares of the common stock and/or an amount of cash owed to us under the capped call transaction will not reduce the consideration we are required to deliver to a holder upon its conversion of the notes and may result in a dilution with respect to the common stock. The capped call transaction is a separate transaction, is not part of the terms of the notes and will not affect a holder’s under the notes. Holders of the notes will not have any rights with respect to the capped call transaction.

See “Risk Factors—Risks Related to the Offering, the Notes and Our Common Stock—The capped call transaction may affect the value of the notes and the common stock,” and “Description of the Capped Call Transaction.”

Selling Restrictions

Other than in the United States, no action has been taken by Radian Group that would permit a public offering of the notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. The prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), an offer to the public of any notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that relevant member state prior to the publication of a prospectus in relation to such notes that has been approved by the competent authority in that relevant member state and published in accordance with the Prospectus Directive as implemented in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that an offer to the public in that relevant member state of notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that relevant member state:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospective Directive) subject to obtaining the prior consent of Morgan Stanley & Co. Incorporated for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes will result in a requirement for the publication by Radian Group or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive and each person who initially acquires any notes or to whom any offer is made pursuant to this prospectus supplement and the accompanying prospectus will be deemed to have represented, warranted and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of this notice, the expression an “offer to the public” in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

This prospectus has been prepared on the basis that all offers of notes will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area, from the requirement to produce a prospectus for offers of the notes. Accordingly any person making or intending to make any offer within the European Economic Area of notes which are the subject of the placement contemplated by this prospectus supplement and the accompanying prospectus should only do so in circumstances in which no obligation arises for Radian Group or the underwriters to produce a prospectus for such offer. Neither Radian Group nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary other than offers made by the underwriters which constitute the final placement of notes contemplated in this prospectus supplement and the accompanying prospectus.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus and any other material in relation to the notes described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (to which we will refer to as the Order) or (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated, to whom we will refer as relevant persons. The notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such notes will be engaged in only with, relevant persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

No invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, to which we will refer as the FSMA) in connection with the issue or sale of the notes may be communicated or caused to be communicated except in circumstances in which Section 21(1) of the FSMA does not apply to Radian Group or the underwriters. In addition, all applicable provisions of the FSMA must be complied with in relation to anything done to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

Radian Group has not been authorized by the Securities and Futures Commission in Hong Kong for public offering in Hong Kong. Accordingly, no person may issue or possess for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are, or are intended to be, disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

VALIDITY OF SECURITIES

The validity of the securities being offered by this prospectus supplement has been passed upon for us by Drinker Biddle & Reath LLP. Certain legal matters in connection with this offering are being passed upon for the underwriters by Davis Polk & Wardwell LLP and Dewey & LeBoeuf LLP. Dewey & LeBoeuf LLP has, from time to time, represented, currently represents, and may continue to represent, the Company and its affiliates in connection with various legal matters.

EXPERTS

The consolidated financial statements and the related financial statement schedules as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting) as of December 31, 2009 incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. This information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 3, 2010.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 13, 2010.

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010 and filed, respectively on May 4, 2010, August 9, 2010 and November 8, 2010.

•

Our Current Reports on Form 8-K dated February 12, 2010, April 30, 2010, May 3, 2010, May 4, 2010, May 5, 2010, and May 12, 2010 and filed, respectively, on February 17, 2010, May 4, 2010, May 4, 2010, May 4, 2010, May 6, 2010, and May 18, 2010.

•

The description of common stock set forth in our registration statement on Form 8-A/A filed on August 12, 2004, including any and all amendments and reports filed for the purpose of updating that description.

•

The description of our preferred share purchase rights set forth in our registration statement on Form 8-A filed on October 13, 2009, including any and all amendments and reports filed for the purpose of updating that description.

•

Any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this prospectus supplement except as so modified and any statement so superseded shall not be deemed to constitute a part of this prospectus supplement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, by writing or telephoning us at the following address:

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(215) 564-6600

PROSPECTUS

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Units

Radian Group Inc., from time to time, may offer, issue and sell, together or separately, (i) shares of common stock, (ii) shares of preferred stock, (iii) debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, (iv) depositary shares, (v) warrants to purchase common stock, preferred stock or other securities; (vi) rights to purchase common stock, preferred stock or other securities; (vii) stock purchase contracts; and (viii) units consisting of two or more classes of the securities registered hereunder.

This prospectus contains a general description of the securities we may offer. Each time we issue the securities we will provide a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $1,000,000,000.

Our common stock is listed on the New York Stock Exchange under the symbol “RDN.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing (if any) on the New York Stock Exchange or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 34 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Consider carefully the Risk Factors beginning on page 5, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2009.

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to either Radian Group Inc. or to Radian Group Inc. and its subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration. Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

For general information about the distribution of securities offered, please see “Plan of Distribution” on page 34 of this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you decide whether to invest in any of the securities.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our Company and the terms of this offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

RADIAN GROUP INC.

We are a credit enhancement company with a primary strategic focus on domestic first-lien residential mortgage insurance.

We have three business segments – mortgage insurance, financial guaranty and financial services:

•	Our mortgage insurance segment provides credit protection for mortgage lenders and other financial services companies on residential mortgage assets.

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Our financial guaranty segment has provided insurance and reinsurance of municipal bonds, structured finance transactions and other credit-based risks, and has provided credit protection on various asset classes through financial guarantees and credit default swaps. In the third quarter of 2008, we decided to discontinue, for the foreseeable future, writing any new financial guaranty business, including accepting new financial guaranty reinsurance, other than as may be necessary to commute, restructure, hedge or otherwise mitigate losses or reduce exposure in our existing portfolio.

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Our financial services segment consists primarily of our ownership interest in Sherman Financial Services Group LLC – a consumer asset and servicing firm specializing in credit card and bankruptcy-plan consumer assets.

Radian Group Inc. acts principally as a holding company for our insurance subsidiaries and does not have any significant operations of its own.

Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103, and our telephone number is (215) 231-1000. The Company was incorporated in Delaware in 1992.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus, including the information incorporated by reference into this prospectus, contains statements relating to future events or our future results. These statements are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

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changes in general financial and political conditions, such as a deepening of the existing national economic recession, further decreases in housing demand, mortgage originations or housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and could cause losses for our businesses to be worse than expected), a further reduction in the liquidity in the capital markets and further contraction of credit markets, further increases in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

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our ability to successfully execute upon our internally sourced capital plan (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company (including significant payment obligations in 2010 and 2011); and to protect our credit ratings and the financial strength ratings of Radian Guaranty Inc., our principal mortgage insurance subsidiary, from further downgrades;

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a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the ongoing deterioration in housing markets throughout the U.S.;

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our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of on-going losses in this business and in our financial guaranty portfolio;

•	our ability to continue to mitigate losses through increased levels of rescissions and denials, which have positively impacted our provision for losses;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	disruption in the servicing of mortgages covered by our insurance policies;

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the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

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the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses and are expected to result in further losses;

•	reduced opportunities for loss mitigation in markets where housing values fail to appreciate or continue to decline;

•	changes in persistency rates of our mortgage insurance policies;

•	an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

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further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

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heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies);

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changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

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the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing investigations or the possibility of private lawsuits or other formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

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the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance businesses, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

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the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•	volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the premium deficiency in our mortgage insurance business on a quarterly basis;

•	changes in accounting guidance from the SEC or the Financial Accounting Standards Board;

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries; and

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our investment in Sherman Financial Group LLC, which could be negatively affected in the current credit environment if Sherman is unable to maintain sufficient sources of funding for its business activities or remain in compliance with its credit facilities.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks detailed under Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10–K and our subsequent Quarterly Reports on Form 10–Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We do not currently know either the number or types of securities that will be ultimately sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities under this prospectus for any combination of the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, capital support for our subsidiaries, payments to our subsidiaries pursuant to tax allocation arrangements, and general business purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments or reduce short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends from continuing operations. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. Combined fixed charges and preferred stock dividends consist of fixed charges, as defined above, and the amount of pre-tax earnings required to pay the dividends on our preferred stock.

	Three Months Ended	Fiscal Years Ended December 31,
	March 31, 2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges (2)	(1)	(1)	(1)	14.8x	15.5x	17.8x

Ratio of earnings to combined fixed charges and preferred stock dividends (2)	(1)	(1)	(1)	14.8x	15.5x	17.8x

(1)	For the three months ended March 31, 2009, and in 2008 and 2007, earnings were not adequate to cover fixed charges in the amount of $325,510, $642,423 and $1,545,048, respectively.
(2)	Interest on tax related liabilities that are non-third party indebtedness are excluded from the calculation.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common stock;

•	preferred stock, which may be represented by depositary shares as described below;

•	senior, senior subordinated or subordinated debt securities;

•	warrants to purchase from us shares of our common stock, preferred stock or other securities;

•	rights to purchase from us shares of our common stock, preferred stock or other securities;

•	stock purchase contracts; and

•	units, each representing a combination of two or more of the foregoing securities.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $1,000,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our amended and restated certificate of incorporation and bylaws are more detailed than the general information provided below. You should read our amended and restated certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We are authorized to issue a total of 345,000,000 shares of our capital stock, with a par value of $0.001 per share. Of the authorized amount, 325,000,000 of the shares are designated as common stock and 20,000,000 of the shares are designated as preferred stock.

As of July 14, 2009, there were 82,331,809 shares of common stock issued and outstanding, and no shares of preferred stock were issued or outstanding.

Description of Common Stock

General. Each share of our common stock has the same rights and privileges. Holders of our common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of our outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RDN.”

Voting Rights. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Dividends. Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.

Liquidation and Distribution. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Description of Preferred Stock

General. Under our amended and restated certificate of incorporation, our board of directors is authorized, without further stockholder action, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, privileges, limitations or restrictions, as may be determined by our board of directors and set forth in a certificate of designation. We may amend from time to time our certificate of incorporation and bylaws to increase the number of authorized shares of preferred stock or common stock or to make other changes or additions.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series, including:

•	the title and liquidation preference per share and the number of shares offered;

•	the price at which shares of the series will be sold;

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the form of dividend and dividend rate, if any, or method of calculation of dividends, the dates on which dividends will be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, in the event of a liquidation, each series of preferred stock will rank on a parity as to dividends and distributions with all other outstanding preferred stock, if any. Below is a discussion of terms we expect to be generally applicable to the preferred stock. We will set forth any terms of a series of preferred stock that vary from these generally applicable terms in a prospectus supplement relating to such series of preferred stock.

Voting Rights. Except as set forth in any prospectus supplement relating to a series of preferred stock or as expressly required by applicable law, a holder of the preferred stock will not be entitled to vote. If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote.

The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our certificate of incorporation that adversely changes any rights or preferences of such series of preferred stock.

Dividend Rights. Holders of the preferred stock of a particular series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series. The rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on the record dates and dividend dates fixed by our board of directors or a duly authorized committee thereof. Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment day will be lost, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any subsequent period.

If the prospectus supplement relating to a series of preferred stock so provides, when dividends are not paid in full upon any series of preferred stock and any other preferred stock ranking on a parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative preferred stock, accumulations, if any, in respect of prior dividend payment periods on all outstanding shares of any series of preferred stock have been paid, no dividends, other than in shares of common stock or another stock ranking junior to such series of preferred stock as to dividends and upon liquidation, will be declared or paid or set aside for payment or other distributions made upon our common stock or any of our other stock ranking junior to such preferred stock (including other series of preferred stock ranking junior to such series of preferred stock) as to dividends. If the prospectus supplement relating to a series of preferred stock so provides, no common stock or any other stock (including other series of preferred stock) ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any monies paid to or made available for a sinking fund for the redemption of any shares of any such stock, by us, while such preferred stock remains outstanding, except by conversion into or exchange for our stock ranking junior to such series of preferred stock as to dividends and upon liquidation.

The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

Liquidation and Distribution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, liquidating distributions in the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, the amounts payable with respect to the preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption. A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such series of preferred stock to be redeemed by us in each year commencing after a date or event to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

Conversion or Exchange Rights. The prospectus supplement relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the prospectus supplement. Unless the prospectus supplement relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Anti-takeover Provisions

Certificate of Incorporation and Bylaws. Certain provisions of our amended and restated certificate of incorporation and bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for our securities. Our amended and restated certificate of incorporation and bylaws provide:

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that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may establish;

•	that special meetings of stockholders may only be called by the chairman of the board, a majority of the board of directors or the holders of a majority of the shares of common stock then outstanding;

•	advance notice procedures with regard to the nomination, other than by or at the direction of the board of directors or a committee of the board, of candidates for election as directors; and

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procedures providing that a notice of proposed stockholder nominations for the election of directors must be timely given in writing to our secretary generally not less than 60 days before the meeting at which directors are to be elected.

Restrictions on Ownership Under Insurance Laws. The application of various state insurance laws could be a significant deterrent to any person interested in acquiring control of us. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Delaware General Corporation Law. The terms of Section 203 of the Delaware General Corporation Law apply to us because we are a publicly-traded Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:

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the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

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upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

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on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

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an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities.

The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated debt indenture and senior subordinated debt indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings. Our insurance subsidiaries’ ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the states where they are domiciled and by Freddie Mac, Fannie Mae and certain rating agencies.

Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors also may restrict the amount of net assets available for cash dividends and other payments to us.

Because we are a holding company, we rely on dividends from, and tax- and expense-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ policyholders, trade creditors, preferred stockholders and creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture, senior subordinated indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement and such later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts. The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.

Prospectus Supplements. The prospectus supplement relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the securities:

•	title and form of the securities;

•	offering price;

•	any limit on the amount that may be issued;

•	maturity date(s);

•	interest rate or the method of computing the interest rate (including, if applicable, any provisions relating to the resetting of such rate and any maximum rate applicable to any reset rate);

•	dates on which interest will accrue, or how the dates will be determined, the interest payment dates, whether interest may be deferred at our option and any related record dates;

•	terms and conditions on which the securities may be redeemed, in whole or in part, at our option;

•	date(s), if any, on which, and the price(s) at which, we are obligated to redeem, or at the holder’s option to purchase, in whole or in part, the securities and related terms and provisions;

•	details of any required sinking fund payments;

•	the currency or currencies in which the securities will be denominated or payable, if other than U.S. dollars;

•

any index, formula or other method by which payments on the securities will be determined, and any special voting or defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;

•	the persons to whom payments of interest will be made;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants beyond or modifying those contained in the applicable indenture;

•

any special tax implications of the securities; including under what circumstances, if any, and with what procedures and documentation, we will pay additional amounts on the securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those securities rather than pay those additional amounts;

•	whether or not the securities will be issued in global form and who the depositary will be;

•	any restrictions on the registration, transfer or exchange of the securities;

•

the place or places where securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the securities and the applicable indenture may be served and where notices to holders will be published;

•

terms, if any, on which a series of securities may be convertible into or exercisable or exchangeable for our shares of common or preferred stock, or for other securities, including provisions as to whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option;

•

if the securities are convertible, exercisable or exchangeable, the events or circumstances that will result in adjustments to the conversion, exercise or exchange price and the formulae for determining the adjusted price;

•	whether the securities are secured or unsecured, and if secured, the amount and form of the security and related terms;

•	subordination terms of any senior subordinated securities and subordinated securities; and

•

any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms that may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of securities.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

Covenants. We will agree in the indentures to:

•	pay the principal, interest and any premium on the debt securities when due;

•

maintain an office or agency where debt securities may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the debt securities and the relevant indenture may be served;

•

prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;

•

deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

•

unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets. We will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

•	we are the surviving entity; or

•

the successor or surviving entity assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures and either (A) is organized or existing under the laws of the United States of America and any state thereof or the District of Columbia or (B) if not organized in any such jurisdiction, then (1) the successor or surviving entity agrees to be subject to the service of process laws of the State of New York, and (2) under the laws of its jurisdiction of organization, payments on the securities would not be subject to withholding tax; and, in any case,

•

after giving effect to such transaction, no event of default under the relevant indenture and no event that, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture and the debt securities.

Satisfaction and Discharge. Upon our request, the relevant indenture will no longer be effective with respect to any series for all but certain specified purposes if either:

•

all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

•

the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance. Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:

•

to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

•	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance if the following conditions are met:

•

we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

•	cash in United States dollars;

•

non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

•

a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

•

we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

•

no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trust for repayment of the debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Information Concerning the Trustee. The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other customary banking or investment banking relationship with the trustee, or its affiliates, in the ordinary course of business.

Form, Exchange, Transfer. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in registered form without coupons. They also may be issued in global form with accompanying book-entry procedures as outlined below.

A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.

Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or in the name of a nominee for a depositary identified in the prospectus supplement relating to such debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the description below will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

•	be entitled to have the debt securities represented by such registered global security registered in their names;

•	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

•	be considered the owners of record or holders of the debt securities.

Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with such payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and such registration as a clearing agency is required by applicable law or regulation to serve as a depositary, and, in either situation, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimal denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged.

Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities. Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our senior subordinated debt and subordinated debt. Our obligations under the senior debt securities, to the extent that lending agreements entered into by our subsidiaries or applicable laws or regulations restrict our subsidiaries’ ability to pay dividends or make other payments to us, will be structurally subordinated to certain obligations of our subsidiaries, including claims payable.

Events of Default. The following are events of default under a series of senior debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any senior debt securities of that series when due;

•	we fail to pay interest on any senior debt securities of that series when due and that failure continues for a period of 30 days;

•

we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture for the benefit of that series (other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of senior debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement relating to a series of debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver may not:

•

reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;

•	reduce the rate, or change the date of payment, of interest, including default interest, on any senior debt security of any series, except for any deferrals permitted under the senior indenture;

•	impair the right, if any, to convert the senior debt securities into common stock;

•

waive a default or event of default resulting from a failure to make a payment of principal of, interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;

•

make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of, interest or premium, if any, on the senior debt securities;

•	waive a redemption payment with respect to any senior debt security;

•

make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, interest or premium, if any, on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

•

to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture as permitted by the indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;

•	to add events of default;

•	to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of senior debt securities of any series;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Particular Terms of the Senior Subordinated Debt Securities

Ranking of Senior Subordinated Debt Securities. As described below, the senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities.

Subordination. Unless the prospectus supplement relating to a series of senior subordinated debt securities indicates otherwise, the following description will apply to our senior subordinated debt securities. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and, to the extent that lending agreements entered into by our subsidiaries or applicable laws or regulations restrict our subsidiaries’ ability to pay dividends to us, will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the senior subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the senior subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

•	any liability for federal, state, local or other taxes;

•	any indebtedness to any of our subsidiaries or other affiliates;

•	any trade payables;

•	any indebtedness that we may incur in violation of the senior subordinated indenture; or

•	obligations under any subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from us or any other person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

Events of Default. The following are events of default under a series of senior subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment, on any senior subordinated debt securities of that series when due;

•	we fail to pay interest on any senior subordinated debt securities of that series when due and that failure continues for a period of 30 days;

•

we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior subordinated debt indenture for the benefit of that series (other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated debt indenture or is expressly included in the senior subordinated debt indenture solely for the benefit of a series of debt securities other than such series of senior subordinated debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of senior subordinated debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement relating to a series of senior subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities will not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default.

Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or such lesser amount as may be provided for in the senior subordinated debt securities of the series), if any (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series, to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the senior subordinated indenture or a particular series of senior subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all those series as a single class, may, by notice to the trustee on behalf of all holders of the senior subordinated debt securities of those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior subordinated debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior subordinated indenture and described in the applicable prospectus supplement, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver may not:

•

reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior subordinated debt securities of any series or alter the provisions with respect to the redemption of the senior subordinated debt securities;

•

reduce the rate, or change the date of payment, of interest, including default interest, on any senior subordinated debt security of any series, except for an deferrals permitted under the senior indenture;

•	impair any right, if any, to convert the senior subordinated debt securities into common stock;

•

waive a default or event of default resulting from a failure to make a payment of principal of, or interest or premium on, the senior subordinated debt securities of any series, except a rescission of acceleration of the senior subordinated debt securities by the holders of a majority in aggregate principal amount of the senior subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any senior subordinated debt security of any series payable in currency other than that stated in the senior subordinated debt securities of that series;

•

make any change in the provisions of the senior subordinated indenture relating to waivers of past defaults or the rights of the holders of senior subordinated debt securities to receive payments of principal of, interest or premium, if any, on the senior subordinated debt securities;

•	waive a redemption payment with respect to any senior subordinated debt security;

•

make any change in the right of any holders of senior subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior subordinated debt security of any series to receive payment of principal, interest and premium, if any, on that security on or after the due date expressed, without regard to acceleration or default, in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities of any series issued thereunder without the consent of any holder:

•

to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the senior subordinated indenture as permitted;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior subordinated debt securities;

•	to add events of default;

•

to provide for the issuance of senior subordinated debt securities in coupon form and to provide for exchangeability of those senior subordinated debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of senior subordinated debt securities of any series;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior subordinated debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities. The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.

Subordination. Unless the prospectus supplement relating to a series of subordinated debt securities indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that:

•	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above, including the “designated senior debt”; and

•

different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series, as set forth in the prospectus supplement.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

Events of Default. The following are events of default under a series of subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment, on any subordinated debt securities of that series when due;

•	we fail to pay interest on any subordinated debt securities of that series when due and that failure continues for a period of 30 days;

•

we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated debt indenture for the benefit of that series (other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the subordinated debt indenture or is expressly included in the subordinated debt indenture solely for the benefit of a series of debt securities other than such series of subordinated debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of subordinated debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any, (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

•	the direction cannot conflict with any law or regulation or the subordinated indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of such series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of each debt securities affected.

We periodically will file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver may not:

•

reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation if any, of any subordinated debt securities of any series or alter the provisions with respect to the redemption of the subordinated debt securities;

•	reduce the rate, or change the date of payment, of interest, including default interest, on any subordinated debt security of any series, except for any deferrals permitted under the senior indenture;

•	impair the right, if any, to convert the subordinated debt securities into common stock;

•

waive a default or event of default resulting from a failure to make a payment of principal of, or interest or premium on, the subordinated debt securities of any series, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any subordinated debt security of any series payable in currency other than that stated in the debt securities of that series;

•

make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of, interest or premium, if any, on the subordinated debt securities;

•	waive a redemption payment with respect to any subordinated debt security;

•

make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security of any series to receive payment of principal, interest or premium, if any, on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the subordinated indenture may amend or supplement the indenture or the debt securities issued thereunder without the consent of any holder:

•	to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of subordinated debt securities;

•	to add events of default;

•	to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those subordinated debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of subordinated debt securities of any series;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

DESCRIPTION OF DEPOSITARY SHARES

We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see “Description of Our Capital Stock – Description of Preferred Stock.”

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Redemption of Depositary Shares

Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•

there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED

STOCK OR OTHER SECURITIES

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

•	if applicable, the date on and after which the warrants and other securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our common stock, certain provisions may allow or require the exercise price payable and/or the number of shares of common stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock; and any other events described in the prospectus supplement.

DESCRIPTION OF RIGHTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED

STOCK OR OTHER SECURITIES

The following is a general description of the rights we may issue to our stockholders or, under certain circumstances, third parties, from time to time. The particular terms of the rights, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the rights.

General

We may issue rights to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the rights;

•	the aggregate number of rights issued;

•	the date of determining the stockholders entitled to the rights distribution;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights issued with each such underlying right;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;

•	the procedure and conditions related to the exercise of the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following is a general description of some of the provisions of the stock purchase contracts we may offer from time to time, as well as the related purchase contract agreement and the pledge agreement. The particular terms of any series of stock purchase contracts, which may be different from or in addition to the terms described below, and in a related offering will be described in a prospectus supplement.

Unless otherwise specified in the prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of our common stock or our preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common stock or our preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us, or on our behalf, of shares of common stock or preferred stock or depositary shares or it may provide for cash value settlement by reference or linkage to the value, performance or trading price of our common stock, preferred stock or depositary shares, all as set forth in the applicable prospectus supplement. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of common stock or preferred stock pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase common stock, preferred stock or depositary shares under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities. Except as described in the prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act of 1933, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Drinker Biddle & Reath LLP. The validity of any securities offered in the prospectus supplement relating to such securities will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities.

EXPERTS

The consolidated financial statements and the related financial statement schedules as of December 31, 2008 and 2007 and for each of the two years in the period then ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting) as of December 31, 2008 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedules, for the year ended December 31, 2006, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report, based on their audit and (as to amounts included for Sherman Financial Group LLC for the year ended December 31, 2006) the report of other auditors, expresses an unqualified opinion) which is incorporated herein by reference. Such consolidated financial statements and the related financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sherman Financial Group LLC and subsidiaries as of December 31, 2006, and for the year then ended, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto (which report expressed an unqualified opinion and contains an explanatory paragraph related to 2005 restatement adjustments) which is incorporated herein by reference. The consolidated financial statements of Sherman Financial Group LLC and subsidiaries were not presented separately therein. Said report is incorporated in this prospectus by reference from the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2008, in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Radian Group Inc.

We have filed with the SEC a registration statement on Form S–3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol “RDN.” Our SEC filings are also available (free of charge) from our web site at www.radian.biz. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 10, 2009.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 11, 2009.

•	Our Current Report on Form 8-K dated May 13, 2009, filed on May 19, 2009.

•

The description of our common stock set forth in our registration statement on Form 8-A/A filed on August 12, 2004, including any and all amendments and reports filed for the purpose of updating that description.

•

Any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(215) 564-6600